EXECUTION COPY

DEUTSCHE ALT-A SECURITIES, INC.

Depositor

and

WELLS FARGO BANK, N.A.

Master Servicer and Securities Administrator

and

HSBC BANK USA, NATIONAL ASSOCIATION

Trustee

_____________________

POOLING AND SERVICING AGREEMENT

Dated as of October 1, 2006

_____________________

Mortgage Pass-Through Certificates

Series 2006-AR5

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

15

Section 1.1

General Definitions and Group I Definitions.

15

Section 1.2

Group II Definitions.

59

Section 1.3

Allocation of Certain Interest Shortfalls.

76

ARTICLE II

CONVEYANCE OF TRUST FUND; ORIGINAL ISSUANCE OF

CERTIFICATES

77

Section 2.1

Conveyance of Trust Fund.

77

Section 2.2

Acceptance by Trustee.

78

Section 2.3

Repurchase or Substitution of Loans.

79

Section 2.4

Authentication and Delivery of Certificates; Designation of

Certificates as REMIC Regular and Residual Interests.

81

Section 2.5

Representations and Warranties of the Master Servicer.

82

Section 2.6

[Reserved].

83

Section 2.7

Establishment of the Trust.

83

Section 2.8

Purpose and Powers of the Trust.

83

ARTICLE III

ADMINISTRATION AND SERVICING OF THE LOANS;

ACCOUNTS

85

Section 3.1

Master Servicer.

85

Section 3.2

REMIC-Related Covenants.

86

Section 3.3

Monitoring of Servicers.

86

Section 3.4

Fidelity Bond.

87

Section 3.5

Power to Act; Procedures.

88

Section 3.6

Due-on-Sale Clauses; Assumption Agreements.

89

Section 3.7

Release of Mortgage Files.

89

Section 3.8

Documents, Records and Funds in Possession of Master Servicer

To Be Held for Trustee.

90

Section 3.9

Standard Hazard Insurance and Flood Insurance Policies.

91

Section 3.10

Presentment of Claims and Collection of Proceeds.

91

Section 3.11

Maintenance of the Primary Mortgage Insurance Policies.

91

Section 3.12

Trustee to Retain Possession of Certain Insurance Policies

and Documents.

92

Section 3.13

Realization Upon Defaulted Loans.

92

Section 3.14

Compensation for the Master Servicer.

92

Section 3.15

REO Property.

93

Section 3.16

Annual Statement as to Compliance.

94

Section 3.17

Assessments of Compliance.

95

Section 3.18

Master Servicer and Securities Administrator Attestation

Reports.

96

Section 3.19

Annual Certification.

97

Section 3.20

Intention of the Parties and Interpretation and Additional

Information;  Notice.

97

Section 3.21

Obligation of the Master Servicer in Respect of

Compensating Interest.

98

Section 3.22

Protected Accounts.

98

Section 3.23

Distribution Account.

99

Section 3.24

Permitted Withdrawals and Transfers from the

Distribution Account.

101

Section 3.25

Reserve Fund.

102

Section 3.26

[Reserved].

103

Section 3.27

[Reserved].

103

Section 3.28

Prepayment Penalty Verification.

103

Section 3.29

Reports Filed with Securities and Exchange Commission.

104

Section 3.30

Special Servicing.

110

Section 3.31

Purchase of Delinquent Loans.

111

ARTICLE IV

GROUP I—PAYMENTS TO CERTIFICATEHOLDERS;

ADVANCES; STATEMENTS AND REPORTS

112

Section 4.1

Group I—Distributions to Certificateholders.

112

Section 4.2

Group I—Allocation of Realized Losses.

120

Section 4.3

Group I—Statements to Certificateholders.

121

Section 4.4

Group I—Advances.

124

Section 4.5

[Reserved].

124

Section 4.6

Group I—REMIC Distributions.

124

Section 4.7

Group I—Compliance with Withholding Requirements.

125

Section 4.8

Group I—Certificate Swap Account.

125

Section 4.9

Group I—Class I-A-1 Swap Account.

126

Section 4.10

Group I—Cap Account.

127

Section 4.11

Group I—Supplemental Interest Trust

127

ARTICLE V

GROUP II—PAYMENTS TO CERTIFICATEHOLDERS;

ADVANCES; STATEMENTS AND REPORTS

128

Section 5.1

Group II—Distributions to Certificateholders.

128

Section 5.2

Group II—Allocation Realized Losses.

133

Section 5.3

Group II—Reduction of Certificate Principal Balances

on the Certificates.

134

Section 5.4

[Reserved].

135

Section 5.5

[Reserved].

135

Section 5.6

Group II—Statements to Certificateholders.

135

Section 5.7

Group II—Advances.

138

ARTICLE VI

THE CERTIFICATES

138

Section 6.1

The Certificates.

138

Section 6.2

Certificates Issuable in Classes; Distributions of Principal and

Interest; Authorized Denominations.

139

Section 6.3

Registration of Transfer and Exchange of Certificates.

139

Section 6.4

Mutilated, Destroyed, Lost or Stolen Certificates.

145

Section 6.5

Persons Deemed Owners.

145

ARTICLE VII

THE DEPOSITOR, MASTER SERVICER AND THE CREDIT RISK

MANAGER

146

Section 7.1

Liability of the Depositor and the Master Servicer.

146

Section 7.2

Merger or Consolidation of the Depositor or the Master Servicer.

146

Section 7.3

Limitation on Liability of the Depositor, the Master Servicer,

the Servicers, the Securities Administrator and Others.

146

Section 7.4

Limitation on Resignation of the Master Servicer.

147

Section 7.5

Assignment of Master Servicing.

147

Section 7.6

Rights of the Depositor in Respect of the Master Servicer.

148

Section 7.7

Duties of the Credit Risk Manager

149

Section 7.8

Limitation Upon Liability of the Credit Risk Manager.

149

Section 7.9

Removal of the Credit Risk Manager.

149

Section 7.10

Transfer of Servicing by the Seller of Certain Loans Serviced by

GMAC; Special Servicer.

149

ARTICLE VIII

DEFAULT

152

Section 8.1

Master Servicer Events of Default.

152

Section 8.2

Trustee to Act; Appointment of Successor.

154

Section 8.3

Notification to Certificateholders.

155

Section 8.4

Waiver of Master Servicer Events of Default.

155

ARTICLE IX

CONCERNING THE TRUSTEE AND THE SECURITIES

ADMINISTRATOR

156

Section 9.1

Duties of Trustee and Securities Administrator.

156

Section 9.2

Certain Matters Affecting Trustee and Securities Administrator.

157

Section 9.3

Trustee and Securities Administrator not Liable for Certificates or

Loans.

159

Section 9.4

Trustee, Master Servicer and Securities Administrator May Own

Certificates.

159

Section 9.5

Fees and Expenses of Trustee and Securities Administrator.

160

Section 9.6

Eligibility Requirements for Trustee and Securities Administrator.

160

Section 9.7

Resignation and Removal of Trustee and Securities Administrator.

161

Section 9.8

Successor Trustee or Securities Administrator.

162

Section 9.9

Merger or Consolidation of Trustee or Securities Administrator.

163

Section 9.10

Appointment of Co-Trustee or Separate Trustee.

163

Section 9.11

Appointment of Office or Agency.

164

Section 9.12

Representations and Warranties of the Trustee.

164

ARTICLE X

TERMINATION

166

Section 10.1

Termination of REMIC I Upon Purchase or Liquidation of All

Group I Loans.

166

Section 10.2

Termination of REMIC V Upon Purchase or Liquidation of All

Group V Loans.

168

Section 10.3

Additional Termination Requirements.

171

ARTICLE XI

REMIC PROVISIONS

172

Section 11.1

REMIC Administration.

172

Section 11.2

Prohibited Transactions and Activities.

175

Section 11.3

Indemnification.

175

ARTICLE XII

MISCELLANEOUS PROVISIONS

176

Section 12.1

Amendment.

176

Section 12.2

Recordation of Agreement; Counterparts.

177

Section 12.3

Limitation on Rights of Certificateholders.

177

Section 12.4

Governing Law.

178

Section 12.5

Notices.

178

Section 12.6

Severability of Provisions.

179

Section 12.7

Notice to Rating Agencies.

179

Section 12.8

Article and Section References.

180

Section 12.9

Grant of Security Interest.

180

EXHIBITS

Exhibit A-1	-	Form of Class [I-A-1][I-A-2][I-A-3] [I-A-4] Certificates
Exhibit A-2	-	Form of Class [II-1A][II-2A][II-3A] Certificates
Exhibit A-3	-	Form of Class [II-X1] [II-X2] Certificates
Exhibit A-4	-	Form of Class [II-PO] Certificates
Exhibit A-5	-	Form of Class [II-AR] Certificates
Exhibit A-6	-	Form of Class [I-M-1][I-M-2][I-M-3][I-M-4][I-M-5] [I-M-6][I-M-7][I-M-8] [I-M-9] [I-M-10] Certificates
Exhibit A-7	-	Form of Class [II-M] [II-B-1] [II-B-2][II-B-3][II-B-4] [II-B-5] Certificates
Exhibit A-8	-	Form of Class I-CE Certificates
Exhibit A-9	-	Form of Class I-P Certificates
Exhibit A-10	-	Form of Class I-R Certificates
Exhibit A-11	-	Form of Class II-P Certificates
Exhibit B	-	[Reserved]
Exhibit C	-	Form of Transfer Affidavit
Exhibit D	-	Form of Transferor Certificate
Exhibit E	-	Form of Investment Letter (Non-Rule 144A)
Exhibit F	-	Form of Rule 144A Investment Letter
Exhibit G	-	[Reserved]
Exhibit H	-	[Reserved]
Exhibit I	-	[Reserved]
Exhibit J	-	Mortgage Loan Purchase Agreement between the Depositor and the Seller
Exhibit K-1	-	Additional Form 10-D Disclosure
Exhibit K-2	-	Additional Form 10-K Disclosure
Exhibit K-3	-	Form 8-K Disclosure Information
Exhibit L	-	Form of Servicer Certification
Exhibit M	-	Servicing Criteria
Exhibit N	-	Additional Disclosure Notification
Exhibit O	-	ERISA Representation Letter
Exhibit P	-	Form of Certificate Swap Agreement
Exhibit Q	-	Form of Class I-A-1 Swap Agreement
Exhibit R	-	Form of Cap Agreement

Schedule One	-	Group I Loan Schedule
Schedule Two	-	Prepayment Charge Schedule
Schedule Three	-	Group II Loan Schedule
Schedule Four	-	Cap Agreement Schedule
Schedule Five	-	Trust Prepayment Charge Schedule

This Pooling and Servicing Agreement, dated and effective as of October 1, 2006 (this “Agreement”), is executed by and among Deutsche Alt-A Securities, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and as securities administrator (the “Securities Administrator”), and HSBC Bank USA, National Association, as trustee (the “Trustee”).  Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

PRELIMINARY STATEMENT

The Depositor at the Closing Date is the owner of the Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund.  The Trust Fund will consist of a segregated pool of assets comprised of the Loans and certain other assets. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Loans and certain other assets and will be the owner of the Certificates.  The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Loans and the issuance to the Depositor of the Certificates representing in the aggregate the entire beneficial ownership of the Trust Fund.  All covenants and agreements made by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein with respect to the Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates.  The Depositor, the Master Servicer, the Securities Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The Certificates issued hereunder, other than the Class I-CE, Class I-P, Class II-P, Class I-R, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, have been offered for sale pursuant to a Prospectus Supplement dated October 30, 2006 to a Prospectus dated May 19, 2006 (together, the “Prospectus”).  The Class II-B-3, Class II-B-4 and Class II-B-5 Certificates have been offered for sale pursuant to a Private Placement Memorandum dated October 31, 2006.  The Trust Fund created hereunder is intended to be the “Trust” as described in the Prospectus and the Certificates are intended to be the “Certificates” described therein.

The Trustee shall elect that each of REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V, and REMIC VI be treated as a REMIC under Section 860D of the Code.  Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.  Each of REMIC I, REMIC II, REMIC III, and REMIC IV (each a “Group I REMIC”) shall relate to Group I, and each of REMIC V and REMIC VI (each a “Group II REMIC”) shall relate to Group II.  The assets of REMIC I shall include the portion of the Trust Fund related to Group I (other than the Reserve Fund, the Cap Account and both Swap Accounts).  The REMIC I Regular Interests shall constitute the assets of REMIC II.  The REMIC II Regular Interests shall constitute the assets of REMIC III.  The REMIC III Regular Interests shall constitute the assets of REMIC IV (the “Group I Master REMIC”).  The Class I-R Certificate shall represent ownership of the sole class of residual interest in each Group I REMIC formed hereby.  The assets of REMIC V shall include the portion of the Trust Fund related to Group II.  The REMIC V Regular Interests shall constitute the assets of REMIC VI (the “Group II Master REMIC”).  The Class II-AR Certificate shall represent ownership of the sole class of residual interest in each Group II REMIC formed hereby. For purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each regular interest created hereby shall be the 36th month following the latest maturity date of any Loan held in the Trust on the Closing Date.

REMIC I:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC I, each of which (other than the R-I interest) is hereby designated as a regular interest in REMIC I (the “REMIC I Regular Interests”):

REMIC Interest	Initial Principal Balance of REMIC Interest	Interest Rate
T1-A	(4)	(1)
T1-F1	$ 17,360,447.50	(2)
T1-V1	$ 17,360,447.50	(3)
T1-F2	$ 18,441,935.00	(2)
T1-V2	$ 18,441,935.00	(3)
T1-F3	$ 19,643,538.75	(2)
T1-V3	$ 19,643,538.75	(3)
T1-F4	$ 20,915,683.75	(2)
T1-V4	$ 20,915,683.75	(3)
T1-F5	$ 21,925,758.75	(2)
T1-V5	$ 21,925,758.75	(3)
T1-F6	$ 24,008,306.25	(2)
T1-V6	$ 24,008,306.25	(3)
T1-F7	$ 23,340,577.50	(2)
T1-V7	$ 23,340,577.50	(3)
T1-F8	$ 23,893,533.75	(2)
T1-V8	$ 23,893,533.75	(3)
T1-F9	$ 22,941,495.00	(2)
T1-V9	$ 22,941,495.00	(3)
T1-F10	$ 21,846,492.50	(2)
T1-V10	$ 21,846,492.50	(3)
T1-F11	$ 20,763,907.50	(2)
T1-V11	$ 20,763,907.50	(3)
T1-F12	$ 19,753,130.00	(2)
T1-V12	$ 19,753,130.00	(3)
T1-F13	$ 18,791,546.25	(2)
T1-V13	$ 18,791,546.25	(3)
T1-F14	$ 17,876,762.50	(2)
T1-V14	$ 17,876,762.50	(3)
T1-F15	$ 17,006,501.25	(2)
T1-V15	$ 17,006,501.25	(3)
T1-F16	$ 16,178,597.50	(2)
T1-V16	$ 16,178,597.50	(3)
T1-F17	$ 15,390,987.50	(2)
T1-V17	$ 15,390,987.50	(3)
T1-F18	$ 14,700,067.50	(2)
T1-V18	$ 14,700,067.50	(3)
T1-F19	$ 13,926,068.75	(2)
T1-V19	$ 13,926,068.75	(3)
T1-F20	$ 14,813,905.00	(2)
T1-V20	$ 14,813,905.00	(3)
T1-F21	$ 12,698,700.00	(2)
T1-V21	$ 12,698,700.00	(3)
T1-F22	$ 11,908,498.75	(2)
T1-V22	$ 11,908,498.75	(3)
T1-F23	$ 11,328,733.75	(2)
T1-V23	$ 11,328,733.75	(3)
T1-F24	$ 10,777,187.50	(2)
T1-V24	$ 10,777,187.50	(3)
T1-F25	$ 10,252,488.75	(2)
T1-V25	$ 10,252,488.75	(3)
T1-F26	$ 9,753,328.75	(2)
T1-V26	$ 9,753,328.75	(3)
T1-F27	$ 9,278,465.00	(2)
T1-V27	$ 9,278,465.00	(3)
T1-F28	$ 8,838,586.25	(2)
T1-V28	$ 8,838,586.25	(3)
T1-F29	$ 8,463,450.00	(2)
T1-V29	$ 8,463,450.00	(3)
T1-F30	$ 8,189,101.25	(2)
T1-V30	$ 8,189,101.25	(3)
T1-F31	$ 10,304,027.50	(2)
T1-V31	$ 10,304,027.50	(3)
T1-F32	$ 21,275,771.25	(2)
T1-V32	$ 21,275,771.25	(3)
T1-F33	$ 6,342,388.75	(2)
T1-V33	$ 6,342,388.75	(3)
T1-F34	$ 5,738,396.25	(2)
T1-V34	$ 5,738,396.25	(3)
T1-F35	$ 5,459,002.50	(2)
T1-V35	$ 5,459,002.50	(3)
T1-F36	$ 5,193,211.25	(2)
T1-V36	$ 5,193,211.25	(3)
T1-F37	$ 4,940,355.00	(2)
T1-V37	$ 4,940,355.00	(3)
T1-F38	$ 4,699,808.75	(2)
T1-V38	$ 4,699,808.75	(3)
T1-F39	$ 4,470,972.50	(2)
T1-V39	$ 4,470,972.50	(3)
T1-F40	$ 4,253,275.00	(2)
T1-V40	$ 4,253,275.00	(3)
T1-F41	$ 4,046,175.00	(2)
T1-V41	$ 4,046,175.00	(3)
T1-F42	$ 3,849,156.25	(2)
T1-V42	$ 3,849,156.25	(3)
T1-F43	$ 3,661,730.00	(2)
T1-V43	$ 3,661,730.00	(3)
T1-F44	$ 3,483,426.25	(2)
T1-V44	$ 3,483,426.25	(3)
T1-F45	$ 3,313,803.75	(2)
T1-V45	$ 3,313,803.75	(3)
T1-F46	$ 3,152,437.50	(2)
T1-V46	$ 3,152,437.50	(3)
T1-F47	$ 2,998,928.75	(2)
T1-V47	$ 2,998,928.75	(3)
T1-F48	$ 2,852,891.25	(2)
T1-V48	$ 2,852,891.25	(3)
T1-F49	$ 2,713,966.25	(2)
T1-V49	$ 2,713,966.25	(3)
T1-F50	$ 2,585,743.75	(2)
T1-V50	$ 2,585,743.75	(3)
T1-F51	$ 2,455,877.50	(2)
T1-V51	$ 2,455,877.50	(3)
T1-F52	$ 2,341,965.00	(2)
T1-V52	$ 2,341,965.00	(3)
T1-F53	$ 2,238,491.25	(2)
T1-V53	$ 2,238,491.25	(3)
T1-F54	$ 2,116,332.50	(2)
T1-V54	$ 2,116,332.50	(3)
T1-F55	$ 3,180,185.00	(2)
T1-V55	$ 3,180,185.00	(3)
T1-F56	$ 38,082,221.25	(2)
T1-V56(6)	$ 38,082,221.25	(3)
R-I	(5)	(5)

___________________

(1)

The interest rate with respect to any Distribution Date (and the related Interest Accrual Period) for the T1-A Interest is a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Loans (the “REMIC I Net WAC Rate”).

(2)

The interest rate with respect to any Distribution Date (and the related Interest Accrual Period) for this interest is a per annum rate equal to the lesser of (i) the Certificate REMIC Swap Rate, and (ii) the product of (a) the REMIC I Net WAC Rate and (b) 2.

(3)

For any Distribution Date (and the related Interest Accrual Period) the interest rate for each of these Lower Tier Interests shall be the excess, if any, of (i) the product of (a) the REMIC I Net WAC Rate and (b) 2, over (ii) the Certificate REMIC Swap Rate.

(4)

This interest shall have an initial principal balance equal to the excess of (i) the aggregate initial principal balance of the Group I Loans over (ii) the aggregate initial principal balance of all remaining REMIC I Regular Interests.

 (5)

The R-I interest shall not have a principal balance and shall not bear interest.  The R-I interest is hereby designated as the sole class of residual interest in REMIC I.

(6)

This interest shall also be entitled to all Trust Prepayment Charges received in respect of the Group I Loans.

On each Distribution Date, interest shall be allocated with respect to the interests in REMIC I based on the above-described interest rates.

On each Distribution Date, all Realized Losses and all payments of principal with respect to the Group I Loans shall be allocated in the following order of priority:

(a)

First, to the T1-A interest until the outstanding principal balance of such interest is reduced to zero, and

(b)

Second, sequentially, to the other REMIC I Regular Interests in ascending order of their numerical designation, and, with respect to each pair of REMIC I Regular Interests having the same numerical designation, in equal amounts to each such REMIC I Regular Interest, until the principal balance of each is reduced to zero.

REMIC II:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC II, each of which (other than the R-II interest) is hereby designated as a regular interest in REMIC II (the “REMIC II Regular Interests”):

REMIC Interest	Initial Principal Balance of REMIC Interest	Interest Rate
T2-A	(4)	(1)
T2-F1	$ 24,000,000.00	(2)
T2-V1(6)	$ 24,000,000.00	(3)
T2-IO	(7)	(7)
R-II	(5)	(5)

___________________

(1)

The interest rate (the “REMIC II Net WAC Rate”) with respect to any Distribution Date (and the related Interest Accrual Period) for the T2-A Interest is a per annum rate equal to the weighted average of the interest rates of the regular interests in REMIC I provided, however, that for any Distribution Date on which the Class T2-IO Interest is entitled to a portion of the interest accruals on a REMIC I Regular Interest having an “F” in its class designation, as described in footnote seven below, such weighted average shall be computed by first subjecting the rate on such REMIC I interest to a cap equal to the product of the interest rate used to compute the Net Swap Payment for the Certificate Swap Agreement adjusted to reflect the day count convention used for such interest rate (“Certificate Swap LIBOR”) for such Distribution Date and 2.

(2)

The interest rate with respect to any Distribution Date (and the related Interest Accrual Period) for this interest is a per annum rate equal to the lesser of (i) the Class I-A-1 REMIC Swap Rate, and (ii) the product of (a) the REMIC II Net WAC Rate and (b) 2.

(3)

For any Distribution Date (and the related Interest Accrual Period) the interest rate for each of these Lower Tier Interests shall be the excess, if any, of (i) the product of (a) the REMIC II Net WAC Rate and (b) 2, over (ii) the Class I-A-1 REMIC Swap Rate.

(4)

This interest shall have an initial principal balance equal to the excess of (i) the aggregate initial principal balance of the REMIC I Regular Interests over (ii) the aggregate initial principal balance of all remaining REMIC II Regular Interests.

 (5)

The R-II interest shall not have a principal balance and shall not bear interest.  The R-II interest is hereby designated as the sole class of residual interest in REMIC II.

(6)

This interest shall also be entitled to all Trust Prepayment Charges received in respect of the Group I Loans.

(7)

The Class T2-IO is an interest only class that does not have a principal balance.  For only those Distribution Dates listed in the first column in the table below, the Class T2-IO shall be entitled to interest accrued on the REMIC I Regular Interest listed in  the second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for such REMIC I Regular Interest for such Distribution Date over (ii) Certificate Swap LIBOR for such Distribution Date.

Distribution Dates	REMIC II Designation
2	T2-F1
2-3	T2-F2
2-4	T2-F3
2-5	T2-F4
2-6	T2-F5
2-7	T2-F6
2-8	T2-F7
2-9	T2-F8
2-10	T2-F9
2-11	T2-F10
2-12	T2-F11
2-13	T2-F12
2-14	T2-F13
2-15	T2-F14
2-16	T2-F15
2-17	T2-F16
2-18	T2-F17
2-19	T2-F18
2-20	T2-F19
2-21	T2-F20
2-22	T2-F21
2-23	T2-F22
2-24	T2-F23
2-25	T2-F24
2-26	T2-F25
2-27	T2-F26
2-28	T2-F27
2-29	T2-F28
2-30	T2-F29
2-31	T2-F30
2-32	T2-F31
2-33	T2-F32
2-34	T2-F33
2-35	T2-F34
2-36	T2-F35
2-37	T2-F36
2-38	T2-F37
2-39	T2-F38
2-40	T2-F39
2-41	T2-F40
2-42	T2-F41
2-43	T2-F42
2-44	T2-F43
2-45	T2-F44
2-46	T2-F45
2-47	T2-F46
2-48	T2-F47
2-49	T2-F48
2-50	T2-F49
2-51	T2-F50
2-52	T2-F51
2-53	T2-F52
2-54	T2-F53
2-55	T2-F54
2-56	T2-F55
2-57	T2-F56

On each Distribution Date, interest shall be allocated with respect to the interests in REMIC II based on the above-described interest rates.

On each Distribution Date, distributions of principal on the interests in REMIC II shall be allocated in the following order of priority:

(a)

First, to the T2-F1 and T2-V1 interests, in equal amounts, until their aggregate principal balance equals the Principal Balance of the Class I-A-1 Certificate, and

(b)

Second, to the T2-A interest until the outstanding principal balance of such interest is reduced to zero.

REMIC III:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC III, each of which (other than the R-III interest) is hereby designated as a regular interest in REMIC III (the “REMIC III Regular Interests”):

REMIC Interest	Initial Principal Balance of REMIC Interest	Interest Rate	Corresponding Class of Certificate
T3-I-A-1(5)	(6)	(1)	I-A-1
T3-I-A-2(5)	(6)	(1)	I-A-2
T3-I-A-3(5)	(6)	(1)	I-A-3
T3-I-A-4(5)	(6)	(1)	I-A-4
T3-I-M-1(5)	(6)	(1)	I-M-1
T3-I-M-2(5)	(6)	(1)	I-M-2
T3-I-M-3(5)	(6)	(1)	I-M-3
T3-I-M-4(5)	(6)	(1)	I-M-4
T3-I-M-5(5)	(6)	(1)	I-M-5
T3-I-M-6(5)	(6)	(1)	I-M-6
T3-I-M-7(5)	(6)	(1)	I-M-7
T3-I-M-8(5)	(6)	(1)	I-M-8
T3-I-M-9(5)	(6)	(1)	I-M-9
T3-I-M-10(5)	(6)	(1)	I-M-10
T3-I-P(5)	(6)	(1)	I-P
T3-Accrual Interest (8)	(7)	(1)	N/A
T3-IO	(3)	(3)	N/A
T3-AIO	(2)	(2)	N/A
R-III	(4)	(4)	N/A

____________________

(1)

The interest rate for each of these interests (the “REMIC Maximum Rate”) with respect to any Distribution Date (and the related Interest Accrual Period) is a per annum rate equal to the weighted average of the interest rates on the REMIC II Regular Interests (other than any interest-only regular interest), provided, however, that for any Distribution Date on which the Class T3-AIO Interest is entitled to a portion of the interest accruals on the T2-F1 interest, such weighted average shall be computed by first subjecting the rate on such REMIC II interest to a cap equal to the product of the interest rate used to compute the Net Swap Payment for the Class I-A-1 Swap Agreement adjusted to reflect the day count convention used for such interest rate (“Class I-A-1 Swap LIBOR”) for such Distribution Date and 2.

(2)

The Class T3-AIO is an interest only class that does not have a principal balance.  For each Distribution Date on which the Class I-A-1 Certificates are outstanding, the Class T3-AIO shall be entitled to interest accrued on the T2-F1 interest at a per annum rate equal to the excess, if any, of (i) the interest rate for such REMIC II Regular Interest for such Distribution Date over (ii) the product of the Class I-A-1 Swap LIBOR for such Distribution Date, and 2.

(3)

This interest shall be an interest-only interest.  This interest shall be entitled to receive all interest that accrues on the T2-IO interest.

(4)

The R-III interest shall not have a principal amount and shall not bear interest.  The R-III interest is hereby designated as the sole class of residual interest in REMIC III.

(5)

This interest is a REMIC III Accretion Directed Class.

(6)

This interest shall have an initial principal balance equal to one-half of the initial Certificate Principal Balance of its Corresponding Class of Certificates.

(7)

This interest shall have an initial principal balance equal to the excess of (i) the aggregate initial principal balance of the REMIC II Regular Interests over (ii) the aggregate initial principal balance of the REMIC III Accretion Directed Classes.

(8)

This interest shall also be entitled to all Trust Prepayment Charges received in respect of the Group I Loans.

On each Distribution Date, interest shall be allocated with respect to the interests in REMIC III based on the above-described interest rates, provided however, that interest that accrues on the T3-Accrual Interest shall be deferred to the extent necessary to make the distributions of principal described below.  Any interest so deferred shall itself bear interest at the interest rate for the T3-Accrual Interest.

On each Distribution Date the principal distributed on the interests in REMIC II (together with an amount equal to the interest deferred on the T3-Accrual Interest for such Distribution Date) shall be distributed, and Realized Losses shall be allocated, among the interests in REMIC III in the following order of priority:

(a)

First, to each interest in REMIC III having a Corresponding Class in REMIC IV until the outstanding principal amount of each such interest equals one-half of the outstanding principal amount of such Corresponding Class for such interest immediately after such Distribution Date; and

(b)

Second, to the T3-Accrual Interest, any remaining amounts.

REMIC IV:

The following table sets forth characteristics of the interests in the Group I Master REMIC, each of which, except for the Class R-IV interest, is hereby designated as a “regular interest” in REMIC IV (the “REMIC IV Regular Interests”):

REMIC Interests	Initial Balance	Interest Rate	Corresponding Class of Certificates (6)
T4-I-A-1	(1)	(3)	I-A-1
T4-I-A-2	(1)	(3)	I-A-2
T4-I-A-3	(1)	(3)	I-A-3
T4-I-A-4	(1)	(3)	I-A-4
T4-I-M-1	(1)	(3)	I-M-1
T4-I-M-2	(1)	(3)	I-M-2
T4-I-M-3	(1)	(3)	I-M-3
T4-I-M-4	(1)	(3)	I-M-4
T4-I-M-5	(1)	(3)	I-M-5
T4-I-M-6	(1)	(3)	I-M-6
T4-I-M-7	(1)	(3)	I-M-7
T4-I-M-8	(1)	(3)	I-M-8
T4-I-M-9	(1)	(3)	I-M-9
T4-I-M-10	(1)	(3)	I-M-10
T4-I-P	(1)	(4)	I-P
T4-X	(1)	(2)	I-CE
R-IV	(5)	(5)	I-R

____________________

(1)

This interest shall have an initial principal balance equal to the Initial Certificate Principal Balance of its Corresponding Class of Certificates.

(2)

The T4-X interest has a notional balance equal to the aggregate initial principal balance of the REMIC III Regular Interests.  The interest rate of the T4-X interest shall be a rate sufficient to cause all net interest from the Group I Loans to accrue on the T4-X interest that is in excess of the total amount of interest that accrues on each other regular interest in REMIC IV.  For any Distribution Date, the interest rate in respect of the T4-X interest shall be the excess of: (i) the weighted average interest rate of all interests in REMIC III (other than any interest-only regular interest) over (ii) the product of: (A) two and (B) the weighted average interest rate of the REMIC III Accretion Directed Classes and the T3-Accrual Interest, where the T3-Accrual Interest is subject to a cap equal to zero and each REMIC III Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding Class of Certificates, provided that, for purposes of determining the Pass-Through Rate, (i) the REMIC Maximum Rate shall be substituted for the Net WAC Pass-Through Rate in the definition thereof and (ii) the margin of the Pass-Through Rate of the Class I-A-1 Certificates shall be computed as if the Swap Agreement had been terminated.  The T4-X interest shall also be entitled to principal equal to the excess of the sum of the aggregate Principal Balance of the Group I Loans as of the Cut-off Date over the aggregate Initial Certificate Principal Balance of the other Group I Certificates the Closing Date.  Such principal balance shall not bear interest.  In addition, the T4-X interest shall be entitled to receive interest accrued on the Class T3-I-A-1 interest at a per annum rate equal to 0.12% per annum on or before the first Optional Termination Date and 0.24% thereafter.  Finally, the T4-X Interest shall be entitled to receive all amounts payable on the T3-IO and T3-AIO interests.

(3)

This interest shall bear interest at the Pass-Through Rate for its Corresponding Class of Certificates, provided that, for purposes of determining the Pass-Through Rate, the REMIC Maximum Rate shall be substituted for the Net WAC Pass-Through Rate in the definition thereof and, in the case of the Class I-A-1 Certificates, such rate shall be determined as if the Swap Agreement had been terminated.

(4)

The T4-I-P interest shall not be entitled to payments of interest, but shall be entitled to receive all Trust Prepayment Charges in respect of the Group I Loans.

(5)

REMIC IV shall also issue the R-IV interest, which shall not have a principal amount and shall not bear interest.  The R-IV interest is hereby designated as the sole class of residual interest in REMIC IV.

(6)

For purposes of the REMIC Provisions, the Class of Certificates corresponding to an interest in the Group I Master REMIC shall represent beneficial ownership of such interest in the Group I Master REMIC.  Any amount distributed on a Corresponding Class of Certificates on any Distribution Date in excess of the amount distributable on each interest in the Group I Master REMIC corresponding to such Class of Certificates shall be treated as having been paid from the Reserve Fund or the Supplemental Interest Trust, as applicable, and any amount distributable on each interest in the Group I Master REMIC corresponding to such Class of Certificates on such Distribution Date in excess of the amount distributable on that Class of Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to and as further provided in Section 11.1(l) hereof.

On each Distribution Date, interest shall be allocated with respect to the interests in REMIC IV based on the above-described interest rates.

On each Distribution Date, the principal distributed on the REMIC III interests  shall be distributed, and Realized Losses shall be allocated, among the interests in REMIC IV in an amount equal to the principal distributions and Realized Loss allocations for such Distribution Date with respect to the Corresponding Class of Certificates related to such interests, determined without regard to either Swap Agreement.

REMIC V:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC V, each of which (other than the R-V interest) is hereby designated as a regular interest in REMIC V (the “REMIC V Regular Interests”):

REMIC Interests	Initial Balance	Interest Rate	Corresponding Subgroup
T5-1-A	(1)	6.000%	II-1
T5-1-B	(1)	6.000%	II-1
T5-1-C(7)	(1)	6.000%	II-1
T5-2-A	(1)	5.500%	II-2
T5-2-B	(1)	5.500%	II-2
T5-2-C(7)	(1)	5.500%	II-2
T5-3-A	(1)	6.000%	II-3
T5-3-B	(1)	6.000%	II-3
T5-3-C(7)	(1)	6.000%	II-3
T5-X1	(2)	(3)	II-1, II-3
T5-X2	(2)	(4)	II-2
T5-PO	(5)	0.00%	II-1, II-2, II-3
R-V	(6)	(6)	N/A

(1)

Each Interest with “A” in its designation shall have a principal balance initially equal to 0.9% of the Subordinate Component of its corresponding Loan Subgroup.  Each Interest with “B” in its designation shall have a principal balance initially equal to 0.1% of the Subordinate Component of  its corresponding Loan Subgroup.   The initial principal balance of each interest with “C” in its designation shall equal the excess of the Principal Balance of its corresponding Loan Subgroup over the sum of (i) the initial principal balances of the interests with “A” or “B” in their designations corresponding to such Loan Subgroup, and (ii) the portion of the T5-PO Interest attributable to the Discount Loans in the Loan Subgroup corresponding to such interest.

(2)

This interest shall not have any principal balance.

(3)

This interest shall be entitled to receive all interest accrued at the related Stripped Interest Rate on each Subgroup II-1 or Subgroup II-3 Non-Discount Mortgage Loan.

(4)

This interest shall be entitled to receive all interest accrued at the related Stripped Interest Rate on each Subgroup II-2 Non-Discount Mortgage Loan.

(5)

The T5-PO Interest shall have an initial principal balance equal to the initial balance of the Class PO Certificate.

(6)

The R-V interest shall not have a principal balance and shall not bear interest.  The R-V interest is hereby designated as the sole class of residual interest in REMIC V.

(7)

This interest shall also be entitled to all Trust Prepayment Charges received in respect of the Loans in the related Subgroup.

Unless a Cross-over Situation (as defined below) exists, principal and Realized Losses arising with respect to each Loan Subgroup shall be allocated first to cause the interests with “A” and “B” in their designations corresponding to such loan Subgroup to equal 0.9% and 0.1% of the Subordinate Component of such Loan Subgroup as of such Distribution Date and all excess principal and Realized Losses shall be allocated to the interest with “C” in its designation corresponding to such Loan Subgroup.  An interest with “A”, “B”, or “C” in its designation that is allocated principal on any Distribution Date shall receive such principal, and have its principal balance reduced by the amount of such principal, on such Distribution Date.  Similarly, an interest with “A”, “B”, or “C” in its designation that is allocated a Realized Loss on any Distribution Date shall have its principal balance reduced by the amount of such Realized Loss on such Distribution Date.

A “Cross-over Situation” exists if on any Distribution Date (after taking into account distributions of principal and allocations of Realized Losses on such Distribution Date) the interests with “A” or “B” in their designation corresponding to any Loan Subgroup are in the aggregate less than 1% of the Subordinate Component of the Loan Subgroups to which they correspond.  In the event that a Cross-Over Situation exists on any Distribution Date, and the weighted average rate of the outstanding interests with “A” or “B” in their designation related to a Class of Group II Subordinate Certificates is less than the Pass-Through Rate for such class of Group II Subordinate Certificates, a Principal Relocation Payment (as defined below) shall be made proportionately to such outstanding interests with “A” in their prior to any other distributions of principal from each such Loan Subgroup.  In the event that a Cross-Over Situation exists on any Distribution Date, and the weighted average rate of the outstanding interests with “A” and “B” in their designation related to a Class of Group II Subordinate Certificates is greater than the Pass-Through Rate for such class of Group II Subordinate Certificates, a Principal Relocation Payment shall be made proportionately to such outstanding interests with “B” in its designation prior to any other distributions of principal from each such Loan Subgroup.  A “Principal Relocation Payment” is a distribution of principal that causes the Calculation Rate (as defined below) on the outstanding interest with “A” or “B” in its designation related to a Class of Group II Subordinate Certificates to equal the Pass-Through Rate for such class of Group II Subordinate Certificates.  The “Calculation Rate” shall equal the product of (i) 10 and (ii) the weighted average rate of the outstanding interests with “A” or “B” in their designations related to a Class of Group II Subordinate Certificates, treating each interest with “A” in its designation as capped at zero or reduced by a fixed percentage of 100% of the interest accruing on such class.  Principal Relocation Payments shall be made from principal received on the Loans from the related Loan Subgroup and shall also consist of a proportionate allocation of Realized Losses from the Loans of the related Loan Subgroup.  For purposes of making Principal Relocation Payments, to the extent that the principal received during the Collection Period from the related Loan Subgroup and Realized Losses are insufficient to make the necessary reduction of principal, then interest shall accrue on the interest with “C” in its designation related to a Loan Subgroup (and be added to their principal balances) that are not receiving a Principal Relocation Payment to allow the necessary Principal Relocation Payment to be made.

If a Cross-Over Situation exists, the outstanding aggregate principal balance of the related interests with “A” or “B” in their designations shall not be reduced below one percent of the aggregate principal balance of the related Loan Subgroup as of the end of any Collection Period in excess of the Group II Senior Certificates related to such Loan Subgroup as of the related Distribution Date (after taking into account distributions of principal and allocations of Realized Losses on such Distribution Date).  To the extent this limitation prevents the distribution of principal to the interests with “A” or “B” in their designations of a Loan Subgroup and the related interest with “C” in its designation has already been reduced to zero, such excess principal from the other Loan Subgroups shall be paid proportionately to the interests with “C” in their designation of the Loan Subgroups whose aggregate interests with “A” or “B” in their designations are less than one percent of the Group II Subordinate Principal Amount for the related Loan Subgroup.  Any such shortfall as a result of the Loan Subgroups receiving the extra payment having a Ratio-strip Rate (as defined below) lower than the weighted average Ratio-strip Rate of the Loan Subgroup from which the payment was relocated shall be treated as a Realized Loss and if excess arises as a result of the Loan Subgroup receiving the extra payment having a Ratio-strip Rate higher than the Loan Subgroup from which the payment was relocated it shall reimburse REMIC V for prior Realized Losses.  The “Ratio-strip Rate” for each Loan Subgroup shall be equal to 6.000% for Loan Subgroups II-1 and II-3 and 5.500% for Loan Subgroup II-2.

The Class T5-PO interest shall be entitled to receive the Discount Fractional Principal Amount for each Loan Subgroup.

REMIC VI:

The following table sets forth characteristics of the interests in the Group II Master REMIC, each of which, except for the Class R-VI interest, is hereby designated as a “regular interest” in REMIC VI (the “REMIC VI Regular Interests”):

REMIC Interests	Initial Balance	Interest Rate	Corresponding Class of Certificates(5)
T6-II-1A	(1)	(2)	II-1A
T6-II-2A	(1)	(2)	II-2A
T6-II-3A	(1)	(2)	II-3A
T6-II-X1	(1)	(2)	II-X1
T6-II-X2	(1)	(2)	II-X2
T6-II-PO	(1)	(2)	II-PO
T6-II-M	(1)	(2)	II-M
T6-II-B-1	(1)	(2)	II-B-1
T6-II-B-2	(1)	(2)	II-B-2
T6-II-B-3	(1)	(2)	II-B-3
T6-II-B-4	(1)	(2)	II-B-4
T6-II-B-5	(1)	(2)	II-B-5
T6-II-P	(3)	(3)	II-P
R-VI	(1)	(2)	II-R

____________________

(1)

This interest shall have an initial principal balance equal to the Initial Certificate Principal Balance of its Corresponding Class of Certificates.

(2)

This interest shall bear interest at the Pass-Through Rate for its Corresponding Class of Certificates.

(3)

The T6-II-P interest shall not be entitled to payments of interest, but shall be entitled to receive all Trust Prepayment Charges in respect of the Loans in Group II.

(4)

REMIC VI shall also issue the R-VI interest, which shall not have a principal amount and shall not bear interest.  The R-VI interest is hereby designated as the sole class of residual interest in REMIC VI.

(5)

For purposes of the REMIC Provisions, the Class of Certificates corresponding to an interest in the Group II Master REMIC shall represent beneficial ownership of such interest in the Group II Master REMIC.

On each Distribution Date, interest shall be allocated with respect to the interests in REMIC VI based on the above-described interest rates.

On each Distribution Date, the principal distributed on the REMIC V interests  shall be distributed, and Realized Losses shall be allocated, among the interests in REMIC VI in an amount equal to the principal distributions and Realized Loss allocations for such Distribution Date with respect to the Corresponding Class of Certificates related to such interests.

The Certificates:

The following table irrevocably sets forth the designations, initial Certificate Principal Balance or Notional Amount and Pass-Through Rate for each Class of Certificates:

Class Designation	Initial Certificate Principal Balance	Pass-Through Rate	Assumed Final Maturity Date(1)
I-A-1	$48,000,000	(2)	October 2036
I-A-2	$950,396,000	(2)	October 2036
I-A-3	$105,600,000	(2)	October 2036
I-A-4	$122,666,000	(2)	October 2036
II-1A	$27,769,000	6.000%	October 2021
II-2A	$33,406,000	5.500%	October 2021
II-3A	$54,618,000	6.000%	October 2021
II-X1	(3)	6.000%	October 2021
II-X2	(4)	5.500%	October 2021
II-PO	$1,067,408	N/A(5)	October 2021
II-AR	$100	6.000%	October 2021
I-M-1	$16,417,000	(2)	October 2036
I-M-2	$16,417,000	(2)	October 2036
I-M-3	$8,537,000	(2)	October 2036
I-M-4	$7,880,000	(2)	October 2036
I-M-5	$6,567,000	(2)	October 2036
I-M-6	$5,910,000	(2)	October 2036
I-M-7	$4,597,000	(2)	October 2036
I-M-8	$4,597,000	(2)	October 2036
I-M-9	$4,597,000	(2)	October 2036
I-M-10	$6,567,000	(2)	October 2036
I-CE	$4,594,226	(6)	N/A
I-P	$100	(7)	N/A
I-R	$0	(7)	October 2036
II-M	$2,929,700	(8)	October 2021
II-B-1	$732,300	(8)	October 2021
II-B-2	$610,300	(8)	October 2021
II-B-3	$366,150	(8)	October 2021
II-B-4	$305,200	(8)	October 2021
II-B-5	$244,203	(8)	October 2021
II-P	$100	(7)	N/A

___________________

(1)

Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the 36th month following the maturity date for the Loan held in the Trust on the Closing Date with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)

The Pass-Through Rate for each Group I Senior Certificate and Group I Mezzanine Certificate are as set forth in the definition of  “Pass-Through Rate” herein.

(3)

The Class II-X1 Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class II-X1 Notional Amount (initially $8,508,669).

(4)

The Class II-X2 Certificates are Interest Only Certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class II-X2 Notional Amount (initially $786,021).

(5)

The Class II-PO Certificates are Principal-Only Certificates and are not entitled to any distributions of interest.

(6)

The Class I-CE Certificates will not accrue interest on its Certificate Principal Balance, but will be entitled to 100% of amounts distributed on the T4-X interest in REMIC IV.

(7)

The Class I-P, Class II-P and Class I-R Certificates will not accrue interest.

(8)

The interest rate for the Class II-M, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates is equal to the weighted average of (i) with respect to the Subgroup II-1 and Subgroup II-3 Mortgage Loans, 6.00% and (ii) with respect to the Subgroup II-2 Mortgage Loans, 5.50%, weighted in proportion to the results of subtracting the current aggregate certificate principal balance of the related Senior Certificates (other than the Class II-X1 and Class II-X2 Certificates) from the aggregate principal balance of each loan subgroup.

W I T N E S S E T H

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1     General Definitions and Group I Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

Accepted Master Servicing Practices:  With respect to any Loan, as applicable, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer).

Account:  The Distribution Account, the Cap Account, each Swap Account, the Reserve Fund and any Protected Account as the context may require.

Additional Disclosure Notification:  Has the meaning set forth in Section 3.29(a)(ii) of this Agreement.

Additional Form 10-D Disclosure:  Has the meaning set forth in Section 3.29(a)(i) of this Agreement.

Additional Form 10-K Disclosure:  Has the meaning set forth in Section 3.29(d)(i) of this Agreement.

Adjustment Date: With respect to each Group I Loan, the first day of the month in which the Mortgage Rate of such Group I Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Group I Loan is set forth in the Loan Schedule.

Adjustable Rate Certificates:  The Group I Senior Certificates and the Group I Mezzanine Certificates.

Administration Fee:  With respect to each Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Loan multiplied by (y) the principal balance of that Loan as of the last day of the immediately preceding Due Period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Administration Fee Rate:  With respect to each Loan will be equal to the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate, (iii) the Credit Risk Management Fee Rate and (iv) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

Advance:  Either (i) a Monthly Advance made by a Servicer as such term is defined in and pursuant to the related Servicing Agreement or (ii) a Monthly Advance made by the Master Servicer or the Trustee pursuant to Section 4.4.

Adverse REMIC Event:  As defined in Section 11.1(f).

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer’s Certificate of a Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

Agreement:  This Pooling and Servicing Agreement and all amendments and supplements hereto.

Allocated Realized Loss Amount:  With respect to any Class of Group I Certificates (other than the Class I-A-1, Class I-A-2 and Class I-P Certificates) and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that Class of Group I Certificates on all prior Distribution Dates minus the sum of all payments in respect of Allocated Realized Loss Amounts distributed to that Class in connection with any Net Monthly Excess Cashflow on all previous Distribution Dates.

American Home: American Home Mortgage Servicing, Inc.

American Home Servicing Agreement: Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2006, between the Seller, American Home Mortgage Corp. and American Home.

Anniversary:  Each anniversary of the Cut-Off Date.

Appraised Value:  The amount set forth in an appraisal made by or for the mortgage originator in connection with its origination of each Loan.

Assignment:  An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

Assignment Agreements:  Shall mean (i) the Assignment, Assumption and Recognition Agreement, dated as of October 31, 2006, among the Seller, the Depositor and American Home, pursuant to which the American Home Servicing Agreement was assigned to the Depositor, (ii) the Assignment, Assumption and Recognition Agreement, dated as of October 31, 2006, among the Seller, the Depositor, Countrywide Home Loans Servicing LP and Countrywide, pursuant to which the Countrywide Servicing Agreement was assigned to the Depositor, (iii) the Assignment, Assumption and Recognition Agreement, dated as of October 31, 2006 among the Seller, the Depositor and GMACM pursuant to which the GMACM Servicing Agreement was assigned to the Depositor, (iv) the Assignment, Assumption and Recognition Agreement, dated as of October 31, 2006, among the Seller, the Depositor and GreenPoint, pursuant to which the GreenPoint Servicing Agreement was assigned to the Depositor, (v) the Assignment, Assumption and Recognition Agreement, dated as of October 31, 2006, among the Seller, the Depositor and IndyMac, pursuant to which the IndyMac Servicing Agreement was assigned to the Depositor, (vi) the Assignment, Assumption and Recognition Agreement, dated as of October 31, 2006, among the Seller, the Depositor and National City, pursuant to which the National City Servicing Agreement was assigned to the Depositor, (vii) the Assignment, Assumption and Recognition Agreement, dated as of October 31, 2006, among the Seller, the Depositor, Bishop’s Gate Residential Mortgage Trust and PHH, pursuant to which the PHH Servicing Agreement was assigned to the Depositor, (viii) the Assignment, Assumption and Recognition Agreement, dated as of October 31, 2006, among the Seller, the Depositor and SPS, pursuant to the SPS Servicing Agreement was assigned to the Depositor, (ix) the Assignment, Assumption and Recognition Agreement, dated as of October 31, 2006, among the Seller, the Depositor and Wells Fargo, pursuant to which the Wells Fargo Servicing Agreement was assigned to the Depositor, and (x) the Assignment, Assumption and Recognition Agreement, dated as of October 31, 2006, among the Seller, the Depositor and Wells Fargo, pursuant to which the Wells Fargo Warranties and Servicing Agreement was assigned to the Depositor,.

Authorized Denomination:  With respect to the Group I Senior Certificates, Group I Mezzanine Certificates, Group II Subordinate Certificates and the Class II-1A, Class II-2A, Class II-3A, Class II-PO Certificates, minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof.  With respect to the Class II-X1 and Class II-X2 Certificates, minimum initial Certificate Principal Balances of $100,000 and integral multiples of $1.00 in excess thereof.  With respect to the Class I-P and Class II-P Certificates, minimum initial Certificate Principal Balances of $20 and integral multiples thereof. With respect to the Class I-CE Certificates, minimum initial Certificate Principal Balances of $10,000 and integral multiples of $1.00 in excess thereof.  With respect to the Class I-R and Class II-AR Certificates, in each case, a single denomination of 100% Percentage Interest in such Certificate.

Bankruptcy Loss:  With respect to any Group I Loan, a loss on such Group I Loan as reported by the related Servicer, arising out of (i) a reduction in the scheduled Monthly Payment for such Group I Loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code, other than any such reduction that arises out of clause (ii) of this definition of “Bankruptcy Loss,” including, without limitation, any such reduction that results in a permanent forgiveness of principal, or (ii) with respect to any Group I Loan, a valuation, by a court of competent jurisdiction in a case under such Bankruptcy Code, of the related Mortgaged Property in an amount less than the then outstanding Principal Balance of such Group I Loan.

Beneficial Holder:  A Person holding a beneficial interest in any Book-Entry Certificate as or through a Depository Participant or an Indirect Depository Participant or a Person holding a beneficial interest in any Definitive Certificate.

Book-Entry Certificates:  The Certificates (other than the Class I-P, Class I-CE, Class I-R and Class II-AR Certificates), beneficial ownership and transfers of which shall be made through book entries as described in Section 6.1 and Section 6.3.

Cap Account: A segregated trust account established and maintained by the Securities Administrator pursuant to Section 4.10 of this Agreement.

Cap Agreement: The cap agreement between the Securities Administrator on behalf of the Supplement Interest Trust and the Cap Provider relating to the Group I Certificates (other than the Class I-P and Class I-R Certificates) in the form attached hereto as Exhibit R.

Cap Agreement Report:  The report to be delivered at least four Business Days prior to each Distribution Date by the Cap Provider to the Securities Administrator containing the amount of any payment payable by the Cap Provider to the Supplemental Interest Trust with respect to the Cap Agreement for that Distribution Date.

Cap Provider:  The cap provider under the Cap Agreement and any successor in interest or assign. Initially, the Certificate Swap Provider shall be The Bank of New York.

Certificate:  Any one of the Certificates issued pursuant to this Agreement, executed and authenticated by or on behalf of the Securities Administrator hereunder in substantially one of the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10 and A-11 hereto.

Certificate Principal Balance:  The Certificate Principal Balance with respect to a Group I Senior Certificate, Group I Mezzanine Certificate or Class I P Certificate outstanding at any time, represents the then maximum amount that the holder of such Certificate is entitled to receive as distributions allocable to principal from the cash flow on the Group I Loans and the other assets in the Trust Fund.  The Certificate Principal Balance of a Group I Senior Certificate, Group I Mezzanine Certificate or Class I P Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such Certificate reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that Certificate, and (ii) any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with allocations of Realized Losses, if any, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.2.  The Certificate Principal Balance of the Class I CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate Principal Balance of the Group I Loans over (ii) the then aggregate Certificate Principal Balance of the Group I Senior Certificates, the Group I Mezzanine Certificates and the Class I P Certificates.  The initial Certificate Principal Balance of each Class of Group I Certificates is set forth in the Preliminary Statement hereto.  When used in reference to a Class of Group I Certificates, the term Certificate Principal Balance means the aggregate of the Certificate Principal Balances of all Certificates of such Class, and when used in reference to a group of Classes (such as the Group I Senior Certificates and Group I Mezzanine Certificates) shall mean the aggregate Certificate Principal Balances of all Classes of Group I Certificates included in such group.

The Certificate Principal Balance with respect to any Group II Senior Certificate (other than the Class II X1 and Class II X2 Certificates, which have no Certificate Principal Balance) and any Group II Subordinate Certificate outstanding at any time, represents the then maximum amount that the holder of such Certificate is entitled to receive as distributions allocable to principal from the cash flow on the Group II Loans in the related Loan Subgroup and the other assets in the Trust Fund.  The Certificate Principal Balance of a Group II Senior Certificate (other than the Class II X1 and Class II X2 Certificates, which have no Certificate Principal Balance) and any Group II Subordinate Certificate, as of any date of determination is equal to the initial Certificate Principal Balance of such Certificate reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that Certificate and (ii) any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with allocations of Realized Losses, if any, plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 5.2.  The initial Certificate Principal Balance of each Class of Group II Certificates is set forth in the Preliminary Statement hereto. When used in reference to a Class of Group II Certificates, the term Certificate Principal Balance means the aggregate of the Certificate Principal Balances of all Certificates of such Class, and when used in reference to a group of Classes (such as the Group II Senior Certificates and Group II Subordinate Certificates) shall mean the aggregate Certificate Principal Balances of all Classes of Certificates included in such group.

Certificate Register:  The register maintained pursuant to Section 6.3.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained.  The Trustee or the Securities Administrator may conclusively rely upon a certificate of the Depositor, the Seller or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee or the Securities Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an Indirect Depository Participant.

Certificate REMIC Swap Rate:  For each Distribution Date (and the related Interest Accrual Period), a per annum rate equal to the product of: (i) 5.20%, (ii) 2, and (iii) the quotient of (a) the actual number of days in the related Interest Accrual Period divided by (b) 30.

Certificate Swap Account: A segregated trust account established and maintained by the Securities Administrator pursuant to Section 4.8 of this Agreement.

Certificate Swap Agreement: The Interest Rate Swap Agreement, dated as of October 31, 2006, between HSBC Bank USA, National Association, as trustee on behalf of the Supplemental Interest Trust, and the Certificate Swap Provider, together with any schedules, confirmations or other agreements relating thereto.  A copy of the Certificate Swap Agreement is attached hereto as Exhibit P.

Certificate Swap Provider:  The swap provider under the Certificate Swap Agreement and any successor in interest or assign.  Initially, the Certificate Swap Provider shall be Deutsche Bank, AG New York Branch, a banking institution and a stock corporation incorporated under the laws of Germany.

Certificate Swap Report:  The report to be delivered at least four Business Days prior to each Distribution Date by the Certificate Swap Provider to the Securities Administrator containing the amount of any Net Swap Payment payable by the Supplemental Interest Trust or the Certificate Swap Provider to the other party, as the case may be, with respect to the Certificate Swap Agreement for that Distribution Date.

Class:  All Certificates having the same priority and rights to payments from the Group I Available Distribution Amount or Group II Available Distribution Amount, as applicable, designated as a separate Class under the heading Certificates in the preliminary statement, as set forth in the forms of Certificates attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10 as applicable.

Class I-A-1 Amount:  For any Distribution Date, the sum of (a) the amount, if any, distributed to the Class I-A-1 Certificates in accordance with Section 4.1(a)(vi) hereof and (b) the amount, if any, distributed to the Class I-A-1 Certificates in accordance with Section 4.1(a)(vii) hereof.

Class I-A-1 REMIC Swap Rate: For each Distribution Date (and the related Interest Accrual Period), a per annum rate equal to the product of (i) the rate used to calculate the amount payable by the Supplemental Interest Trust on the Class I-A-1 Swap Agreement, (ii) 2, and (iii) the quotient of  (a) the actual number of days in the Interest Accural Period divided by (b) 30.

Class I-A-1 Swap Account: A segregated trust account established and maintained by the Securities Administrator pursuant to Section 4.9 of this Agreement.

Class I-A-1 Swap Agreement: The Interest Rate Swap Agreement, dated as of October 31, 2006, between HSBC Bank USA, National Association, as trustee on behalf of the Supplemental Interest Trust, and the Class I-A-1 Swap Provider, together with any schedules, confirmations or other agreements relating thereto.  A copy of the Class I-A-1 Swap Agreement is attached hereto as Exhibit Q.

Class I-A-1 Swap Provider:  The swap provider under the Class I-A-1 Swap Agreement and any successor in interest or assign.  Initially, the Class I-A-1 Swap Provider shall be Deutsche Bank, AG New York Branch, a banking institution and a stock corporation incorporated under the laws of Germany.

Class I-CE Certificates:  The Class I-CE Certificates designated as such on the face thereof in substantially the form attached hereto as Exhibit A-8.

Class I-M-1 Principal Distribution Amount:  The Class I-M-1 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 89.30% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) the excess, if any, of the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate principal balance of the Group I Loans as of the Cut-Off Date.

Class I-M-2 Principal Distribution Amount:  The Class I-M-2 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date and (iii) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 91.80% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

Class I-M-3 Principal Distribution Amount:  The Class I-M-3 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 93.10% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) excess, if any, of the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

Class I-M-4 Principal Distribution Amount:  The Class I-M-4 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on the Distribution Date and (v) the Certificate Principal Balance of the Class I-M-4 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 94.30% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) the excess, if any, of the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

Class I-M-5 Principal Distribution Amount:  The Class I-M-5 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class I-M-4 Certificates after taking into account the payment of the Class I-M-4 Principal Distribution Amount on the Distribution Date and (vi) the Certificate Principal Balance of the Class I-M-5 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 95.30% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

Class I-M-6 Principal Distribution Amount:  The Class I-M-6 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class I-M-4 Certificates after taking into account the payment of the Class I-M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class I-M-5 Certificates after taking into account the payment of the Class I-M-5 Principal Distribution Amount on the Distribution Date and (vii) the Certificate Principal Balance of the Class I-M-6 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 96.20% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

Class I-M-7 Principal Distribution Amount:  The Class I-M-7 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class I-M-4 Certificates after taking into account the payment of the Class I-M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class I-M-5 Certificates after taking into account the payment of the Class I-M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class I-M-6 Certificates after taking into account the payment of the Class I-M-6 Principal Distribution Amount on the Distribution Date and (viii) the Certificate Principal Balance of the Class I-M-7 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 96.90% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

Class I-M-8 Principal Distribution Amount:  The Class I-M-8 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class I-M-4 Certificates after taking into account the payment of the Class I-M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class I-M-5 Certificates after taking into account the payment of the Class I-M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class I-M-6 Certificates after taking into account the payment of the Class I-M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class I-M-7 Certificates after taking into account the payment of the Class I-M-7 Principal Distribution Amount on the Distribution Date and (ix) the Certificate Principal Balance of the Class I-M-8 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 97.60% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

Class I-M-9 Principal Distribution Amount:  The Class I-M-9 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class I-M-4 Certificates after taking into account the payment of the Class I-M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class I-M-5 Certificates after taking into account the payment of the Class I-M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class I-M-6 Certificates after taking into account the payment of the Class I-M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class I-M-7 Certificates after taking into account the payment of the Class I-M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class I-M-8 Certificates immediately prior to the Distribution Date, and (x) the Certificate Principal Balance of the Class I-M-9 Certificates immediately prior to the Distribution Date, over (y) the lesser of (A) the product of (i) 98.30% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

Class I-M-10 Principal Distribution Amount:  The Class I-M-9 Principal Distribution Amount for any Distribution Date is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Senior Certificates after taking into account the payment of the Group I Senior Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class I-M-1 Certificates after taking into account the payment of the Class I-M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class I-M-2 Certificates after taking into account the payment of the Class I-M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class I-M-3 Certificates after taking into account the payment of the Class I-M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class I-M-4 Certificates after taking into account the payment of the Class I-M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class I-M-5 Certificates after taking into account the payment of the Class I-M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class I-M-6 Certificates after taking into account the payment of the Class I-M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class I-M-7 Certificates after taking into account the payment of the Class I-M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class I-M-8 Certificates immediately prior to the Distribution Date, (x) the Certificate Principal Balance of the Class I-M-9 Certificates immediately prior to the Distribution Date, and (xi) the Certificate Principal Balance of the Class I-M-9 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 99.30% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any, of, the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the product of (i) 0.35% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

Class I-P Certificates:  The Class I-P Certificates, and designated as such on the face thereof in substantially the form attached hereto as Exhibit A-9.

Class I-R Certificate:  The Certificate designated as “Class I-R” on the face thereof in substantially the form attached hereto as Exhibit A-10, which has been designated as the sole Class of “residual interests” in each Group I REMIC.

Class I-R Certificateholder:  The registered Holder of the Class I-R Certificate.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be the Depository.

Closing Date:  October 31, 2006.

Code:  The Internal Revenue Code of 1986, as amended.

Commission:  Means the United States Securities and Exchange Commission.

Compensating Interest:  For any Distribution Date and (i) each Servicer, as set forth in the related Servicing Agreement and (ii) the Master Servicer, the amount described in Section 3.21.

Controlling Person:  Means, with respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Corporate Trust Office:  The principal corporate trust office of the Trustee or the Securities Administrator, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator, or (ii) with respect to the Securities Administrator, (A) for Certificate transfer and surrender purposes, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  DBALT 2006-AR5 and (B) for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  DBALT 2006-AR5, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.

Corresponding Class of Certificate:  With respect to each REMIC III, REMIC IV, and REMIC VI Regular Interest, the Class of Certificate with the corresponding designation.

Countrywide:  Countrywide Home Loans, Inc., or any successor thereto.

Countrywide Servicing: Countrywide Home Loans Servicing LP, or any successor thereto.

Countywide Servicing Agreement:  The Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement dated as of May 1, 2004, as amended and restated to and including August 1, 2005 as further amended by the Amendment Reg AB dated as of January 31, 2006, between the Seller and Countrywide, as assigned the servicing rights to Countrywide Servicing pursuant to section 7.05 of the Countrywide Servicing Agreement.

Credit Enhancement Percentage:  for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Group I Subordinate Certificates (which includes the Overcollateralization Amount) by (y) the sum of the aggregate Principal Balance of the Group I Loans, calculated after taking into account distributions of principal on the Group I Loans and distribution of the Group I Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date.

Credit Risk Management Agreement or Credit Risk Management Agreements: Each agreement between the Credit Risk Manager and a Servicer or the Master Servicer, regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

Credit Risk Management Fee: The amount payable to the Credit Risk Manager on each Distribution Date as compensation for all services rendered by it in the exercise and performance of any and all powers and duties of the Credit Risk Manager under any Credit Risk Management Agreement, which amount shall equal one twelfth of the product of (i) the Credit Risk Management Fee Rate multiplied by (ii) the aggregate of the Scheduled Principal Balance of each Loan and any related REO Properties as of the first day of the related Due Period.

Credit Risk Management Fee Rate:  0.009% per annum.

Credit Risk Manager:  Clayton Fixed Income Services Inc., a Colorado corporation formerly known as The Murrayhill Company, and its successors and assigns.

Curtailment:  Any voluntary payment of principal on a Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding Principal Balance of the Loan.

Curtailment Shortfall:  With respect to any Distribution Date and any Curtailment received during the related Prepayment Period, an amount equal to one month’s interest on such Curtailment at the applicable Mortgage Interest Rate on such Loan, net of the related Servicing Fee Rate.

Custodial Agreement:  Either (i) the DBNTC Custodial Agreement or (ii) the Wells Fargo Custodial Agreement.

Custodian:  DBNTC or Wells Fargo or any other custodian appointed under any custodial agreement entered into after the date of this Agreement.

Cut-Off Date:  October 1, 2006.

DBNTC:  Deutsche Bank National Trust Company, a national banking association, or its successor in interest.

DBNTC Custodial Agreement:  The Custodial Agreement, dated as of October 1, 2006, among DBNTC, American Home, Countrywide Servicing, GMAC, IndyMac and Wells Fargo as may be amended from time to time.

Definitive Certificates:  As defined in Section 6.3.

Deleted Loan:  A Loan replaced or to be replaced by a Substitute Loan.

Delinquency Percentage:  As of the last day of the related Due Period, the percentage equivalent of a fraction, the numerator of which is the Principal Balance of all Loans that, as of the last day of the previous calendar month, are 60 or more days delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Principal Balance of the Loans and REO Properties as of the last day of the previous calendar month.

Depositor:  Deutsche Alt-A Securities, Inc., a Delaware corporation, or its successor-in-interest.

Depository:  The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a Clearing Agency.

Depository Agreement:  The Letter of Representations, dated October 31, 2006 by and among the Depository, the Depositor and the Trustee.

Depository Participant:  A broker, dealer, bank, other financial institution or other Person for whom the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date:  With respect to each Servicer, the day of the month set forth as the Determination Date in the related Servicing Agreement. With respect to Article XI hereto, the fifteenth (15th) day of the month or if such day is not a Business Day, the Business Day immediately following such fifteenth (15th) day.

Disqualified Organization:  A “disqualified organization” as defined in Section 860E(e)(5) of the Code, and, for purposes of Article VI herein, any Person which is not a Permitted Transferee; provided, that a Disqualified Organization does not include any Pass-Through Entity which owns or holds a Class I-R Certificate and if which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary.

Distribution Account:  The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.23 for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Securities Administrator, in trust for registered holders of Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5”.  Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Distribution Account must be an Eligible Account.

Distribution Account Deposit Date:  With respect to any Distribution Date, the Business Day prior to such Distribution Date.

Distribution Date:  The 25th day (or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, beginning in November 2006.

Due Date:  The first day of each calendar month, which is the day on which the Monthly Payment for each Loan is due, exclusive of any days of grace.  The “related Due Date” for any Distribution Date is the Due Date immediately preceding such Distribution Date.

Due Period:  With respect to any Distribution Date and the Loans, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Eligible Account:  Any account or accounts (1) maintained by the Securities Administrator with a federal or state chartered depository institution or trust company that complies with the definition of “Eligible Institution,” or (2) maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 10.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Institution:  An institution having both (a) (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of Fitch and Moody’s, (ii) with respect to the Distribution Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of Fitch and Moody’s, or (iii) the approval of Fitch and S&P and (b) (i) commercial paper, short-term debt obligations, or other short-term deposits rated at least ‘A-1+’ or long-term unsecured debt obligations rated at least ‘AA-’ by S&P, if the amounts on deposit are to be held in the account for no more than 365 days; or (ii) commercial paper, short-term debt obligations, or other short-term deposits rated at least ‘A-1’ by S&P, if the amounts on deposit represent less than 20% of the initial par value of the securities, are not intended to be used as credit enhancement, and are to be held in the account for less than 30 days.

Eligible Investments:  Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the following Distribution Date (or, with respect to the Distribution Account maintained with the Securities Administrator, having a scheduled maturity on or before the following Distribution Date; provided that, such Eligible Investments shall be managed by, or an obligation of, the institution that maintains the Distribution Account if such Eligible Investments mature on the Distribution Date), regardless of whether any such obligation is issued by the Depositor, the applicable Servicer, the Trustee, the Master Servicer, the Securities Administrator or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

(a)

direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided, that such obligations are backed by the full faith and credit of the United States of America;

(b)

direct obligations of, or guaranteed as to timely payment of principal and interest by, Freddie Mac, Fannie Mae or the Federal Farm Credit System, provided, that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated “AAA” in the case of S&P and “Aaa” in the case of Moody’s (the initial rating of the Group I Senior Certificates);

(c)

demand and time deposits in or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided, that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency, or in each case such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Group I Senior Certificates;

(d)

commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Group I Senior Certificates;

(e)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment, provided, that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

(f)

repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (c) above;

(g)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Distribution Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Distribution Account;

(h)

units of taxable money market funds (including those for which the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency rating such fund in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

(i)

if previously confirmed in writing to the Trustee and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to the initial rating of the Group I Senior Certificates; and

(j)

such other obligations as are acceptable as Eligible Investments to each Rating Agency;

provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) and that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  With respect to any ERISA-Restricted Certificate, a best efforts or firm commitment underwriting or private placement that meets the requirements of the Underwriters’ Exemption.

ERISA-Restricted Certificate:  The Class I-CE, the Class I-P, the Class I-R, the Class II-P, the Class II-B-3, the Class II-B-4 and the Class II-B-5 Certificates and Certificates of any Class that no longer satisfy the applicable rating requirements of the Underwriters’ Exemption as specified in the Preliminary Statement.

ERISA-Restricted Trust Certificate:  Any Group I Senior Certificate or Group I Mezzanine Certificate that is not an ERISA-Restricted Certificate.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Fannie Mae:  Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

FDIC:  Federal Deposit Insurance Corporation, or any successor thereto.

Fitch: Fitch Ratings or any successor thereto.

Form 8-K Disclosure Information:  Has the meaning set forth in Section 3.29(b) of this Agreement.

Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

GMACM:  GMAC Mortgage, LLC, or any successor thereto.

GMACM Servicing Agreement:  The Servicing Agreement, dated as of August 5, 2005, as amended by Amendment Number One, dated January 31, 2006, between the Seller and GMACM and as modified pursuant to the related Assignment Agreement.

GreenPoint:  GreenPoint Mortgage Funding, Inc. or any successor thereto.

GreenPoint Servicing Agreement:  The Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of January 1, 2005, between the Seller and GreenPoint, as amended by Amendment One, dated as of April 8, 2005, Amendment Two, dated as of June 30, 2005, Amendment Three, dated as of October 7, 2005, Amendment Four, dated as of March 7, 2006, and Amendment Five, dated as of June 9, 2006, each between the Seller and GreenPoint (as modified pursuant to the related Assignment Agreement).

Gross Margin: With respect to each Group I Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Loan.

Group I Available Distribution Amount:  With respect to a Distribution Date, the sum of the following amounts:

(1)

the total amount of all cash received by or on behalf of each Servicer with respect to the Group I Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries), except:

(a)

all Prepaid Monthly Payments with respect to Group I Loans;

(b)

all Curtailments with respect to Group I Loans received after the applicable Prepayment Period, together with all interest paid by the related Mortgagor in connection with such Curtailments;

(c)

all Payoffs with respect to Group I Loans received after the applicable Prepayment Period, together with all interest paid by the related Mortgagor in connection with such Payoffs;

(d)

Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries on the Group I Loans received after the applicable Prepayment Period;

(e)

all amounts with respect to any Group I Loan which are due and reimbursable to the related Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodians pursuant to the terms of this Agreement or the Custodial Agreements;

(f)

the Servicing Fee, the Master Servicing Fee and the Credit Risk Management Fee for each such Group I Loan for such Distribution Date;

(g)

all investment earnings, if any, on amounts on deposit in the Distribution Account and each Protected Account with respect to the Group I Loans;

(h)

any premiums payable in connection with any lender paid primary mortgage insurance policies with respect to the Group I Loans; and

(i)

the amount of any Prepayment Charges collected by the related Servicer in connection with the Principal Prepayment of any of the Group I Loans.

(2)

to the extent advanced by the related Servicer and/or the Master Servicer and not previously distributed, the amount of any Advance made by the related Servicer and/or the Master Servicer or Trustee with respect to such Distribution Date relating to the Group I Loans;

(3)

to the extent advanced by the related Servicer and/or the Master Servicer and not previously distributed, any amount payable as Compensating Interest by the related Servicer and/or the Master Servicer on such Distribution Date relating to the Group I Loans;

(4)

the total amount, to the extent not previously distributed, of all cash received by the Distribution Date by the Trustee or the Master Servicer, in respect of a Purchase Obligation under Section 2.3 with respect to any Group I Loan or any permitted repurchase of a Group I Loan or a purchase by the Special Servicer of a Group I Loan pursuant to Section 7.11; and

(5)

only with respect to the Distribution Date in November 2006, an amount equal to $100 to be remitted by the Depositor.

Group I Certificates:  The Group I Senior Certificates, Group I Subordinate Certificates, Class I-P Certificates and Class I-R Certificates.

Group I Interest Distribution Amount:  On any Distribution Date, for any Class of Group I Certificates (other than the Class I-CE Certificates, the Class I-P Certificates and the Class I-R Certificates), the amount of interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that Class which shall be an amount, not less than zero, equal to (a) the product of (1) 1/12th of the Pass-Through Rate for such Class and (2) the Certificate Principal Balance for such Class before giving effect to allocations of Realized Losses in connection with such Distribution Date or distributions to be made on such Distribution Date, reduced by (b) Uncompensated Interest Shortfalls allocated to such Class pursuant to Section 1.2 and the interest portion of Realized Losses allocated to such Class pursuant to Section 1.2.  On any Distribution Date, for the Class I-CE Certificates, the amount of interest accrued during the related Interest Accrual Period with respect to the T4-X interest in REMIC IV, reduced by Uncompensated Interest Shortfalls allocated to the Class I-CE Certificates pursuant to Section 1.2 and the interest portion of Realized Losses allocated to the Class I-CE Certificates pursuant to Section 1.2.

Group I Interest Remittance Amount:  For any Distribution Date, the sum of the following amounts:

(1)

all interest received by or on behalf of each Servicer with respect to the Group I Loans by the Determination Date for such Distribution Date and not previously distributed;

(2)

all Advances in respect of interest made by a Servicer and/or the Master Servicer with respect to Group I Loans for that Distribution Date;

(3)

any amounts paid as Compensating Interest on the Group I Loans by a Servicer and/or the Master Servicer for that Distribution Date;

(4)

the interest portions of the total amount deposited in the Distribution Account in connection with a Purchase Obligation with respect to any Group I Loan under Section 2.3, any permitted purchase of a Group I Loan pursuant to Section  3.31 or any permitted repurchase of a Group I Loan;

(5)

the interest portion of the Group I Termination Price;

minus the sum of the following amounts:

(1)

the interest portion of all Prepaid Monthly Payments with respect to Group I Loans;

(2)

the interest portion of all Curtailments with respect to Group I Loans received after the related Prepayment Period, together with all interest paid by the related Mortgagor in connection with such Curtailments;

(3)

the interest portion of all Payoffs with respect to Group I Loans received after the related Prepayment Period, together with all interest paid by the related Mortgagor in connection with such Payoffs;

(4)

all amounts (other than Advances in respect of principal) with respect to any Group I Loan reimbursable to a Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodians pursuant to this Agreement or the Custodial Agreements; and

(5)

the Servicing Fee, the Master Servicing Fee and the Credit Risk Management Fee for each Group I Loan and any premiums payable in connection with any lender paid primary mortgage insurance policies with respect to any Group I Loans for the related Due Period.

Group I Last Scheduled Distribution Date:  The Distribution Date in October 2036, which is the Distribution Date immediately following the maturity date for the Group I Loan with the latest maturity date.

Group  I Loan Schedule:  The schedule, as amended from time to time, of Group I Loans, attached hereto as Schedule One, which shall set forth as to each Group I Loan the following, among other things:

(i)

the loan number of the Loan and name of the related Mortgagor;

(ii)

the street address of the Mortgaged Property including city, state and zip code;

(iii)

the Mortgage Interest Rate as of the Cut-Off Date;

(iv)

the original term and maturity date of the related Mortgage Note;

(v)

the original Principal Balance;

(vi)

the first payment date;

(vii)

the Monthly Payment in effect as of the Cut-Off Date;

(viii)

the date of the last paid installment of interest;

(ix)

the unpaid Principal Balance as of the close of business on the Cut-Off Date;

(x)

the Loan-to-Value ratio at origination;

(xi)

the type of property and the Original Value of the Mortgaged Property;

(xii)

whether a primary mortgage insurance policy is in effect as of the Cut-Off Date;

(xiii)

the nature of occupancy at origination;

(xiv)

the first Adjustment Date;

(xv)

the Gross Margin;

(xvi)

the Maximum Mortgage Rate under the terms of the Mortgage Note;

(xvii)

the Minimum Mortgage Rate under the terms of the Mortgage Note;

(xviii)

the Periodic Rate Cap;

(xix)

the first Adjustment Date immediately following the Cut-off Date;

(xx)

the Index;

(xxi)

a code indicating whether the Loan is subject to Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

(xxii)

the Servicer;

(xxiii)

the Servicing Fee Rate; and

(xxiv)

the Custodian.

Group I Loans:  The Mortgages and the related Mortgage Notes, each transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as part of the Trust Fund, as so identified in the Group I Loan Schedule. Each of the Group I Loans is referred to individually in this Agreement as a “Group I Loan”.

Group I Mezzanine Certificates:  The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, collectively, and designated as such on the face thereof in substantially the form attached hereto as Exhibit A-6.

Group I Optional Termination Date:  The Distribution Date on which the aggregate Scheduled Principal Balance of the Group I Loans (and REO Properties acquired in respect thereof)  remaining in the Trust Fund as of the last day of the related Due Period is reduced to less than or equal to 10% of the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

Group I Principal Distribution Amount:  For any Distribution Date is the sum of (i) the Group I Principal Remittance Amount for such Distribution Date plus (ii) any Overcollateralization Increase Amount minus (iii) the amount of any Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable therefrom with respect to the Group I Loans to the Servicers, the Trustee, the Custodians, the Master Servicer or the Securities Administrator prior to distributions being made on the Certificates.  In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group I Certificates.

Group I Principal Remittance Amount:  With respect to any Distribution Date, the sum of the following amounts:

(1)

the total amount of all principal received by or on behalf of each Servicer with respect to the Group I Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries);

(2)

all Advances in respect of principal made by a Servicer and/or the Master Servicer with respect to Group I Loans for that Distribution Date;

(3)

the principal portions of the total amount deposited in the Distribution Account in connection with a Purchase Obligation with respect to any Group I Loan under Section 2.3, any permitted repurchase of a Group I Loan or purchase of a Group I Loan pursuant to Section 3.31; and

(4)

the principal portion of the Group I Termination Price;

minus, the sum of the following amounts:

(1)

the principal portion of all Prepaid Monthly Payments with respect to any Group I Loans;

(2)

the principal portion of all Curtailments with respect to any Group I Loans received after the related Prepayment Period;

(3)

the principal portion of all Payoffs with respect to any Group I Loans received after the related Prepayment Period;

(4)

the principal portion of Liquidation Proceeds, Insurance Proceeds, and Subsequent Recoveries received on the Group I Loans after the related Prepayment Period;

(5)

all Advances with respect to the Group I Loans in respect of principal to a Servicer pursuant to the terms of the related servicing agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodians pursuant to the terms of this Agreement or the Custodial Agreements; and

(6) all other amounts with respect to the Group I Loans reimbursable to a Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodians pursuant to the terms of this Agreement or the Custodial Agreements for the related Due Period to the extent not reimbursed from the Group I Interest Remittance Amount for the related Due Period.

Group I Senior Certificates:  The Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, collectively, and designated as such on the face thereof in substantially the form attached hereto as Exhibit A-1.

Group I Senior Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (i) the Group I Interest Distribution Amount for such Distribution Date for the Group I Senior Certificates and (ii) the Interest Carry Forward Amount, if any, for such Distribution Date for the Group I Senior Certificates.

Group I Senior Principal Distribution Amount:  With respect to any Distribution Date is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) 86.80% on or after the Stepdown Date and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the excess, if any of the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.35% and (ii) the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

Group I Subordinate Certificates:  The Group I Mezzanine Certificates and the Class I-CE Certificates.

Group I Termination Price:  As defined in Section 10.1(a).

Group I Terminator:  As defined in Section 10.1(a).

Independent:  When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Servicer, the Master Servicer and the Securities Administrator, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, any Servicer, the Master Servicer, the Securities Administrator or any Affiliate of any such party and (iii) is not connected with the Depositor, any Servicer, the Master Servicer or the Securities Administrator as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.  When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X.  Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, Securities Administrator, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

Index: As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each Group I Loan.

Indirect Depository Participants:  Entities such as banks, brokers, dealers or trust companies that clear through or maintain a custodial relationship with a Depository Participant, either directly or indirectly.

IndyMac:

IndyMac Bank, F.S.B., or any successor thereto.

IndyMac Servicing Agreement:  The First Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of June 1, 2005, as amended and rested to and including December 1, 2005, between the Seller and IndyMac (as modified pursuant to the related Assignment Agreement).

Insurance Proceeds:  Proceeds of any title policy, hazard policy, mortgage guaranty policy or other insurance policy covering a Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicing Agreement.

Interest Accrual Period:  With respect to the Group I Senior Certificates and the Group I Mezzanine Certificates, (i) with respect to the first Distribution Date, the period commencing on October 31, 2006 and ending on November 24, 2006 and (ii) with respect to any Distribution Date thereafter, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. Interest on each such Class of Group I Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.  With respect to any Distribution Date and the Group II Certificates and each REMIC Regular Interest, the one-month period ending on the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

Interest Carry Forward Amount:  With respect to any Distribution Date and any Class of Group I Senior Certificates or Group I Mezzanine Certificates, the sum of (i) the amount, if any, by which (a) the Group I Interest Distribution Amount for such Class of Group I Certificates as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class of Group I Certificates in respect of interest on such immediately preceding Distribution Date and (ii) the amount of any Interest Carry Forward Amount for such Class of Group I Certificates remaining unpaid from the previous Distribution Date, plus accrued interest on such sum calculated at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

Investment Withdrawal Distribution Date:  As defined in Section 3.23(c).

Issuing Entity:  Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5.

LIBOR Business Day:  Any day on which dealings in United States dollars are transacted in the London interbank market.

LIBOR Determination Date:  With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Adjustable Rate Certificates, the second LIBOR Business Day preceding such Interest Accrual Period on which the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period.

Liquidated Loan:  A Loan as to which the related Servicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise, have been recovered. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Loan.

Liquidation Proceeds:  The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Loan through a trustee’s sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Loan or an REO Property pursuant to or as contemplated by Section 2.3, Section 10.1 or Section 10.2.

Loan Documents:  The documents evidencing or relating to each Loan delivered to the Custodian under the Custodial Agreement on behalf of the Trustee.

Loans:  The Group I Loans and the Group II Loans, as applicable.

Loan-to-Value Ratio:  The original principal amount of a Loan divided by the Original Value; however, references to “current Loan-to-Value Ratio” shall mean the then current Principal Balance of a Loan divided by the Original Value.

Majority Class I-CE Certificateholder:  The Holder of a 50.01% or greater Percentage Interest in the Class I-CE Certificates.

Master Servicer:  As of the Closing Date, Wells Fargo Bank, N.A., and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person.

Master Servicer Event of Default:  One or more of the events described in Section 8.1 hereof.

Master Servicing Compensation:  As defined in Section 3.14(a).

Master Servicing Fee:  As to each Loan and any Distribution Date, an amount equal to one twelfth of the product of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Loan as of the Due Date in the month preceding the month of such Distribution Date.

Master Servicing Fee Rate:  0.00% per annum.

Maximum Mortgage Rate: With respect to each Group I Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

Minimum Mortgage Rate: With respect to each Group I Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

Monthly Advance:  As to any Loan or REO Property, any advance made by a Servicer in respect of any Determination Date or in respect of any Distribution Date by a successor Servicer (including the Master Servicer) or by the Master Servicer or Trustee pursuant to Section 4.4 of this Agreement (which advances shall not include principal or interest shortfalls due to bankruptcy proceedings or application of the Relief Act or similar state or local laws).

Monthly Payment:  The scheduled payment of principal and interest on a Loan which is due on any Due Date for such Loan after giving effect to any reduction in the amount of interest collectible from any Mortgagor pursuant to the Relief Act.

Moody’s:  Moody’s Investors Service, Inc. or its successor in interest.

Mortgage:  The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

Mortgage File:  The Loan Documents pertaining to a particular Loan.

Mortgage Interest Rate:  For any Loan, the per annum rate at which interest accrues on such Loan pursuant to the terms of the related Mortgage Note without regard to any reduction thereof as a result of the Relief Act.

Mortgage Loan Purchase Agreement:  The Mortgage Loan Purchase Agreement dated as of October 31, 2006, between the Depositor and the Seller, a copy of which is attached hereto as Exhibit J hereto.

Mortgage Note:  The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Loan.

Mortgage Pool:  All of the Loans.

Mortgaged Property:  With respect to any Loan, the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Loan.

Mortgagor:  The obligor on a Mortgage Note.

National City:  National City Mortgage Co., or any successor thereto.

National City  Servicing Agreement:  The Master Seller’s Warranties and Servicing Agreement, dated as of January 1, 2005 between the Seller and National City, as amended by Amendment Number One, dated as of  January 24, 2006 and as modified pursuant to the related Assignment Agreement.

Net Monthly Excess Cashflow:  With respect to any Distribution Date, the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Group I Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Group I Senior Interest Distribution Amounts payable to the Holders of the Group I Senior Certificates, the aggregate of the Group I Interest Distribution Amounts payable to the Holders of the Group I Mezzanine Certificates, the Group I Principal Remittance Amount and any Net Swap Payment or Swap Termination Payment (not caused by the occurrence of a Swap Provider Trigger Event) owed to either Swap Provider.

Net Mortgage Rate:  For each Loan and for any date of determination, a per annum rate equal to the Mortgage Interest Rate for such Loan less the Administration Fee Rate.

Net Swap Payment:  With respect to each Distribution Date and either Swap Agreement, the net payment required to be made pursuant to the terms of such Swap Agreement by either the related Swap Provider or the Supplemental Interest Trust, which net payment shall not take into account any related Swap Termination Payment.

Net WAC Pass-Through Rate:  For any Distribution Date and the Group I Senior Certificates and Group I Mezzanine Certificates is a rate per annum equal to a fraction, expressed as a percentage, the numerator of which is the product of (A) 12 and (B) the amount of interest which accrued on the Group I Loans during the related Interest Accrual Period for such Distribution Date minus (x) the aggregate Administration Fee for each Group I Loan and (y) the sum of any Net Swap Payments payable to either Swap Provider or Swap Termination Payments payable to either Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event for such Distribution Date times 12, and the denominator of which is the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the immediately preceding Due Period (or as of the Cut-Off Date with respect to the first Distribution Date), after giving effect to Payoffs and Curtailments, in each case with respect to Group I Loans, received during the related Prepayment Period.

Net WAC Rate Carryover Amount:  With respect to any Class of the Group I Senior Certificates (other than the Class I-A-1 certificates) or any Class of the Group I Mezzanine Certificates and any Distribution Date on which the related Pass-Through Rate is limited to the Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Group I Senior Certificates or Group I Mezzanine Certificates would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such Class of Certificates on such Distribution Date over (y) the amount of interest accrued on such Class of Certificates for Distribution Date at the Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such Class of Certificates for the most recently ended Interest Accrual Period determined without taking into account the Net WAC Pass-Through Rate.

Nonrecoverable Advance:  With respect to any Loan, any Advance or Servicing Advance which the related Servicer shall have determined to be a Nonrecoverable Advance as defined in and pursuant to the related Servicing Agreement, or which the Master Servicer (including the Trustee as successor Master Servicer) shall have determined to be nonrecoverable pursuant to Section 4.4, respectively, and which was or is proposed to be made by such Servicer or the Master Servicer (including the Trustee as successor Master Servicer) .

Non-U.S. Person:  A Person that is not a U.S. Person.

Officer’s Certificate:  With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice-President, however denominated, of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

One-Month LIBOR: For the initial Interest Accrual Period, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second LIBOR Business Day preceding the Closing Date with respect to the Adjustable Rate Certificates, and for any Interest Accrual Period thereafter, on the second LIBOR Business Day preceding the related Interest Accrual Period, the one month rate which appears on the Dow Jones Telerate System, page 3750, as of 11:00 a.m., London time on the LIBOR Determination Date. If such rate is not provided, One-Month LIBOR shall mean the rate determined by the Securities Administrator (or a calculation agent on its behalf) in accordance with the following procedure:

(i)

The Securities Administrator on the LIBOR Determination Date will request the principal London offices of each of four major Reference Banks in the London interbank market, as selected by the Securities Administrator, to provide the Securities Administrator with its offered quotation for deposits in United States dollars for the upcoming one-month period, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, One-Month LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.

(ii)

If fewer than two quotations are provided, One-Month LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Determination Date by three major banks in New York City selected by the Securities Administrator for one-month United States dollar loans to lending European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Securities Administrator are not quoting as mentioned in this sentence, One-Month LIBOR determined on such LIBOR Determination Date will continue to be One-Month LIBOR as then currently in effect on such LIBOR Determination Date.

(iii)

The establishment of One-Month LIBOR and each Pass-Through Rate for the Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of an Adjustable Rate Certificate and the Securities Administrator.

Opinion of Counsel:  A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, a Servicer, the Securities Administrator or the Master Servicer acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

Original Value:  With respect to any Loan other than a Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value (if any) of the Mortgaged Property at the time the Loan was originated or (b) the purchase price paid for the Mortgaged Property by the Mortgagor. With respect to a Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the lesser of (a) the Appraised Value of the Mortgaged Property at the time the Loan was originated or (b) the appraised value at the time the refinanced mortgage debt was incurred.

OTS:  The Office of Thrift Supervision, or any successor thereto.

Overcollateralization Amount:  With respect to any Distribution Date following the Closing Date will be an amount by which the aggregate Scheduled Principal Balance of the Group I Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Group I Senior Certificates, the Group I Mezzanine Certificates and the Class I-P Certificates after taking into account distribution of the Principal Distribution Amount on such Distribution Date.

Overcollateralization Increase Amount:  With respect to any Distribution Date, the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the amount, if any, by which the Required Overcollateralization Amount exceeds the Overcollateralization Amount (calculated for this purpose only after assuming that 100% of the Group I Principal Remittance Amount on such Distribution Date has been distributed).

Overcollateralization Reduction Amount:  With respect to any Distribution Date, the lesser of (i) the Group I Principal Remittance Amount and (ii) excess, if any, of (a) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Group I Principal Remittance Amount on such Distribution Date has been distributed) over (b)  the Required Overcollateralization Amount; provided however that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Reduction Amount shall equal zero.

Ownership Interest:  With respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledge.

Pass-Through Entity:  Any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies.

Pass-Through Rate:  The Pass-Through Rate with respect to each Class of Adjustable Rate Certificates (other than the Class I-A-1 Certificates) for each Distribution Date through and including the Group I Optional Termination Date will be the least of (i) One-Month LIBOR plus the applicable margin set forth below for such Class, (ii) the related Net WAC Pass-Through Rate and (iii) 10.50% per annum.  The Pass-Through Rate with respect to the Class I-A-1 Certificates for each Distribution Date through and including the Group I Optional Termination Date will be the lesser of (i) One-Month LIBOR plus the applicable margin set forth below for such Class and (ii) the related Net WAC Pass-Through Rate; provided, however, that the margins applicable to each of the Group I Senior Certificates will increase by 100% and the margins applicable to each of the Group I Mezzanine Certificates will increase by 50% on the Distribution Date following the first possible Group I Optional Termination Date with respect to the Group I Loans; provided, further, that in the event that the Class I-A-1 Swap Agreement is terminated early, the current margin for the Class I-A-1 Certificates will increase by 0.06% per annum on or before the first possible Group I Optional Termination Date and will increase by 0.12% per annum after the first possible Group I Optional Termination Date; and provided further, that for the first Distribution Date of November 2006, the margin for each such Class will be as set forth below:

Class	Margin
I-A-1	0.13%
I-A-2	0.19%
I-A-3	0.23%
I-A-4	0.26%
I-M-1	0.31%
I-M-2	0.33%
I-M-3	0.35%
I-M-4	0.44%
I-M-5	0.47%
I-M-6	0.52%
I-M-7	0.90%
I-M-8	1.30%
I-M-9	2.10%
I-M-10	2.25%

With respect to each class of Group II Senior Certificates (other than the Class II-PO Certificates) and any Distribution Date, the applicable per annum rate set forth below and (ii) with respect to each class of Group II Subordinate Certificates and any Distribution Date will be the weighted average of (i) with respect to the Subgroup II-1 Mortgage Loans and Subgroup II-3 Mortgage Loans, 6.00% and (ii) with respect to the Subgroup II-2 Mortgage Loans, 5.50%, weighted on the basis of the related Subordinate Component for each Loan Subgroup.

Class	Pass-Through Rate
II-1A	6.000%
II-2A	5.500%
II-3A	6.000%
II-X1	6.000%
II-X2	5.500%
II-AR	6.000%

Payoff:  Any voluntary payment of principal on a Loan by a Mortgagor equal to the entire outstanding Principal Balance of such Loan, if received in advance of the last scheduled Due Date for such Loan and is not accompanied by scheduled interest due on any date or dates in any month or months subsequent to the month of such payment-in-full.

PCAOB:  Means the Public Company Accounting Oversight Board.

Percentage Interest:  With respect to any Class of Certificates (other than the Residual Certificates) and any date of determination, the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance of all of the Certificates of such Class. Each Certificate is issuable only in minimum Percentage Interests corresponding to the Authorized Denomination of the related Class of Certificates; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance of such Class or to an otherwise Authorized Denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, is as set forth on the face of such Certificate.

Periodic Rate Cap: With respect to each Group I Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

Permitted Transferee:  With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government or International Organization, or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Code Section 521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any electing large partnership under Section 775 of the Code, (vi) any Person from whom the Trustee or the Securities Administrator has not received an affidavit to the effect that it is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

Person:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PHH:  PHH Mortgage Corporation, or any successor thereto.

PHH Servicing Agreement:  Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of December 1, 2005 among PHH, Bishop’s Gate Residential Mortgage Trust and the Seller.

Plan:  An employee benefit plan or arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or an entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Prepaid Monthly Payment:  Any Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Loan on its scheduled Due Date and held in the related Protected Account until the related Servicer Remittance Date following its scheduled Due Date.

Prepayment Charge:  With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Loan pursuant to the terms of the related Mortgage Note, as set forth on the Prepayment Charge Schedule.

Prepayment Charge Schedule:  As of any date, the list of Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Schedule Two (including the prepayment charge summary attached thereto).  The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to the Master Servicer, the Trustee and the Credit Risk Manager on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(i)

the Loan identifying number;

(ii)

a code indicating the type of Prepayment Charge;

(iii)

the date on which the first Monthly Payment was due on the related Mortgaged Loan;

(iv)

the term of the related Prepayment Charge;

(v)

the original Principal Balance of the related Loan; and

(vi)

the Principal Balance of the related Loan as of the Cut-Off Date.

Prepayment Interest Shortfall:  For any Distribution Date and any Loan on which a Payoff was made by a Mortgagor during the related Prepayment Period, an amount equal to one month’s interest at the applicable Net Mortgage Rate on such Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

Prepayment Period:  With respect to each Servicer, as set forth in the related Servicing Agreement.

Principal Balance:  For any Loan and at the time of any determination, the principal balance of such Loan remaining to be paid at the close of business on the Cut-Off Date, after deduction of all principal payments due on or before the Cut-Off Date, whether or not received, reduced by the principal portion of all amounts received with respect to such Loan after the Cut-Off Date, and distributed or to be distributed to Certificateholders through the Distribution Date in the month of such determination. In the case of a Substitute Loan, “Principal Balance” shall mean, at the time of any determination, the principal balance of such Substitute Loan on the related Cut-Off Date, reduced by the principal portion of all amounts received with respect to such Loan after the Cut-Off Date, and distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination.  The Principal Balance of a Liquidated Loan shall be zero.

Principal Prepayment:  Any payment of principal on a Loan which constitutes a Payoff or a Curtailment.

Protected Account:  An account or accounts established and maintained for the benefit of the Certificateholders by each Servicer with respect to the related Loans and with respect to REO Property pursuant to the applicable Servicing Agreement and which are Eligible Accounts.

Purchase Obligation:  An obligation of the Depositor or the Seller to repurchase Loans under the circumstances and in the manner provided in Section 2.3.

Purchase Price:  With respect to any Loan to be purchased pursuant to a Purchase Obligation, any Loan to be purchased pursuant to Section 3.31, or any Loan to be purchased or repurchased relating to an REO Property, and as confirmed by an Officers’ Certificate from the Master Servicer to the Trustee and the Securities Administrator, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or in the case of an REO Property being purchased as provided in Section 10.1 or Section 10.2, 100% of the fair market value of such REO Property, such valuation to be conducted by an appraiser mutually agreed upon between the Group I Terminator or Group II Terminator, as applicable, and the Securities Administrator, in their reasonable discretion), (ii) in the case of (x) a Loan, accrued interest on such Principal Balance at the applicable Net Mortgage Rate from the date interest was last paid by the related Mortgagor or the date an Advance was last made by the applicable Servicer or the Master Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.1, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Net Mortgage Rate from the date interest was last paid by the related Mortgagor or the date an Advance was last made by the applicable Servicer or the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest in accordance with the applicable Servicing Agreement, (iii) any unreimbursed Servicing Advances and Advances (including Nonrecoverable Advances) and any unpaid Servicing Fees or Master Servicing Fees allocable to such Loan or REO Property, any amounts due and owing to the Trustee, the Custodians, the Servicers, the Master Servicer and the Securities Administrator as of the related Optional Termination Date and either Swap Termination Payments payable to either Swap Provider not due to a Swap Provider Trigger Event which remain unpaid or which is due to the exercise of the optional termination right and (iv) in the case of a Loan required to be purchased pursuant to Section 2.3, expenses reasonably incurred or to be incurred by the Master Servicer, the Servicers, the Trustee or the Securities Administrator in respect of the breach or defect giving rise to a Purchase Obligation and any costs and damages incurred by the Trust Fund in connection with any violation by any such Loan of any predatory or abusive lending law.

Rating Agency:  Initially, each of S&P and Moody’s; thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Depositor, or their respective successors in interest.

Ratings:  As of any date of determination, the ratings, if any, of the Certificates as assigned by each Rating Agency.

Realized Loss:  For any Distribution Date and any Group I Loan which became a Liquidated Loan during the related Prepayment Period, the sum of (i) the Principal Balance of such Group I Loan remaining outstanding (after all recoveries of principal, including net Liquidation Proceeds, have been applied thereto) and the principal portion of Advances which have been reimbursed with respect to such Group I Loan, and (ii) the accrued interest on such Group I Loan remaining unpaid and the interest portion of Advances which have been reimbursed from Liquidation Proceeds with respect to such Group I Loan. The amounts described in clause (i) shall be the principal portion of Realized Losses and the amounts described in clause (ii) shall be the interest portion of Realized Losses.  For any Distribution Date and any Group I Loan which is not a Liquidated Loan, the amount of any Bankruptcy Loss incurred with respect to such Group I Loan as of the related Due Date shall be treated as a Realized Loss.

Record Date:  With respect to the Group I Certificates (other than the Class I-CE Certificates, the Class I-P Certificates and the Class I-R Certificates), the Business Day prior to the related Distribution Date.  With respect to the Group II Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Reference Banks:  Barclays Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Securities Administrator.

Regular Interest Certificates:  The Certificates (other than the Residual Certificates).

Regulation AB:  Means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria:  Means the Servicing Criteria applicable to the various parties, as set forth on Exhibit M attached hereto.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Custodian or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act:  The Servicemembers Civil Relief Act, or similar state or local laws.

Relief Act Interest Shortfall:  With respect to any Distribution Date and a Loan, the reduction in the amount of interest collectible on such Loan for the most recently ended calendar month immediately preceding such Distribution Date as a result of the application of the Relief Act.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the United States federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Regular Interest:  A REMIC I Regular Interest, REMIC II Regular Interest, REMIC III Regular Interest, REMIC IV Regular Interest, REMIC V Regular Interest, or a REMIC VI Regular Interest.

Remittance Report:  With respect to the Group I Certificates, a report by the Securities Administrator pursuant to Section 4.3 and with respect to the Group II Certificates, a report by the Securities Administrator pursuant to Section 5.3.

REO Disposition:  The sale or other disposition of an REO Property on behalf of REMIC I or REMIC V.

REO Imputed Interest:  As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I or REMIC V, one month’s interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

REO Property:  A Mortgaged Property, title to which has been acquired by a Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

Required Overcollateralization Amount: With respect to any Distribution Date, (a) if such Distribution Date is prior to the Stepdown Date, 0.35% of the sum of the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date, or (b)  if such Distribution Date is on or after the Stepdown Date, the greater of (i) 0.70% of the aggregate Scheduled Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Loans incurred during the related Prepayment Period), and (ii) 0.35% of the sum of the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date. If a Trigger Event is in effect on any Distribution Date, the Required Overcollateralization Amount will be the same as the Required Overcollateralization Amount for the previous Distribution Date.

Reportable Event:  Has the meaning set forth in Section 3.29(b) of this Agreement.

Residual Certificate:  The Class I-R and Class II-AR Certificates, each of which is being issued in a single Class. The R-I, R-II, R-III, R-IV, R-V and R-VI interests are hereby each designated the sole Class of “residual interests” in REMIC I, REMIC II, REMIC III, REMIC IV, REMIC V and REMIC VI, respectively, for purposes of Section 860G(a)(2) of the Code.

Reserve Fund:  Shall mean the separate trust account created and maintained by the Securities Administrator pursuant to Section 3.25 hereof.

Reserve Interest Rate:  The rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Responsible Officer:  When used with respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject. When used with respect to the Master Servicer or the Securities Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice-President, any Assistant Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller, any Assistant Controller or any other officer customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.  When used with respect to the Depositor or any other Person, the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of any executive committee of the Board of Directors, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Depositor customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. provided, that at any time it is a Rating Agency.

Sarbanes-Oxley Act:  Means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification:  A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b)  the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

Scheduled Principal Balance:  With respect to any Loan and a Due Date, the unpaid principal balance of such Loan as specified in the amortization schedule (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) for such Due Date, after giving effect to any previously applied Curtailments, the payment of principal on such Due Date and any reduction of the principal balance of such Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator:  As of the Closing Date, Wells Fargo Bank, N.A., and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person.

Seller:  DB Structured Products, Inc., or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement and in its capacity as assignor under the Assignment Agreements.

Senior Certificates:  The Group I Senior Certificates and Group II Senior Certificates as applicable.

Servicer:  American Home, Countrywide Servicing, GMACM, GreenPoint, IndyMac, National City, PHH, SPS or Wells Fargo, as applicable, or any successor appointed under the applicable Servicing Agreement.

Servicer Remittance Date:  With respect to each Servicer, as set forth in the related Servicing Agreement.

Servicing Advances:  The customary reasonable and necessary “out-of-pocket” costs and expenses incurred by the applicable Servicer in connection with a default, delinquency or other unanticipated event by the applicable Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Loan and (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property. No Servicer shall be required to make any Servicing Advance in respect of a Loan or REO Property that, in the good faith business judgment of such Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Loan or REO Property as provided herein.

Servicing Agreement:  The American Home Servicing Agreement, Countrywide Servicing Agreement, GMACM Servicing Agreement, GreenPoint Servicing Agreement, IndyMac Servicing Agreement, National City Servicing Agreement, PHH Servicing Agreement, SPS Servicing Agreement, Wells Fargo Servicing Agreement and Wells Fargo Warranties and Servicing Agreement, as applicable.

Servicing Criteria:  The “servicing criteria set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  With respect to each Loan and for any Distribution Date, an amount equal to one twelfth of the product of the related Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Loan as of the Due Date in the month preceding the month of such Distribution Date. The Servicing Fee is payable solely from collections of interest on the Loans or as otherwise provided in the related Servicing Agreement.

Servicing Fee Rate:  With respect to each Loan, the related per annum rate for such Loan, as set forth on the Loan Schedule.

Servicing Function Participant:  Means any Sub-Servicer, Subcontractor, each Servicer, the Master Servicer, each Custodian, the Securities Administrator and any other Person that is deemed to be ‘participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Servicing Officer:  Any individual involved in, or responsible for, the administration and servicing of the Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee, the Depositor and the Securities Administrator on the Closing Date by each Servicer and the Master Servicer, as such lists may from time to time be amended.

Special Servicer:  A designee of the Majority Class I-CE Certificateholder appointed hereunder that (i) (A) is an affiliate of the Master Servicer and services mortgage loans similar to the Loans in the jurisdictions in which the related Mortgaged Properties are located or (B) has a rating of at least “Above Average” by S&P or a rating of at least “SQ2” as a special servicer by Moody’s, (ii) the Rating Agencies have confirmed to the Trustee that such appointment will not result in the reduction or withdrawal of  the then current ratings of any of the Certificates, (iii) has a net worth of at least $25,000,000, (iv) agrees to the conditions set forth in Section 7.10 of this Agreement and (v) is reasonably acceptable to the Master Servicer.

Special Servicer Agreement:  An agreement among the Special Servicer, the Majority Class I-CE Certificateholder, the Master Servicer and the Trustee which will (i) contain (a) special servicing terms, provisions and conditions for the servicing and administration of defaulted Group I Loans for which the servicing obligations have been transferred to the Special Servicer pursuant to this Agreement and (b) certain representations and warranties of the Special Servicer regarding the Special Servicer and the performance of its servicing obligations and (ii) be reasonably acceptable to the Master Servicer, the Trustee and the Rating Agencies.

SPS: Select Portfolio Servicing, Inc., or any successor thereto.

SPS  Servicing Agreement:  The  Servicing Agreement dated January 1, 2005, between the Seller and SPS, as modified pursuant to the related Assignment Agreement.

Startup Day:  With respect to each REMIC, the day designated as such pursuant to Section 11.1(b) hereof.

Stepdown Date:   The earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in November 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage of the Group I Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group I Loans, but prior to any distribution of the Group I Principal Distribution Amount to the Certificateholders then entitled to distributions of principal on such Distribution Date) is greater than or equal to 13.20%.

Subcontractor:  Means any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator.

Subordinate Certificates:  The Group I Subordinate Certificates and Group II Subordinate Certificates.

Subsequent Recoveries:  With respect to any Distribution Date, all amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Loan.

Sub-Servicer:  Means any Person that (i) services Mortgage Loans on behalf of any Servicer or any party hereto, and (ii) is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

Substitute Loan:  A mortgage loan substituted for a Deleted Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, (iv) have the same Due Date as the Due Date on the Deleted Loan, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Loan as of such date, (vi) have a risk grading at least equal to the risk grading assigned on the Deleted Loan, (vii) is a “qualified mortgage” as defined in the REMIC Provisions and (viii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest  Rates, the terms described in clause (iii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such Substitute Loan, the risk gradings described in clause (vi) hereof shall be satisfied as to each such Substitute Loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clauses (vii) and (viii) hereof must be satisfied as to each Substitute Loan or in the aggregate, as the case may be.

Substitution Shortfall Amount:  Has the meaning set forth in Section 2.3(b) of this Agreement.

Supplemental Interest Trust: Has the meaning set forth in Section 4.11 of this Agreement.

Swap Account: Either the Certificate Swap Account or the Class I-A-1 Swap Account, as applicable.

Swap Agreement:  Either of the Class I-A-1 Swap Agreement or the Certificate Swap Agreement, as applicable.

Swap Provider:  Either of the Certificate Swap Provider or the Class I-A-1 Swap Provider, as applicable.

Swap Provider Trigger Event:  With respect to either Swap Provider and the related Swap Agreement, a Swap Provider Trigger Event shall have occurred if any of the following has occurred: (i) an Event of Default under such Swap Agreement with respect to which such Swap Provider is a Defaulting Party (as defined in such Swap Agreement), (ii) a Termination Event under such Swap Agreement with respect to which such Swap Provider is the sole Affected Party (as defined in such Swap Agreement) or (iii) an Additional Termination Event under such Swap Agreement with respect to which such Swap Provider is the sole Affected Party.

Swap Termination Payment:  With respect to either Swap Agreement, upon the designation of an “Early Termination Date” as defined in such Swap Agreement, the payment to be made by the Supplemental Interest Trust to the related Swap Provider, or by the related Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of such Swap Agreement.

Tax Matters Person:  The Holders of the Class I-R and Class II-AR Certificates issued hereunder or any Permitted Transferee of such Class I-R and Class II-AR Certificateholder shall be the initial “tax matters person” for each Group I or Group II REMIC, respectively within the meaning of Section 6231(a)(7) of the Code. For tax years commencing after any transfer of such Residual  Certificate, the holder of the greatest Percentage Interest in the applicable Residual Certificate at year end shall be designated as the Tax Matters Person with respect to that year. If the Tax Matters Person becomes a Disqualified Organization, the last preceding Holder of such Authorized Denomination of the applicable Residual Certificate that is not a Disqualified Organization shall be Tax Matters Person pursuant to Section 6.3(e). If any Person is appointed as tax matters person by the Internal Revenue Service pursuant to the Code, such Person shall be Tax Matters Person.

Transfer:  Any direct or indirect transfer, sale, pledge or other disposition of, or directly or indirectly transferring, selling or pledging, any Ownership Interest in a Class I-CE Certificate, a Class P Certificate or a Residual Certificate.

Transferee:  Any Person who is acquiring by Transfer any Ownership Interest in a Group II Junior Subordinate Certificate, Class I-CE Certificate, Class I-P Certificate or Residual Certificate.

Trigger Event:  With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate Scheduled Principal Balance of Loans delinquent 60 days or more (including Group I Loans in foreclosure, bankruptcy and REO) by (ii) the aggregate Scheduled Principal Balance of the Group I Loans, in each case, as of the last day of the previous calendar month, exceeds 40% of the Credit Enhancement Percentage with respect to the prior Distribution Date or (y) the aggregate amount of Realized Losses with respect to Group I Loans incurred since the Cut-Off Date through the last day of the related Due Period divided by the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
November 2008 to October 2009	0.25% plus 1/12 of 0.35% for each month thereafter
November 2009 to October 2010	0.60% plus 1/12 of 0.45% for each month thereafter
November 2010 to October 2011	1.05% plus 1/12 of 0.40% for each month thereafter
November 2011 to October 2012	1.45% plus 1/12 of 0.30% for each month thereafter
November 2012 and thereafter	1.75%

Trust Fund:  Collectively, all of the assets of each REMIC created hereby, the Reserve Fund and any amounts on deposit therein and any proceeds thereof and the Prepayment Charges.  For avoidance of doubt, the Trust Fund does not include the Supplemental Interest Trust.

Trust Prepayment Charge:  Any Prepayment Charge with respect to a Loan listed on the Trust Prepayment Charge Schedule.

Trust Prepayment Charge Schedule:  As of any date, the list of Loans providing for a Prepayment Charge which are payable to the Trust Fund, as owner of such Prepayment Charge, included in the Trust Fund on such date, attached hereto as Schedule Five.

Trustee:  HSBC Bank USA, National Association, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

Uncollected Interest:  With respect to any Distribution Date, the sum of (i) the aggregate Prepayment Interest Shortfalls with respect to the Loans for such Distribution Date and (ii) the aggregate Curtailment Shortfalls with respect to the Loans for such Distribution Date.

Uncompensated Interest Shortfall:  For any Distribution Date, the excess, if any, of (i) the sum of (a) the related Uncollected Interest for such Distribution Date, and (b) any shortfall in interest collections for the Loans in the calendar month immediately preceding such Distribution Date resulting from a Relief Act Interest Shortfall over (ii) the aggregate Compensating Interest paid by the Servicers and the Master Servicer with respect to the Loans for such Distribution Date, which excess shall be allocated to each Class of Certificates, pro rata, according to the amount of interest accrued thereon in reduction thereof.

Underwriter:  Deutsche Bank Securities Inc.

Underwriters’ Exemption:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Uninsured Cause:  Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.9.

U.S. Person:  A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part 1 of subchapter J of chapter 1 of the Code), and which was treated as a U.S. Person on August 20, 1996 may elect to continue to be treated as a U.S. Person notwithstanding the previous sentence.

Verification Agent:  As defined in Section 3.28.

Verification Report:  As defined in Section 3.28.

Voting Rights:  The portion of the voting rights of all of the Certificates which is allocated to any such Certificate.  With respect to any date of determination, 96% of all Voting Rights will be allocated among the Holders of the Senior Certificates (other than the Class II-AR Certificates) and the Subordinate Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Group I Certificates, 1% of all Voting Rights will be allocated among the Holders of the Class I-P Certificates, 1% of all Voting Rights will be allocated among the Holders of the Class II-P Certificates, 1% of all Voting Rights will be allocated among the Holders of the Class I-R Certificates and 1% of all Voting Rights will be allocated among the Holders of the Class II-AR Certificates. The Voting Rights allocated to each Class of Certificates shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

Wells Fargo:  Wells Fargo Bank, N.A., or any successor thereto.

Wells Fargo Custodial Agreement:  The Custodial Agreement, dated as of October 1, 2006, among Wells Fargo as custodian and as servicer, GMACM, GreenPoint, IndyMac, National City, PHH and SPS.

Wells Fargo Servicing Agreement:  The Servicing Agreement, dated as of December 1, 2005, between the Seller and Wells Fargo.

Wells Fargo Warranties and Servicing Agreement:  The Seller’s Warranties and Servicing Agreement, dated as of January 1, 2006, between the Seller and Wells Fargo.

Section 1.2

Group II Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

Aggregate Senior Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Group II Senior Certificates (other than the Interest Only Certificates and Class II-PO Certificates) immediately prior to that Distribution Date, and the denominator of which is the sum of the Scheduled Principal Balances of the Group II Loans as of the first day of the related Due Period (exclusive of the related Discount Fraction of the Scheduled Principal Balance of each Discount Loan).

Aggregate Subordinate Amount: With respect to any date of determination, an amount equal to the excess of the aggregate Scheduled Principal Balance of the Group II Loans (exclusive of the related Discount Fraction of the Scheduled Principal Balance of each Discount Loan) over the aggregate Certificate Principal Balance of the Group II Senior Certificates (other than the Interest Only Certificates and Class II-PO Certificates) then outstanding.

Aggregate Subordinate Percentage: With respect to any Distribution Date, 100% minus the Aggregate Senior Percentage for that Distribution Date.

Anniversary: Each anniversary of the Cut-Off Date.

Bankruptcy Coverage: As of the Cut-Off Date, $150,000. Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group II Certificates.

Bankruptcy Loss: With respect to any Group II Loan, any Debt Service Reduction or Deficient Valuation.

Class II-X1 Notional Amount: With respect to any Distribution Date will be the product of: (x) the aggregate Principal Balance of the Subgroup II-1 Non-Discount Loans and Subgroup II-3 Non-Discount Loans as of the last day of the related Due Period, or for the initial Distribution Date, as of the Cut-off Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period); and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Subgroup II-1 Non-Discount Loans and Subgroup II-3 Non-Discount Loans and the denominator of which is 6.000%.

Class II-X2 Notional Amount: With respect to any Distribution Date will be the product of: (x) the aggregate Principal Balance of the Subgroup II-2 Non-Discount Loans as of the last day of the related Due Period, or for the initial Distribution Date, as of the Cut-off Date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period); and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Subgroup II-2 Non-Discount Loans and the denominator of which is 5.500%.

Collateral Deficiency Amount: With respect to a Loan Subgroup and any Distribution Date prior to the Credit Support Depletion Date, the amount by which (i) the aggregate Certificate Principal Balance of the related Group II Senior Certificates (other than the  Interest Only Certificates), after giving effect to payments of principal (other than the related Collateral Deficiency Amount) on that Distribution Date exceeds (ii) the Scheduled Principal Balance of the Group II Loans in the related Loan Subgroup as of the last day of the related Due Period.

Credit Support Depletion Date: The Distribution Date on which the aggregate Certificate Principal Balance of the Group II Subordinate Certificates has been reduced to zero, prior to giving effect to principal distributions thereon and the allocation of Realized Losses on such Distribution Date.

Cross Payment Trigger Date: Any Distribution Date on which (i) the aggregate Certificate Principal Balance of the Group II Senior Certificates related to a Loan Subgroup (other than the Interest Only Certificates) have been reduced to zero and (ii) either (a) the Subordinate Percentage of a Loan Subgroup is less than 200% times the related Subordinate Percentage as of the Closing Date, or (b) the aggregate Principal Balance of the Loans (including Loans in bankruptcy, foreclosure and REO) which are 60 or more days delinquent (averaged over the preceding six-month period), as a percentage of the Group Subordinate Amount of a Loan Subgroup, is equal to or greater than 50% as of such Distribution Date.

Debt Service Reduction: Any reduction of the amount of the monthly payment on a Group II Loan made by a bankruptcy court in connection with a personal bankruptcy of a Mortgagor.

Deficient Valuation: In connection with a personal bankruptcy of a Mortgagor on a Group II Loan, the positive difference, if any, resulting from the outstanding principal balance on a Group II Loan less a bankruptcy court’s valuation of the related Mortgaged Property.

Discount Fraction: With respect to any Subgroup II 1 Discount Loan, the Subgroup II 1 Discount Fraction for such Subgroup II 1 Discount Loan; with respect to any Subgroup II 2 Discount Loan, the Subgroup II 2 Discount Fraction for such Subgroup II 2 Discount Loan; and with respect to any Subgroup II 3 Discount Loan, the Subgroup II 3 Discount Fraction for such Subgroup II 3 Discount Loan.

Discount Fraction: With respect to any Subgroup II-1 Discount Loan, the Subgroup II-1 Discount Fraction for such Subgroup II-1 Discount Loan; with respect to any Subgroup II-2 Discount Loan, the Subgroup II-2 Discount Fraction for such Subgroup II-2 Discount Loan; and with respect to any Subgroup II-3 Discount Loan, the Subgroup II-3 Discount Fraction for such Subgroup II-3 Discount Loan.

Discount Fractional Principal Amount: With respect to Loan Subgroup II 1, the Subgroup II 1 Discount Fractional Principal Amount; with respect to Loan Subgroup II 2, the Subgroup II 2 Discount Fractional Principal Amount; and with respect to Loan Subgroup II 3, the Subgroup II 3 Discount Fractional Principal Amount.

Discount Loan:  Any Subgroup II-1 Discount Loan, Subgroup II-2 Discount Loan or Subgroup II-3 Discount Loan, as applicable.

Excess Loss: A Special Hazard Loss incurred on a Group II Loan in excess of the Special Hazard Coverage, a Fraud Loss incurred on a Group II in excess of the Fraud Coverage and a Bankruptcy Loss incurred on a Group II Loan in excess of the Bankruptcy Coverage.

Fraud Coverage:  As of the Cut-Off Date, $2,440,967. As of any date of determination after the Cut-Off Date, the Fraud Coverage will be equal to:

(1)

on and after the first Anniversary, an amount equal to:

(a)

2.00% of the aggregate Principal Balance of the Group II Loans as of the Cut-Off Date, minus

(b)

the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Group II Loans up to such date of determination;

(2)

from the second to and including the fifth Anniversary, an amount equal to:

(a)

1.00% of the aggregate Principal Balance of the Group II Loans as of the Cut-Off Date, minus

(b)

the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Group II Loans up to such date of determination;

(3)

after the fifth Anniversary, the Fraud Coverage will be zero.

Fraud Loss: The occurrence of a loss on a Group II Loan, as reported by the related Servicer, arising from any action, event or state of facts with respect to such Group II Loan which, because it involved or arose out of any dishonest, fraudulent, criminal, negligent or knowingly wrongful act, error or omission by the Mortgagor, originator (or assignee thereof) of such Loan, or the related Servicer, would result in an exclusion from, denial of, or defense to coverage which otherwise would be provided by an insurance policy previously issued with respect to such Loan.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Group II Certificates:  The Group II Senior Certificates, Group II Subordinate Certificates and Class II-P Certificates.

Group II Interest Distribution Amount: On any Distribution Date, the sum of (i) interest accrued on the Group II Certificates (other than the Class II-PO and Class II-P Certificates) which shall be equal to the product of (1) 1/12th of the Pass-Through Rate for such Class and (2) the aggregate Certificate Principal Balance or Notional Amount, as applicable, for such Class before giving effect to allocations of Realized Losses in connection with such Distribution Date or distributions to be made on such Distribution Date, reduced by Group II Net Interest Shortfalls allocated to such Class pursuant to Section 1.3 and the interest portion of Realized Losses allocated to such Class pursuant to Section 5.2 and (ii) the amount of interest accrued but unpaid to such Class from prior Distribution Dates.

Group II Junior Subordinate Certificates: The Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, collectively.

Group II Last Scheduled Distribution Date: The Distribution Date in October  2021, which is the Distribution Date immediately following the maturity date for the Group II Loan with the latest maturity date.

Group II Loan Schedule:  The schedule, as amended from time to time, of Group II Loans, attached hereto as Schedule Three, which shall set forth as to each Group II Loan the following, among other things:

(i)

the loan number of the Loan and name of the related Mortgagor;

(ii)

the street address of the Mortgaged Property including city, state and zip code;

(iii)

the Mortgage Interest Rate as of the Cut-Off Date;

(iv)

the original term and maturity date of the related Mortgage Note;

(v)

the original Principal Balance;

(vi)

the first payment date;

(vii)

the Monthly Payment in effect as of the Cut-Off Date;

(viii)

the date of the last paid installment of interest;

(ix)

the unpaid Principal Balance as of the close of business on the Cut-Off Date;

(x)

the Loan-to-Value ratio at origination;

(xi)

the type of property and the Original Value of the Mortgaged Property;

(xii)

whether a primary mortgage insurance policy is in effect as of the Cut-Off Date;

(xiii)

the nature of occupancy at origination;

(xiv)

a code indicating whether the Loan is subject to Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

(xv)

the Servicer;

(xvi)

the Servicing Fee Rate; and

(xvii)

the Custodian.

Group II Loans: With respect to the Subgroup II-1 Loans, the Subgroup II-2 Loans and the Subgroup II-3 Loans, the Mortgages and the related Mortgage Notes, each transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as part of the Trust Fund, as so identified in the Group II Loan Schedule. Each of the Group II Loans is referred to individually in this Agreement as a “ Group II Loan”.

Group II Net Interest Shortfall: For any Distribution Date and the Group II Certificates, the sum of (i) any Prepayment Interest Shortfall for such Distribution Date with respect to the Group II Certificates and (ii) any Relief Act Interest Shortfall for such Distribution Date with respect to the Group II Certificates.

Group II Optional Termination Date:  The Distribution Date on which the aggregate Scheduled Principal Balance of the Group II Loans (and REO Properties acquired in respect thereof)  remaining in the Trust Fund as of the last day of the related Due Period is reduced to less than or equal to 10% of the aggregate Scheduled Principal Balance of the Group II Loans as of the Cut-Off Date.

Group II Principal Distribution Amount: With respect to any Distribution Date and a Loan Subgroup, the sum of:

(1)

scheduled principal payments on the Group II Loans in the related Loan Subgroup due during the related Due Period;

(2)

the principal portion of repurchase proceeds received with respect to the Group II Loans in the related Loan Subgroup which were repurchased as permitted or required by this Agreement during the related Prepayment Period; and

(3)

any other unscheduled payments of principal which were received on the Group II Loans in the related Loan Subgroup during the related Prepayment Period, other than Payoffs, Curtailments or Liquidation Principal.

Group II Senior Certificates: The Class II-A1, Class II-A2, Class II-A3, Class II-X1, Class II-X2, Class II-PO and Class II-AR Certificates.

Group II Senior Principal Distribution Amount: With respect to any Distribution Date and a Loan Subgroup, the sum of the following for that Distribution Date:

(1)

the related Senior Percentage of the related Group II Principal Distribution Amount (exclusive of the portion thereof attributable to the related Discount Fractional Principal Amount, as applicable);

(2)

the related Senior Prepayment Percentage of the related Principal Prepayment Amount (exclusive of the portion thereof attributable to the related Discount Fractional Principal Amount, as applicable); and

(3)

the related Senior Liquidation Amount.

Group II Subordinate Certificates: The Class II-M, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates.

Group II Termination Price:  As defined in Section 10.2(a).

Group II Terminator:  As defined in Section 10.2(a).

Group Subordinate Amount:  With respect to any date of determination and any Loan Subgroup, an amount equal to the excess of the aggregate Scheduled Principal Balance of the related Group II Loans in such Loan Subgroup (exclusive of the related Discount Fraction of the Scheduled Principal Balance of each Discount Loan in such Loan Subgroup) over the aggregate Certificate Principal Balance of the Group II Senior Certificates related to such Loan Subgroup (other than the Interest Only Certificates and Class II-PO Certificates) then outstanding.

Interest Only Certificates:  The Class II-X1 and Class II-X2 Certificates, as applicable.

Liquidation Principal: With respect to any Distribution Date and any Group II Loan, the principal portion of net Liquidation Proceeds received with respect to each such Group II Loan which became a Liquidated Loan (but not in excess of the Principal Balance thereof) during the related Prepayment Period.

Loan Subgroup: Any of the Subgroup II-1 Loans, Subgroup II-2 Loans and Subgroup II-3 Loans, as applicable.

Notional Amount:  The Class II-X1 Notional Amount and Class II-X2 Notional Amount, as applicable.

Principal Prepayment Amount: On any Distribution Date and for any Loan Subgroup, the sum of (i) Curtailments with respect to Group II Loans in such Loan Subgroup received during the related Prepayment Period, (ii) Payoffs with respect to Group II Loans in such Loan Subgroup received during the related Prepayment Period and (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries with respect to Group II Loans in such Loan Subgroup received during the related Prepayment Period.

Pro Rata Allocation: On any Distribution Date with respect to (a) the allocation of the principal portion of certain losses relating to a Group II Loan to the related Group II Senior Certificates (other than the Interest Only Certificates and Class II-PO Certificates) and/or to the Group II Subordinate Certificates, as applicable, pro rata according to their respective aggregate Certificate Principal Balances on such date of allocation (except that if the loss is incurred with respect to a Discount Loan, the related Discount Fraction of such loss will be allocated to the Class II-PO Certificates, and the remainder of such loss will be allocated as described above in this definition without regard to this parenthetical), and (b) the allocation of interest portion of certain losses relating to a Group II Loan to the related Group II Senior Certificates (other than the Class II-PO Certificates) and/or to the Group II Subordinate Certificates, as applicable, pro rata, first according to the Group II Interest Distribution Amounts due to such Classes on such date of allocation, in reduction thereof until the amount of interest accrued but unpaid on such Distribution Date has been reduced to zero and then pro rata, according to their outstanding Certificate Principal Balances in reduction thereof until the Certificate Principal Balances thereof have been reduced to zero.

Realized Loss: With respect to any Distribution Date and any Group II Loan which became a Liquidated Loan during the related Prepayment Period, the sum of (i) the Principal Balance of such Group II Loan remaining outstanding (after all recoveries of principal, including net Liquidation Proceeds, have been applied thereto) and the principal portion of Nonrecoverable Advances with respect to such Group II Loan which have been reimbursed from amounts received in respect of the Group II Loans in such Loan Subgroup other than the related Group II Loan, and (ii) the accrued interest on such Group II Loan remaining unpaid and the interest portion of Nonrecoverable Advances with respect to such Group II Loan which have been reimbursed from amounts received in respect of the Group II Loans in such Loan Subgroup other than the related Group II Loan. The amounts described in clause (i) shall be the principal portion of Realized Losses and the amounts described in clause (ii) shall be the interest portion of Realized Losses. In addition, to the extent a Servicer receives Subsequent Recoveries with respect to any defaulted Group II Loan, the amount of the Realized Loss with respect to that defaulted Group II Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

Senior Interest Shortfall Amount: For any Distribution Date and the Group II Senior Certificates related to a Loan Subgroup (other than the Class II-PO Certificates) will be equal to that amount by which the Group II Interest Distribution Amount payable to the related Group II Senior Certificates (other than the Class II-PO Certificates) on such Distribution Date exceeds the related Subgroup Available Distribution Amount.

Senior Liquidation Amount: For any Distribution Date and a Loan Subgroup, the aggregate with respect to each related Group II Loan which became a Liquidated Loan during the related Prepayment Period, of the lesser of: (i) the related Senior Percentage of the Principal Balance of such Group II Loan (exclusive of the related Discount Fraction thereof, if such Group II Loan is a Discount Loan), and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to such Group II Loan (exclusive of the related Discount Fraction thereof, if such Group II Loan is a Discount Loan).

Senior Percentage: As of the Closing Date, 95.70%, with respect to the Subgroup II-1 Loans, 95.66% with respect to the Subgroup II-2 Loans and 95.75% with respect to the Subgroup II-3 Loans; thereafter, for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the related Group II Senior Certificates (other than the Interest Only Certificates and Class II-PO Certificates), immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group II Loans in such Loan Group, in each case as of the first day of the related Due Period (exclusive of the related Discount Fraction of any such Group II Loan, if such Group II Loan is a Discount Loan).

Senior Prepayment Percentage: For any Loan Subgroup and any Distribution Date, the percentage indicated in the following table:

Distribution Date Occurring In	Senior Prepayment Percentage
November 2006 through October 2011	100%
November 2011 through October 2012	Senior Percentage + 70% of the Subordinate Percentage
November 2012 through October 2013	Senior Percentage + 60% of the Subordinate Percentage
November 2013 through October 2014	Senior Percentage + 40% of the Subordinate Percentage
November 2014 through October 2015	Senior Percentage + 20% of the Subordinate Percentage
November 2015 and thereafter	Senior Percentage

Notwithstanding the foregoing, the Senior Prepayment Percentage with respect to each Group II Loan, will be equal to 100% on any Distribution Date on which (i) the Aggregate Senior Percentage for that Distribution Date exceeds the Aggregate Senior Percentage as of the Closing Date or (ii) the aggregate Scheduled Principal Balance of the Group II Loans (including Group II Loans in bankruptcy, foreclosure and related REO Property) which are 60 or more days delinquent (averaged over the preceding six-month period), as a percentage of the Aggregate Subordinate Amount, is equal to or greater than 50% as of such Distribution Date, or cumulative Realized Losses on the Group II Loans allocated to the Group II Subordinate Certificates are greater than the following amounts:

Distribution Date Occurring In	Percentage of the Aggregate Subordinate Amount as of the Cut-Off Date
November 2011 through October 2012	30%
November 2012 through October 2013	35%
November 2013 through October 2014	40%
November 2014 through October 2015	45%
November 2015 and thereafter	50%

If on any Distribution Date the allocation to the Group II Senior Certificates of a Loan Subgroup (other than the Interest Only Certificates and Class II-PO Certificates) of Principal Prepayments in the percentage required would reduce the sum of the aggregate Certificate Principal Balances of the related Group II Senior Certificates (other than the Interest Only Certificates and Class II-PO Certificates) below zero, the Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero.

Special Hazard Coverage: As of the Cut-Off Date $3,422,165. On each Anniversary, the Special Hazard Coverage will be reduced to an amount equal to the lesser of:

(1)

the greatest of:

(a)

the aggregate Principal Balance of the Group II Loans located in the California zip code containing the largest aggregate Principal Balance of the Group II Loans;

(b)

1.0% of the aggregate Principal Balance of the Group II Loans; and

(c)

twice the Principal Balance of the largest Group II Loan, calculated as of the Due Date in the immediately preceding month (after giving effect to all scheduled payments whether or not received); and

(2)

the Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Group II Certificates since the Cut-Off Date.

Special Hazard Loss: The occurrence of any direct physical loss or damage to a Mortgaged Property relating to a Liquidated Loan, as reported by the related Servicer, not covered by a standard hazard maintenance policy with extended coverage which is caused by or results from any cause except: (i) fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles, smoke, sprinkler leakage, except to the extent of that portion of the loss which was uninsured because of the application of a co-insurance clause of any insurance policy covering these perils; (ii) normal wear and tear, gradual deterioration, inherent vice or inadequate maintenance of all or part thereof; (iii) errors in design, faulty workmanship or materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss; (iv) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by this definition of Special Hazard Loss; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government or sovereign power (dejure or defacto), or by an authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence; or (viii) seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority.

Stripped Interest Rate:  For each Subgroup II-1 Non-Discount Loan and Subgroup II-3 Non-Discount Loan, the excess of the Net Mortgage Rate for that Loan over 6.000%, and for each Subgroup II-2 Non-Discount Loan, the excess of the Net Mortgage Rate for that Loan over 5.500%.

Subgroup Available Distribution Amount: Any of the Subgroup II-1 Available Distribution Amount, Subgroup II-2 Available Distribution Amount and the Subgroup II-3 Available Distribution Amount, as applicable.

Subgroup II-1 Available Distribution Amount: With respect to any Distribution Date, the sum of the following amounts that are related to the Subgroup II-1 Loans:

(1)

the total amount of all cash received by or on behalf of each Servicer with respect to the Subgroup II-1 Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries), except:

(a)

all scheduled payments of principal and interest collected on the Subgroup II-1 Loans but due on a date after the related Due Date;

(b)

all Curtailments received with respect to the Subgroup II-1 Loans after the related Prepayment Period, together with all interest paid by the Mortgagors in connection with such Curtailments;

(c)

all Payoffs received with respect to the Subgroup II-1 Loans after the related Prepayment Period, together with all interest paid by the Mortgagors in connection with such Payoffs;

(d)

Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries received on the Subgroup II-1 Loans after the related Prepayment Period;

(e)

all amounts reimbursable to the related Servicer with respect to the Subgroup II-1 Loans pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodians pursuant to the terms of this Agreement or the Custodial Agreements;

(f)

reinvestment income with respect to the Subgroup II-1 Loans on the balance of funds, if any, in the Protected Accounts or the Distribution Account;

(g)

any fees payable to the Master Servicer (including any Master Servicing Fees), the Servicers and the Credit Risk Manager with respect to the Subgroup II-1 Loans, and any premiums payable in connection with any lender paid primary mortgage insurance policies maintained on the Subgroup II-1 Loans; and

(h)

all Prepayment Charges received in connection with the Subgroup II-1 Loans;

(2)

all Advances made by a Servicer and/or the Master Servicer or the Trustee with respect to the Subgroup II-1 Loans for that Distribution Date;

(3)

any amounts paid as Compensating Interest on the Subgroup II-1 Loans by a Servicer and/or the Master Servicer for that Distribution Date;

(4)

the total amount of any cash related to the Subgroup II-1 Loans deposited in the Distribution Account in connection with the repurchase of any Subgroup II-1 Loan by the Seller;

(5)

the total amount of any cash related to the Subgroup II-1 Loans deposited in the Distribution Account in connection with an optional termination of REMIC V pursuant to Section 10.2; and

(6)

only with respect to the Distribution Date in November 2006, an amount equal to $100 to be remitted by the Depositor.

Subgroup II-1 Discount Fraction: With respect to any Distribution Date and a Subgroup II-1 Discount Loan, a fraction, the numerator of which is 6.000% minus the Net Mortgage Rate as of the Cut-Off Date of such Subgroup II-1 Discount Loan, and the denominator of which is 6.000%.

Subgroup II-1 Discount Fractional Principal Amount: For any Distribution Date and the Subgroup II-1 Loans, the aggregate of the following with respect to each Subgroup II-1 Discount Loan: the Subgroup II-1 Discount Fraction of the amounts described in the definition of Group II Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal.

Subgroup II-1 Discount Fractional Principal Shortfall: For any Distribution Date (i) prior to the Credit Support Depletion Date, an amount generally equal to the sum of:

(1)

the aggregate of the following with respect to each Subgroup II-1 Discount Loan: the Subgroup II-1 Discount Fraction of any loss (meaning a Fraud Loss, Special Hazard Loss, Bankruptcy Loss or the amount by which the outstanding Principal Balance thereof exceeded the Liquidation Principal and Insurance Proceeds received in respect thereof) on such Subgroup II-1 Discount Loan, other than a Special Hazard Loss in excess of the Special Hazard Coverage, a Fraud Loss in excess of the Fraud Coverage or a Bankruptcy Loss in excess of the Bankruptcy Coverage; and

(2)

the amounts described in clause (1) above for all prior Distribution Dates to the extent not previously distributed, and

(ii)

for any Distribution Date on or after the Credit Support Depletion Date, zero.

 Subgroup II-1 Discount Loan:  Any Subgroup II-1 Loan with a Net Mortgage Rate as of the Cut-Off Date of less than 6.000% per annum.

Subgroup II-1 Loan:  Any Group II Loan identified on the Group II Loan Schedule as Subgroup II-1 Loans.

Subgroup II-1 Non-Discount Loan: Any Subgroup II-1 Loan with a Net Mortgage Rate as of the Cut-Off Date greater than or equal to 6.000% per annum.

Subgroup II-2 Available Distribution Amount: With respect to any Distribution Date, the sum of the following amounts that are related to the Subgroup II-2 Loans:

(1)

the total amount of all cash received by or on behalf of each Servicer with respect to the Subgroup II-2 Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries), except:

(a)

all scheduled payments of principal and interest collected on the Subgroup II-2 Loans but due on a date after the related Due Date;

(b)

all Curtailments received with respect to the Subgroup II-2 Loans after the related Prepayment Period, together with all interest paid by the Mortgagors in connection with such Curtailments;

(c)

all Payoffs received with respect to the Subgroup II-2 Loans after the related Prepayment Period, together with interest paid by the Mortgagors in connection with such Payoffs;

(d)

Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries received on the Subgroup II-2 Loans after the related Prepayment Period;

(e)

all amounts reimbursable to the related Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodians pursuant to the terms of this Agreement or the Custodial Agreements;

(f)

reinvestment income with respect to the Subgroup II-2 Loans on the balance of funds, if any, in the Protected Accounts or the Distribution Account;

(g)

any fees payable to the Master Servicer (including any Master Servicing Fees), the Servicers and the Credit Risk Manager with respect to the Subgroup II-2 Loans, and any premiums payable in connection with any lender paid primary mortgage insurance policies maintained on the Subgroup II-2 Loans; and

(h)

all Prepayment Charges received in connection with the Subgroup II-2 Loans;

(2)

All Advances made by a Servicer and/or the Master Servicer or the Trustee with respect to the Subgroup II-2 Loans for that Distribution Date;

(3)

Any amounts paid as Compensating Interest on the Subgroup II-2 Loans by a Servicer and/or the Master Servicer for that Distribution Date;

(4)

The total amount of any cash related to the Subgroup II-2 Loans deposited in the Distribution Account in connection with the repurchase of any Subgroup II-2 Loan by the Seller; and

(5)

the total amount of any cash related to the Subgroup II-2 Loans deposited in the Distribution Account in connection with an optional termination of REMIC V pursuant to Section 10.2.

Subgroup II-2 Discount Fraction: With respect to any Distribution Date and a Subgroup II-2 Discount Loan, a fraction, the numerator of which is 5.500% minus the Net Mortgage Rate as of the Cut-Off Date of such Subgroup II-2 Discount Loan, and the denominator of which is 5.500%.

Subgroup II-2 Discount Fractional Principal Amount: For any Distribution Date and the Subgroup II-2 Loans, the aggregate of the following with respect to each Subgroup II-2 Discount Loan: the Subgroup II-2 Discount Fraction of the amounts described in the definition of Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal.

Subgroup II-2 Discount Fractional Principal Shortfall: For any Distribution Date (i) prior to the Credit Support Depletion Date, an amount generally equal to the sum of:

(1)

the aggregate of the following with respect to each Subgroup II-2 Discount Loan: the Subgroup II-2 Discount Fraction of any loss (meaning a Fraud Loss, Special Hazard Loss, Bankruptcy Loss or the amount by which the outstanding Principal Balance thereof exceeded the Liquidation Principal and Insurance Proceeds received in respect thereof) on such Subgroup II-2 Discount Loan, other than a Special Hazard Loss in excess of the Special Hazard Coverage, a Fraud Loss in excess of the Fraud Coverage or a Bankruptcy Loss in excess of the Bankruptcy Coverage; and

(2)

the amounts described in clause (1) above for all prior Distribution Dates to the extent not previously distributed, and

(ii)

for any Distribution Date on or after the Credit Support Depletion Date, zero.

Subgroup II-2 Discount Loan:  Any Subgroup II-2 Loan with a Net Mortgage Rate as of the Cut-Off Date of less than 5.500% per annum.

Subgroup II-2 Loans: Any Group II Loans identified on the Group II Loan Schedule as Subgroup II-2 Loans.

Subgroup II-2 Non-Discount Loan: Any Subgroup II-2 Loan with a Net Mortgage Rate as of the Cut-Off Date greater than or equal to 5.500% per annum.

Subgroup II-3 Available Distribution Amount: With respect to any Distribution Date, the sum of the following amounts that are related to the Subgroup II-3 Loans:

(1)

the total amount of all cash received by or on behalf of each Servicer with respect to the Subgroup II-3 Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries), except:

(a)

all scheduled payments of principal and interest collected on the Subgroup II-3 Loans but due on a date after the related Due Date;

(b)

all Curtailments received with respect to the Subgroup II-3 Loans after the related Prepayment Period, together with all interest paid by the Mortgagors in connection with such Curtailments;

(c)

all Payoffs received with respect to the Subgroup II-3 Loans after the related Prepayment Period, together with interest paid by the Mortgagors in connection with such Payoffs;

(d)

Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries received on the Subgroup II-3 Loans after the related Prepayment Period;

(e)

all amounts reimbursable to the related Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodians pursuant to the terms of this Agreement or the Custodial Agreements;

(f)

reinvestment income with respect to the Subgroup II-3 Loans on the balance of funds, if any, in the Protected Accounts or the Distribution Account;

(g)

any fees payable to the Master Servicer (including any Master Servicing Fees), the Servicers and the Credit Risk Manager with respect to the Subgroup II-3 Loans, and any premiums payable in connection with any lender paid primary mortgage insurance policies maintained on the Subgroup II-3 Loans; and

(h)

all Prepayment Charges received in connection with the Subgroup II-3 Loans;

(2)

All Advances made by a Servicer and/or the Master Servicer or the Trustee with respect to the Subgroup II-3 Loans for that Distribution Date;

(3)

Any amounts paid as Compensating Interest on the Subgroup II-3 Loans by a Servicer and/or the Master Servicer for that Distribution Date;

(4)

The total amount of any cash related to the Subgroup II-3 Loans deposited in the Distribution Account in connection with the repurchase of any Subgroup II-2 Loan by the Seller; and

(5)

the total amount of any cash related to the Subgroup II-3 Loans deposited in the Distribution Account in connection with an optional termination of the Trust Fund.

Subgroup II-3 Discount Fraction: With respect to any Distribution Date and a Subgroup II-3 Discount Loan, a fraction, the numerator of which is 6.000% minus the Net Mortgage Rate as of the Cut-Off Date of such Subgroup II-1 Discount Loan, and the denominator of which is 6.000%.

Subgroup II-3 Discount Fractional Principal Amount: For any Distribution Date and the Subgroup II-3 Loans, the aggregate of the following with respect to each Subgroup II-3 Discount Loan: the Subgroup II-3 Discount Fraction of the amounts described in the definition of Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal.

Subgroup II-3 Discount Fractional Principal Shortfall: For any Distribution Date (i) prior to the Credit Support Depletion Date, an amount generally equal to the sum of:

(1)

the aggregate of the following with respect to each Subgroup II-3 Discount Loan: the Subgroup II-3 Discount Fraction of any loss (meaning a Fraud Loss, Special Hazard Loss, Bankruptcy Loss or the amount by which the outstanding Principal Balance thereof exceeded the Liquidation Principal and Insurance Proceeds received in respect thereof) on such Subgroup II-3 Discount Loan, other than a Special Hazard Loss in excess of the Special Hazard Coverage, a Fraud Loss in excess of the Fraud Coverage or a Bankruptcy Loss in excess of the Bankruptcy Coverage; and

(2)

the amounts described in clause (1) above for all prior Distribution Dates to the extent not previously distributed, and

(ii)

for any Distribution Date on or after the Credit Support Depletion Date, zero.

Subgroup II-3 Discount Loan:  Any Subgroup II-3 Loan with a Net Mortgage Rate as of the Cut-Off Date of less than 6.000% per annum.

Subgroup II-3 Loans: Any Group II Loans identified on the Group II Loan Schedule as Subgroup II-3 Loans.

Subgroup II-3 Non-Discount Loan: Any Subgroup II-3 Loan with a Net Mortgage Rate as of the Cut-Off Date greater than or equal to 6.000% per annum.

Subordinate Component:  With respect to Loan Subgroup II 1 and any Distribution Date, the excess, if any, of (a) aggregate Scheduled Principal Balances of the Subgroup II 1 Loans as of the first day of the related Due Period over (b) the Certificate Principal Balance of the Class II 1A Certificates and Class II AR Certificates immediately prior to such Distribution Date; (2) with respect to Loan Subgroup II 2 and any Distribution Date, the excess, if any, of (a) aggregate Scheduled Principal Balances of the Subgroup II 2 Loans as of the first day of the related Due Period over (b) the Certificate Principal Balance of the Class II 2A Certificates immediately prior to such Distribution Date; and (3) with respect to Loan Subgroup II 3 and any Distribution Date, the excess, if any, of (a) aggregate Scheduled Principal Balances of the Subgroup II 3 Loans as of the first day of the related Due Period over (b) the Certificate Principal Balance of the Class II 3A Certificates immediately prior to such Distribution Date.

Subordinate Liquidation Amount: For a Distribution Date and a Loan Subgroup, the excess, if any, of (i) the aggregate Liquidation Principal for all Group II Loans in such Loan Subgroup which became Liquidated Loans during the related Prepayment Period, over (ii) the related Senior Liquidation Amount for such Distribution Date and the related Discount Fraction of Liquidation Principal with respect to each Discount Loan in such Loan Subgroup, as applicable, received during the related Prepayment Period.

Subordinate Percentage: For any Distribution Date and a Loan Subgroup, 100% minus the related Senior Percentage for such date. As of the Closing Date, the Subordinate Percentage will be 4.30% with respect to the Subgroup II-1 Loans, 4.34% with respect to the Subgroup II-2 Loans and 4.25% with respect to the Subgroup II-3 Loans.

Subordinate Prepayment Percentage: For any Distribution Date and a Loan Subgroup, 100% minus the related Senior Prepayment Percentage. As of the Closing Date, the Subordinate Prepayment Percentage will be 0% for each Loan Subgroup.

Subordinate Principal Distribution Amount: With respect to any Distribution Date and a Loan Subgroup, an amount equal to the sum of the following for that Distribution Date:

(1)

the related Subordinate Percentage of the related Group II Principal Distribution Amount (exclusive of the portion thereof attributable to the related Discount Fractional Principal Amount for such Loan Subgroup, as applicable);

(2)

the related Subordinate Principal Prepayment Amount (exclusive of the portion thereof attributable to the related Discount Fractional Principal Amount for such Loan Subgroup, as applicable); and

(3)

the related Subordinate Liquidation Amount.

provided, however, that the Subordinate Principal Distribution Amount for each Loan Subgroup shall be reduced by the amounts required to be distributed to the Class II-PO Certificates with respect to the related Discount Fractional Principal Shortfall for such Loan Subgroup on such Distribution Date and the amounts required to be distributed to the Senior Certificates of a Loan Subgroup in connection with any Collateral Deficiency Amount; provided further that the Subordinate Principal Distribution Amount for each Loan Subgroup shall be reduced by the amounts required to be distributed to the Class II-PO Certificates with respect to the related Discount Fractional Principal Shortfall for such Loan Subgroup on such Distribution Date and the amounts required to be distributed to the Group II Senior Certificates of a Loan Subgroup in connection with any Collateral Deficiency Amount. Any reduction in the Subordinate Principal Distribution Amount pursuant to the foregoing provision shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2) above, in that order.

Subordinate Principal Prepayment Amount: For any Distribution Date and a Loan Subgroup, the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for such Distribution Date (exclusive of the portion thereof attributable to the related Discount Fractional Principal Amount for such Loan Subgroup for that Distribution Date, as applicable).

Subordination Level: On any specified date with respect to any Class of Group II Subordinate Certificates, the percentage obtained by dividing: (1) the sum of the aggregate Certificate Principal Balances of all Classes of Group II Subordinate Certificates which are subordinate in right of payment to such Class as of such date, before giving effect to distributions of principal or allocations of related Realized Losses on such date; by (2) the sum of the aggregate Certificate Principal Balances of all Classes of Group II Certificates (other than the Interest Only Certificates) as of such date, before giving effect to distributions of principal or allocations of related Realized Losses on such date.

Section 1.3

Allocation of Certain Interest Shortfalls.

(a)

For purposes of calculating the Group I Interest Distribution Amount for the Group I Senior Certificates, the Group I Mezzanine Certificates and the Class I-CE Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls and Curtailment Interest Shortfalls with respect to any Group I Loans to the extent not covered by payment by the related Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 3.21 shall first, reduce the Net Monthly Excess Cashflow for such Distribution Date, second, reduce the Overcollateralization Amount on the related Distribution Date, third, reduce the Group I Interest Distribution Amount payable to each Class of Group I Mezzanine Certificates in reverse order of payment priority and fourth, reduce the Group I Interest Distribution Amount payable to the Group I Senior Certificates (on a pro rata basis based on their respective Group I Senior Interest Distribution Amounts before such reduction), (2) any Relief Act Interest Shortfalls on the Group I Loans shall be allocated to the Group I Certificates on a pro rata basis based on their respective Group I Interest Distribution Amounts before such reduction, and (3) the aggregate amount of the interest portion of Realized Losses allocated to the Group I Mezzanine Certificates and Net WAC Rate Carryover Amounts paid to the Group I Senior Certificates and the Group I Mezzanine Certificates on any Distribution Date shall be allocated to the Class I-CE Certificates to the extent of the related Group I Interest Distribution Amount for such Distribution Date.

(b)

On each Distribution Date, the amount referred to in clause (i) of the definition of Group II Interest Distribution Amount for each Class of Group II Certificates (other than the Class II-PO Certificates) shall be reduced by the related Class’s pro rata share of Group II Net Interest Shortfalls with respect to the Group II Loans in the related Loan Subgroup, based on such Class’s Group II Interest Distribution Amount for such Distribution Date without taking into account such Group II Net Interest Shortfalls.  For purposes of calculating the reduction in the amount referred to in clause (i) of the definition of Group II Interest Distribution Amount for each Class of Group II Subordinate Certificates in respect of any Loan Subgroup, such reduction shall be based on the amount of interest accruing at 6.000% per annum, for the Subgroup II-1 Loans and Subgroup II-3 Loans, and 5.500% per annum, for the Subgroup II-2 Loans, in each case based on such Class’s proportionate share, based on Class Principal Balance, of the related Group Subordinate Amount for that Distribution Date.

ARTICLE II
CONVEYANCE OF TRUST FUND;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.1

Conveyance of Trust Fund.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Loans identified on the Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, the Servicing Agreements, the Assignment Agreements, and such assets as shall from time to time be credited or required by the terms of this Agreement to be credited to the Cap Account, Certificate Swap Account and Class I-A-1 Swap Account (including, without limitation the right to enforce the obligations of the other parties thereto thereunder), and all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal received by the Depositor or the applicable Servicer on or with respect to the Loans (other than payments of principal and interest due on such Loans on or before the Cut-Off Date). The Depositor herewith delivers to the Trustee executed copies of the Mortgage Loan Purchase Agreement and the Assignment Agreements (with copies of the related Servicing Agreements attached thereto).

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the applicable Custodian pursuant to the related Custodial Agreement the documents with respect to each Loan as described under Section 2 of the related Custodial Agreement (the “Loan Documents”). In connection with such delivery and as further described in the related Custodial Agreement, the applicable Custodian will be required to review such Loan Documents and deliver to the Trustee, the Depositor, the Master Servicer and the Seller certifications (in the forms attached to the related Custodial Agreement) with respect to such review with exceptions noted thereon.  In addition, the Depositor under the Custodial Agreements will have to cure certain defects with respect to the Loan Documents for the related Loans after the delivery thereof by the Depositor to the Custodians as more particularly set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files, including, but not limited to certain insurance policies and documents contemplated by Section 3.12, and preparation and delivery of the certifications shall be performed by the related Custodian pursuant to the terms and conditions of the related Custodial Agreement.

The Depositor shall deliver or cause the related originator to deliver to the related Servicer copies of all trailing documents required to be included in the related Mortgage File at the same time the originals or certified copies thereof are delivered to the Trustee or related Custodian, such documents including the mortgagee policy of title insurance and any Loan Documents upon return from the recording office. The Servicers shall not be responsible for any custodian fees or other costs incurred in obtaining such documents and the Depositor shall cause the Servicers to be reimbursed for any such costs the Servicers may incur in connection with performing its obligations under this Agreement.

The Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Seller that no Loan sold by the Seller to the Depositor is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective March 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective March 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9)) and (ii) Substitute Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Seller that no Substitute Loan sold by the Seller to the Depositor is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective March 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective March 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9)). The Depositor and the Trustee on behalf of the Trust agree and understand that it is not intended that any Loan be included in the Trust Fund that is (i) a “High Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004, (iv) a “high risk home loan” under the Illinois High Risk Home Loan Act, effective as of January 1, 2004, or (v) a “high cost home loan” under the Indiana High Cost Home Loan Law, effective January 1, 2005.  The Trustee shall be entitled to indemnification from the Depositor and the Trust Fund for any loss, liability or expense arising out of, or in connection with, the provisions of the preceding sentence, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to such provisions.

Section 2.2

Acceptance by Trustee.

The Trustee acknowledges receipt, subject to the provisions of Section 2.1 hereof and Section 2 of the Custodial Agreements, of the Loan Documents and all other assets included in the definition of “Trust Fund” and declares that it holds (or the applicable Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Loan Document, and that it holds (or the applicable Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of  “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

Section 2.3

Repurchase or Substitution of Loans.

(a)

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Loan that materially and adversely affects the value of such Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document, cure such defect or breach within 60 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Loan shall be deposited in the Distribution Account and the Trustee, upon receipt of written certification from the Securities Administrator of such deposit and receipt by the Custodian of a properly completed request for release for such Loan in the form of Exhibit 3 to the related Custodial Agreement, shall release or cause the applicable Custodian to release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Loan to be removed from the Trust Fund (in which case it shall become a Deleted Loan) and substitute one or more Substitute Loans in the manner and subject to the limitations set forth in Section 2.3(b). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders.  Notwithstanding the foregoing, if the representation made by the Seller in Section 6(xxiv) of the Mortgage Loan Purchase Agreement is breached, the Trustee shall enforce the obligation of the Seller to repurchase such Loan at the Purchase Price, or to provide a Substitute Loan (plus any costs and damages incurred by the Trust Fund in connection with any violation by any such Loan of any predatory or abusive lending law) within 90 days after the date on which the Seller was notified of such breach.

In addition, should the Master Servicer become aware of  or in the event of its receipt of notice by a Responsible Officer of the Master Servicer of the breach of the representation or covenant of the Seller set forth in Section 5(x) of the Mortgage Loan Purchase Agreement which materially and adversely affects the interests of the Holders of the Class I-P  or Class II-P Certificates in any Prepayment Charge, the Master Servicer shall promptly notify the Seller and the Trustee of such breach. The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to remedy such breach to the extent and in the manner set forth in the Mortgage Loan Purchase Agreement.

(b)

Any substitution of Substitute Loans for Deleted Loans made pursuant to Section 2.3(a) must be effected prior to the date which is two years after the Startup Day for any REMIC created hereby.

As to any Deleted Loan for which the Seller substitutes a Substitute Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee or the applicable Custodian on behalf of the Trustee, for such Substitute Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2 of the Custodial Agreements, as applicable, together with an Officers’ Certificate providing that each such Substitute Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The applicable Custodian on behalf of the Trustee shall acknowledge receipt of such Substitute Loan or Loans and, within ten Business Days thereafter, review such documents and deliver to the Depositor, the Trustee and the Master Servicer, with respect to such Substitute Loan or Loans, an initial certification pursuant to the related Custodial Agreement, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Custodian on behalf of the Trustee shall deliver to the Depositor, the Trustee and the Master Servicer a final certification pursuant to the Custodial Agreement with respect to such Substitute Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Substitute Loans in the month of substitution are not part of any REMIC and shall be retained by the Seller.  For the month of substitution, distributions to Certificateholders shall reflect the Monthly Payment due on such Deleted Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Loan Schedule to reflect the removal of such Deleted Loan from the terms of this Agreement and the substitution of the Substitute Loan or Loans and shall deliver a copy of such amended Loan Schedule to the Trustee and the Master Servicer. Upon such substitution, such Substitute Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement including all applicable representations and warranties thereof included herein or in the Mortgage Loan Purchase Agreement.

For any month in which the Seller substitutes one or more Substitute Loans for one or more Deleted Loans, the Master Servicer shall determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate Purchase Price of all such Deleted Loans exceeds the aggregate of, as to each such Substitute Loan, the Scheduled Principal Balance thereof as of the Due Date in the month of substitution, together with one month’s interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances (including Nonrecoverable Advances) related thereto. On the date of such substitution, the Seller shall deliver or cause to be delivered to the Securities Administrator for deposit in the Distribution Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee or the applicable Custodian on behalf of the Trustee, upon receipt of the related Substitute Loan or Loans and certification by the Securities Administrator of such deposit and receipt by the applicable Custodian of a properly completed request for release for such Loan in the form of Exhibit 3 to the related Custodial Agreement, shall release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any REMIC, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(c)

Upon discovery by the Depositor, the Seller, the Master Servicer or the Trustee that any Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or substitute one or more Substitute Loans for the affected Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Loan. Such repurchase or substitution shall be made by (i) the Seller, if the affected Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Loan’s status as a non-qualified mortgage does not result from a breach of representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.3(a). The Trustee shall reconvey to the Seller or the Depositor the Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Loan repurchased for breach of a representation or warranty.

(d)

Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.5 which materially and adversely affects the interests of the Certificateholders in any Loan or Prepayment Charge, the Master Servicer shall cure such breach in all material respects.

Section 2.4

Authentication and Delivery of Certificates; Designation of Certificates as REMIC Regular and Residual Interests.

(a)

The Trustee acknowledges the transfer to the extent provided herein and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused the Securities Administrator to execute and authenticate and has delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates evidencing the entire ownership of the Trust Fund.

(b)

This Agreement shall be construed so as to carry out the intention of the parties that each REMIC created hereby be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

Section 2.5

Representations and Warranties of the Master Servicer.

The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)

The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii)

The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii)

The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv)

The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(v)

No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

(vi)

There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(vii)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.5 shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.

Section 2.6

[Reserved].

Section 2.7

Establishment of the Trust.

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as “Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5” and does hereby appoint HSBC Bank USA, National Association as Trustee in accordance with the provisions of this Agreement.

Section 2.8

Purpose and Powers of the Trust.

(a)

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(b)

acquire and hold the Loans and the other assets of the Trust Fund and the proceeds therefrom;

(c)

to issue the Certificates sold to the Depositor in exchange for the Loans;

(d)

to make payments on the Certificates;

(e)

to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(f)

subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities.  The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.8 may not be amended without the consent of the Certificateholders evidencing 51% or more of the aggregate Voting Rights of the Certificates.

ARTICLE III
ADMINISTRATION AND SERVICING OF THE LOANS; ACCOUNTS

Section 3.1

Master Servicer.

The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, prepare the statements specified in Section 4.3 and any other information and statements required to be provided by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Loan monitoring with the actual remittances of the Servicers to the Distribution Account pursuant to the applicable Servicing Agreements.

Notwithstanding anything in this Agreement or any Servicing Agreement to the contrary, the Master Servicer shall not have any duty or obligation to enforce any Credit Risk Management Agreement that a Servicer is a party to (a “Servicer Credit Risk Management Agreement”) or to supervise, monitor or oversee the activities of the Credit Risk Manager under any such Servicer Credit Risk Management Agreement with respect to any action taken or not taken by the applicable Servicer pursuant to a recommendation of the Credit Risk Manager.

The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form reasonably acceptable to it necessary or appropriate to enable the Servicers and the Master Servicer to service or master service and administer the related Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or any Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or such Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or such Servicer.

The Trustee, the Custodians and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodians or the Securities Administrator regarding the related Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodians or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodians or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodians and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, a Custodian’s or the Securities Administrator’s actual costs.

The Trustee shall execute and deliver to the related Servicer or the Master Servicer upon request any court pleadings, requests for trustee’s sale or other documents necessary or desirable and, in each case, provided to the Trustee by such Servicer or Master Servicer to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Loan Document or otherwise available at law or equity. The Trustee shall have no responsibility for the willful malfeasance or any wrongful or negligent actions taken by the Master Servicer or any Servicer in respect of any document delivered by the Trustee under this paragraph, and the Trustee shall be indemnified by the Master Servicer or such Servicer, as applicable, for any cost, liability or expense arising from the misuse thereof by the Master Servicer or such Servicer.

Section 3.2

REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall treat such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Loans pursuant to this Agreement or the Trustee has received an Opinion of Counsel stating that such sale will not result in an Adverse REMIC Event as defined in Section 11.1(f) hereof prepared at the expense of the Trust Fund, and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement, the Assignment Agreements or Section 2.3 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event as defined in Section 11.1(f) hereof.

Section 3.3

Monitoring of Servicers.

(a)

The Master Servicer shall be responsible for monitoring the compliance by each Servicer with its duties under the related Servicing Agreement.  In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of any Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement.  In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Seller and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate; provided, however that if the defaulting Servicer is Wells Fargo, the Trustee shall issue such notice or take such other action as it deems appropriate.

(b)

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer (other than Wells Fargo) fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Loans or to cause the Trustee to enter in to a new Servicing Agreement with a successor servicer selected by the Master Servicer; provided however that if the defaulting servicer is Wells Fargo, the Trustee shall terminate the rights and obligations of such Servicer and enter into a new Servicing Agreement with a successor servicer selected by it provided, further that, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed ninety (90) days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Trustee, as applicable, in its good faith business judgment, would require were it the owner of the related Loans.  The Master Servicer or the Trustee, as applicable shall pay the costs of such enforcement at its own expense, provided that the Master Servicer or the Trustee, as applicable shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer or Trustee, as applicable, shall have received indemnity reasonably acceptable to it for its costs and expenses in pursuing such action.

(c)

To the extent that the costs and expenses of the Master Servicer or the Trustee, if applicable, related to any termination of a Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer or the Trustee, if applicable with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the related Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, if applicable, shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d)

The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e)

If the Master Servicer or the Trustee, as applicable, acts as successor Servicer, it shall not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.4

Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy that would meet the requirements of Fannie Mae or Freddie Mac, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.  Any such errors and omissions policy and fidelity bond may not be cancelable without thirty (30) days’ prior written notice to the Trustee.

Section 3.5

Power to Act; Procedures.

The Master Servicer shall master service the Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.3, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC.  The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney, in form acceptable to the Trustee, empowering the Master Servicer or the related Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or the related Servicer may request, to enable the Master Servicer to master service and administer the Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the misuse of any such powers of attorney or any other executed documents delivered by the Trustee pursuant to this paragraph by the Master Servicer or any Servicer and shall be indemnified by the Master Servicer or such Servicer for any costs, liabilities or expenses incurred by the Trustee in connection with such misuse).  If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10 hereof.  In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action authorized pursuant to this Agreement to be taken by it in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 3.6

Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in the applicable Servicing Agreement and to the extent Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.7

Release of Mortgage Files.

(a)

Upon becoming aware of  a Payoff with respect to any Loan, or the receipt by any Servicer of a notification that a Payoff has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the applicable Servicer will (or if the applicable Servicer does not, the Master Servicer may), if required under the applicable Servicing Agreement, promptly furnish to the applicable Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the related Custodial Agreement, and signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the applicable Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File.  Upon receipt of such certification and request, the applicable Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee and applicable Custodian shall have no further responsibility with regard to such Mortgage File.  Upon any such Payoff, each Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Distribution Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings.  The applicable Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the applicable Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form attached to the related Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the related Servicer or the Master Servicer, as applicable.  Such request for release shall obligate such Servicer or the Master Servicer to return the Mortgage File to the applicable Custodian on behalf of the Trustee, when the need therefor by the related Servicer or the Master Servicer no longer exists unless the Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the applicable Custodian, on behalf of the Trustee, to such Servicer or the Master Servicer.

Section 3.8

Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)

The Master Servicer and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or the applicable Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or the applicable Custodian.  Any funds received by the Master Servicer or a Servicer in respect of any Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement.  The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it.  In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or any Servicer, in respect of any Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries shall be held by the Master Servicer or such Servicer, as applicable, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

Section 3.9

Standard Hazard Insurance and Flood Insurance Policies.

(a)

For each Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

Pursuant to Section 3.23, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 3.24. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Loan where the terms of the Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 3.24.

Section 3.10

Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

Section 3.11

Maintenance of the Primary Mortgage Insurance Policies.

(a)

The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any primary mortgage insurance policy or any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Loan requires the Mortgagor to maintain such insurance) primary mortgage insurance applicable to each Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)

The Master Servicer agrees to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Loans. Pursuant to Section 3.22 and 3.23, any amounts collected by the Master Servicer or any Servicer under any primary mortgage insurance policies shall be deposited by the related Servicer in its Protected Account or by the Master Servicer in the Distribution Account, subject to withdrawal pursuant to Sections 3.22 or 3.24, as applicable.

Section 3.12

Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the applicable Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement.  Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or the applicable Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the applicable Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the applicable Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Loan Documents that come into the possession of the Master Servicer from time to time.

Section 3.13

Realization Upon Defaulted Loans.

The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.14

Compensation for the Master Servicer.

(a)

The Master Servicer shall have the right to receive all income and gain realized from any investment of funds in the Distribution Account as well as the Master Servicing Fee as compensation (collectively, the “Master Servicing Compensation”).  Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Charges) shall be retained by the applicable Servicer and shall not be deposited in the related Protected Account.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

(b)

The amount of the Master Servicing Compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 3.22.

Section 3.15

REO Property.

(a)

In the event the Trust Fund acquires ownership of any REO Property in respect of any related Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Further, the Master Servicer shall, to the extent provided in the related Servicing Agreement, cause the applicable Servicer to sell any REO Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)

The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)

The Master Servicer and the related Servicer, as applicable, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Distribution Account on the next succeeding Remittance Date.

Section 3.16

Annual Statement as to Compliance.

(a)

The Master Servicer and the Securities Administrator shall deliver (and the Master Servicer and Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator and, in the case of the Master Servicer, to the Trustee, on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of any such Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Officer’s Certificate, the Depositor shall review such Officer’s Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder.

(b)

The Master Servicer shall enforce the obligation of each Servicer as set forth in the related Servicing Agreement to deliver to the Master Servicer an annual statement of compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement  The Master Servicer shall include such annual statements of compliance with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section.

(c)

Failure of the Master Servicer to comply timely with this Section 3.16 shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Loans and the proceeds thereof without compensating the Master Servicer for the same.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(d)

Unless available on the Securities Administrator’s website, copies of such Master Servicer annual statements of compliance shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 3.17

Assessments of Compliance.

(a)

By March 15 of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.29(d), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(b)

No later than the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Master Servicer shall forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.  When the Master Servicer and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to Section 3.18) of each Servicing Function Participant engaged by it.

(c)

Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit M and notify the Depositor of any exceptions.

(d)

The Master Servicer shall enforce the obligation of each Servicer as set forth in the related Servicing Agreement to deliver to the Master Servicer an annual report on assessment of compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include such annual reports on assessment of compliance with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section.

(e)

Failure of the Master Servicer to comply timely with this Section 3.17(a) shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 3.18

Master Servicer and Securities Administrator Attestation Reports.

(a)

By March 15 of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Securities Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

(b)

Promptly after receipt of such report from the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review the report and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each assessment submitted pursuant to Section 3.17 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c)

The Master Servicer shall enforce the obligation of each Servicer as set forth in the related Servicing Agreement to deliver to the Master Servicer an attestation within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include each such attestation with its own attestation to be submitted to the Securities Administrator pursuant to this Section.

(d)

Failure of the Master Servicer to comply timely with this Section 3.18(a) shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Loans and the proceeds thereof without compensating the Master Servicer for the same.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Section 3.19

Annual Certification.

(a)

Each Form 10-K required to be filed for the Trust pursuant to Section 3.29 shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith pursuant to the Sarbanes-Oxley Act.  Each of the Master Servicer and the Securities Administrator shall, and shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit L, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust.  Such officer of the Certifying Person can be contacted by e-mail at www.cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380.  In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable subservicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.19 with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, as the case may be, and a compliance statement, an assessment of compliance and attestation pursuant to Sections 3.16, 3.17 and 3.18, notwithstanding such termination or resignation.  Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished pursuant to this Section or any Servicing Agreement or  Custodial Agreement.

(b)

The Master Servicer shall enforce the obligation of each Servicer as set forth in the related Servicing Agreement to deliver to the Master Servicer a certification similar to the Back-Up Certification within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.

Section 3.20

Intention of the Parties and Interpretation and Additional Information;  Notice.

Each of the parties acknowledges and agrees that the purpose of Sections 3.16, 3.17, and 3.18 of this Agreement is to facilitate compliance by the Master Servicer and the Securities Administrator with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 2210.1100 - 2210.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Seller or the Depositor for delivery of additional or different information as the Seller or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Each of the parties agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, with respect to evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder.

Any notice or notification required to be delivered by the Securities Administrator to the Depositor pursuant to this Article III may be delivered via facsimile to (212) 797-5152, via email to susan.valenti@db.com or telephonically by calling Susan Valenti at (212) 250-3456.

Section 3.21

Obligation of the Master Servicer in Respect of Compensating Interest.

The Master Servicer shall deposit in the Distribution Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to Compensating Interest on the related Loans for the related Distribution Date, and not so paid by the related Servicers and (ii) the Master Servicing Compensation for such Distribution Date without reimbursement therefor.

Section 3.22

Protected Accounts.

(a)

The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Loan by Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer’s own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. Each Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by the related Servicing Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held in a depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

(b)

To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Eligible Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Eligible Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Eligible Investments made pursuant to this Section 3.22 shall be paid to the related Servicer under the applicable Servicing Agreement, and the amounts required to be distributed to the Certificateholders resulting from the loss of monies on such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be remitted to the Master Servicer or the Securities Administrator.

(c)

To the extent provided in the related Servicing Agreement and subject to this Article III, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Loans due on or before the Cut-Off Date):

(i)

Monthly Payments on the Loans received or any related portion thereof advanced by the Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii)

Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received by the Servicers with respect to such Loans in the related Prepayment Period, Compensating Interest and the amount of any related Prepayment Charges; and

(iii)

Any amount to be used as an Advance.

(d)

Withdrawals may be made from a Protected Account or the Distribution Account only to make remittances as provided in Sections 3.23(c) and 3.24 or as otherwise provided in the Servicing Agreements, to reimburse the Master Servicer or a Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor, to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis, or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.1 or Section 10.2.  As provided in Sections 3.23(c) and 3.24(b) or as otherwise provided in the Servicing Agreements certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Distribution Account.

Section 3.23

Distribution Account.

(a)

The Securities Administrator shall establish and maintain, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts. The Master Servicer shall deposit in the Distribution Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(i)

Any amounts withdrawn from a Protected Account;

(ii)

Any Advance and any amounts in respect of Prepayment Interest Shortfalls or Curtailment Shortfalls;

(iii)

Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer;

(iv)

The Purchase Price with respect to any Loans purchased by the Seller pursuant to Section 2.3 and all proceeds of any Loans or property acquired with respect thereto purchased by the Group I Terminator or Group II Terminator pursuant to Section 10.1 or Section 10.2;

(v)

Any amounts required to be deposited by the Master Servicer or any Servicer with respect to losses on investments of deposits in an Account; and

(vi)

Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Distribution Account pursuant to this Agreement.

(b)

All amounts deposited to the Distribution Account shall be held by the Securities Administrator in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer or the related Servicer to the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c)

The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator).  The amount at any time credited to the Distribution Account shall be invested in the name of the Master Servicer, in such Eligible Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be an Eligible Investment. All Eligible Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Distribution Date following the date of the investment of such funds (the “Investment Withdrawal Distribution Date”) if the obligor for such Eligible Investment is the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Investment Withdrawal Distribution Date. All investment earnings on amounts on deposit in the Distribution Account from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on an Eligible Investment or demand deposit, the Master Servicer shall deposit such amount from its own funds in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

Section 3.24

Permitted Withdrawals and Transfers from the Distribution Account.

(a)

The Securities Administrator shall, from time to time on demand of the Master Servicer make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements for the following purposes, not in any order of priority:

(i)

to reimburse the Master Servicer or any Servicer for any Advance of its own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Loan respecting which such Advance was made;

(ii)

to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Loan;

(iii)

to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Loan for insured expenses incurred with respect to such Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Loan for Liquidation Expenses incurred with respect to such Loan;

(iv)

to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Loan, the amount which it or such Servicer would have been entitled to receive under subclause (vii) of this Subsection (a) as servicing compensation on account of each defaulted scheduled payment on such Loan if paid in a timely manner by the related Mortgagor;

(v)

to pay the Master Servicer or any Servicer from the Purchase Price for any Loan, the amount which it or such Servicer would have been entitled to receive under subclause (vii) of this Subsection (a) as servicing compensation;

(vi)

to reimburse the Master Servicer or any Servicer for any Nonrecoverable Advance, after a Realized Loss has been allocated with respect to the related Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clause (i);

(vii)

to pay the Master Servicing Compensation to the Master Servicer, the Servicing Fee to the Servicers (to the extent such Servicing Fee was not retained by a Servicer pursuant to the related Servicing Agreement), the Credit Risk Management Fee to the Credit Risk Manager for such Distribution Date and to reimburse the Master Servicer for premiums payable in connection with any lender paid mortgage insurance and for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.3, 7.3, 9.5 and 11.1.

(viii)

to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

(ix)

to reimburse the Trustee, the Custodians and the Securities Administrator for expenses, costs and liabilities, if any, incurred by or reimbursable to such parties pursuant to this Agreement and the Custodial Agreements;

(x)

to remove amounts deposited in error; and

(xi)

to clear and terminate the Distribution Account pursuant to Section 10.1 or Section 10.2.

(b)

The Master Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (v), inclusive, or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 3.23(b).

(c)

On each Distribution Date, the Securities Administrator shall distribute the Available Distribution Amount to the Holders of the Certificates in accordance with Section 4.1.

Section 3.25

Reserve Fund.

(a)

No later than the Closing Date, the Securities Administrator shall establish and maintain a separate, segregated trust account titled, “Reserve Fund, Wells Fargo Bank, National Association, in trust for the registered holders of Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5, Mortgage Pass-Through Certificates”.   On the Closing Date, the Depositor will deposit or cause to be deposited into the Reserve Fund an amount equal to $1,000.

(b)

On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Group I Senior Certificates  or the Group I Mezzanine Certificates, the Securities Administrator will deposit into the Reserve Fund the amounts described in Section 4.1(a)(iii)(f), rather than distributing such amounts to the Class I-CE Certificateholders.  On each such Distribution Date, the Securities Administrator shall hold all such amounts for the benefit of the Holders of the Group I Senior Certificates and the Group I Mezzanine Certificates, and will distribute such amounts to the Holders of the Group I Senior Certificates and the Group I Mezzanine Certificates in the amounts and priorities set forth in Section 4.1(a)(iv).

(c)

For federal and state income tax purposes, the Class I-CE Certificateholders will be deemed to be the owners of the Reserve Fund and all amounts deposited into the Reserve Fund shall be treated as amounts distributed by REMIC IV to the Holders of the Class I-CE Certificates.  Upon the termination of the Trust Fund, or the payment in full of the Group I Senior Certificates and the Group I Mezzanine Certificates, all amounts remaining on deposit in the Reserve Fund will be released by the Trust Fund and distributed to the Class I-CE Certificateholders or their designees.  The Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the Group I Senior Certificates or the Group I Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

(d)

By accepting a Class I-CE Certificate, each Class I-CE Certificateholder hereby agrees that the Securities Administrator will deposit into the Reserve Fund the amounts described above on each Distribution Date rather than distributing such amounts to the Class I-CE Certificateholders.  By accepting a Class I-CE Certificate, each Class I-CE Certificateholder further agrees that its agreement to such action by the Securities Administrator is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

(e)

The Securities Administrator, as directed by the majority Holder of the Class I-CE Certificates, shall direct any depository institution maintaining the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment.  If the Holders of a majority in Percentage Interest in the Class I-CE Certificates fail to provide investment instructions, funds on deposit in the Reserve Fund shall be held uninvested by the Securities Administrator without liability for interest or compensation.  All income and gain earned upon such investment shall be deposited into the Reserve Fund.  In no event shall the Securities Administrator be liable for any investments made pursuant to this clause (e).

Section 3.26

[Reserved].

Section 3.27

[Reserved].

Section 3.28

Prepayment Penalty Verification.

On or prior to each Servicer Remittance Date, each Servicer shall, to the extent provided in the respective Servicing Agreement, provide in an electronic format acceptable to the Master Servicer the data necessary for the Master Servicer to perform its verification duties agreed to by the Master Servicer and the Depositor.  The Master Servicer or a third party reasonably acceptable to the Master Servicer and the Depositor (the “Verification Agent”) will perform such verification duties and will use its best efforts to issue its findings in a report (the “Verification Report”) delivered to the Master Servicer and the Depositor within ten (10) Business Days following the related Distribution Date; provided, however, that if the Verification Agent is unable to issue the Verification Report within ten (10) Business Days following the Distribution Date, the Verification Agent may issue and deliver to the Master Servicer and the Depositor the Verification Report upon the completion of its verification duties.  The Master Servicer shall forward the Verification Report to the respective Servicer and shall notify such Servicer if the Master Servicer has determined that such Servicer did not deliver the appropriate Prepayment Charges to the Master Servicer in accordance with the respective Servicing Agreement.  Such written notification from the Master Servicer shall include the loan number, prepayment penalty code and prepayment penalty amount as calculated by the Master Servicer or the Verification Agent, as applicable, of each Loan for which there is a discrepancy.  If the respective Servicer agrees with the verified amounts, such Servicer shall adjust the immediately succeeding Remittance Report and the amount remitted to the Master Servicer with respect to prepayments accordingly.  If the respective Servicer disagrees with the determination of the Master Servicer, such Servicer shall, within five (5) Business Days of its receipt of the Verification Report, notify the Master Servicer of such disagreement and provide the Master Servicer with detailed information to support such Servicer’s position.  The respective Servicer and the Master Servicer shall cooperate to resolve any discrepancy on or prior to the immediately succeeding Servicer Remittance Date, and such Servicer will indicate the effect of such resolution on the related Remittance Report and shall adjust the amount remitted with respect to prepayments on such Servicer Remittance Date accordingly.

During such time as the respective Servicer and the Master Servicer are resolving discrepancies with respect to the Prepayment Charges, no payments in respect of any disputed Prepayment Charges will be remitted to the Distribution Account and the Master Servicer shall not be obligated to remit such payments, unless otherwise required pursuant to Section 8.1 hereof.  In connection with such duties, the Master Servicer shall be able to rely solely on the information provided to it by the respective Servicer in accordance with this Section.  The Master Servicer shall not be responsible for verifying the accuracy of any of the information provided to it by the respective Servicer or for performing the Master Servicer’s duties under this Section 3.28 with respect to a Servicer if such Servicer is unable or unwilling to provide the required data to the Master Servicer or is not required to provide such information to the Master Servicer.

Section 3.29

Reports Filed with Securities and Exchange Commission.

(a)

(i)

Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Remittance Report attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit K-1 to the Depositor and the Securities Administrator and directed and approved by and at the direction of the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii)

As set forth on Exhibit K-1 hereto, within 5 calendar days after the related Distribution Date, (A) the parties to the Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5 transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit N hereto (an “Additional Disclosure Notification”) and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)

After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure).  Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D.  An authorized representative of the Master Servicer shall sign the Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.29(c)(ii).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D that has been prepared and filed by the Securities Administrator.  Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 3.29(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties as set forth in this Agreement.  Neither the Securities Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iv)

Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  The Depositor hereby instructs the Securities Administrator, with respect to each Form 10-D, to check "yes" for each item unless the Securities Administrator has received timely prior written notice from the Depositor that the answer should be "no" for an item.  The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be “no” as a result of filings that relate to other securitization transactions of the Depositor for which the Securities Administrator does not have the obligation to prepare and file Exchange Act reports.  The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(b)

(i)

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit K-3 to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii)

As set forth on Exhibit K-3 hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business New York time on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to the Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5 transaction  shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii)

After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor.  Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K.  A duly authorized representative of the Master Servicer shall sign the Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.29(c)(ii).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K that has been prepared and filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.29(b) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Agreement.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)

(i)

On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(ii)

In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly electronically notify the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than for the purpose of restating any Remittance Report), any Additional Form 10-K Disclosure or any Form 8-K Disclosure Information or any amendment to such disclosure, the Securities Administrator will electronically notify the Depositor and such other parties to this transaction as are affected by such amendment, and such parties will cooperate with the Securities Administrator to prepare any necessary 8-KA, 10-DA or 10-KA.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative of the Master Servicer or an officer of the Master Servicer in charge of the master servicing function, as applicable.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 3.29(c) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Agreement.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)

(i)

On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement and the Servicing Agreements, (i) an annual compliance statement for each Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties (together with the Custodians, each, a “Reporting Servicer”) as described under the related Servicing Agreement and Section 3.16, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described in the related Servicing Agreement or Custodial Agreement and Section 3.17, and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under the related Servicing Agreement or Custodial Agreement and Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s report on assessment of compliance with servicing criteria described thereunder is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described in the related Servicing Agreement or Custodial Agreement or under Section 3.18, and (B) if any registered public accounting firm attestation report described in the related Servicing Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K,  disclosure that such report is not included and an explanation why such report is not included, and (iv) the Sarbanes-Oxley Certification as described in Section 3.19 (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB).  Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii)

As set forth on Exhibit K-2 hereto, no later than March 15 of each year (including all applicable grace periods) that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) certain parties to the Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5 transaction  shall be required to provide to the Securities Administrator and the Depositor, to the extent known to a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii)

After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor.  Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K.  An officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.29(c)(ii).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K that has been prepared and filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 3.29(d) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.29(d), the related Servicing Agreement, Section 3.17, Section 3.18 and Section 3.19.  Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare , execute  and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv)

Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  The Depositor hereby instructs the Securities Administrator, with respect to each Form 10-K, to check "yes" for each item unless the Securities Administrator has received timely prior written notice from the Depositor that the answer should be "no" for an item.  The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Securities Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no” as a result of filings that relate to other securitization transactions of the Depositor for which the Securities Administrator does not have the obligation to prepare and file Exchange Act reports.  The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

Each of the Depositor, Master Servicer, Securities Administrator and any Servicing Function Participant engaged by such party, respectively, shall indemnify and hold harmless the Master Servicer, the Securities Administrator and the Depositor, respectively, and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, loses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations hereunder, including particularly its obligations to provide any Assessment of Compliance, Attestation Report, Compliance Statement or any information, data or materials required to be included in any 1934 Act report, (b) any material misstatement or omission in any information, data or materials provided by such party (or, in the case of the Securities Administrator or Master Servicer, any material misstatement or material omission in (i) any Compliance Statement, Assessment of Compliance or Attestation Report delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure), (c) any claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct or (d) the negligence, bad faith or willful misconduct of such indemnifying party in connection with its performance hereunder.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator or the Depositor, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying  party on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

Notwithstanding the provisions of Section 12.1, this Section 3.29 may be amended without the consent of the Certificateholders.

Section 3.30

Special Servicing.

Upon any Group I Loan becoming ninety (90) days or more delinquent, the Majority Class I-CE Certificateholder shall have the option to transfer servicing with respect to such delinquent Group I Loan to a Special Servicer. Immediately upon the transfer of servicing to the Special Servicer with respect to any Group I Loan, the Special Servicer shall service such Group I Loan in accordance with (i) all provisions of this Agreement which were applicable to the former Servicer prior to such transfer of servicing and (ii) any Special Servicer Agreement.  Upon the exercise of such option and with respect to Group I Loans that currently or subsequently become ninety (90) days or more delinquent, servicing on such Group I Loans will transfer to the Special Servicer, upon prior written notice to the Master Servicer and Credit Risk Manager, without any further action by the Majority Class I-CE Certificateholder.  Any Special Servicer Agreement shall be acceptable to the Master Servicer, the Trustee and the Rating Agencies and will not modify any material terms of this Agreement, including but not limited to, increasing the Servicing Fee payable to the Special Servicer under this Agreement. If any Group I Loan is serviced by the Special Servicer and subsequently becomes less than ninety (90) days delinquent, such Group I Loan shall be serviced by the Special Servicer in accordance with this Agreement exclusively, without regard to any Special Servicer Agreement.  Upon the appointment of the Special Servicer, all provisions of this Agreement shall be binding on and enforceable against the Special Servicer as if such Special Servicer were an original signatory and party to this Agreement. Notwithstanding anything to the contrary contained herein, upon the transfer of servicing with respect to any such Group I Loan to the Special Servicer, the former Servicer (or any successor thereto other than the Special Servicer) shall have no further rights, obligations or liabilities with respect to such Group I Loan.  Any costs and expenses of the Master Servicer in connection with the negotiation, execution and delivery of any Special Servicer Agreement and the transfer of servicing to a Special Servicer shall be an expense of the Majority Class I-CE Certificateholder (or, if the Majority Class I-CE Certificateholder fails to make prompt reimbursement, then from amounts due to the Class I-CE Certificates under this Agreement).  In the event that a Special Servicer is appointed under this Agreement, the Master Servicer and the Securities Administrator shall be entitled with respect to such Special Servicer and its related Special Servicer Agreement, to all the benefits, rights, indemnities and limitations on liability accorded to them under this Agreement in respect of the Servicer.

Section 3.31

Purchase of Delinquent Loans.

Upon a Group I Loan becoming ninety (90) days or more delinquent, the Servicer (or any successor thereto other than the Special Servicer) may be terminated as Servicer with respect to that Group I Loan at the sole option of the Majority Class I-CE Certificateholder and all servicing rights and responsibilities, with respect to such Group I Loan, upon prior written notice to the Master Servicer, will transfer to the Special Servicer pursuant to Section 3.30.  If the Majority Class I-CE Certificateholder does not exercise such option with respect to any such Group I Loan and has not exercised such option previously, within ninety (90) days following the date on which such Group I Loan became 90 days delinquent, the Servicer shall have the right to purchase such Group I Loan from REMIC I at a price equal to the Purchase Price; provided, however that prior to such purchase the Servicer shall have (i) determined in good faith that such Group I Loan would otherwise become subject to foreclosure proceedings and (ii) provided evidence of such determination in writing to the Trustee, in form and substance satisfactory to the Servicer and the Trustee.  The Purchase Price for any Group I Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Group I Loan released pursuant hereto. For the avoidance of doubt, once the Majority Class I-CE Certificateholder exercises its rights under Section 3.30, the Servicer will no longer have the right to purchase any Group I Loans that become ninety (90) days or more delinquent.

ARTICLE IV
GROUP I—PAYMENTS TO CERTIFICATEHOLDERS;  ADVANCES;
STATEMENTS AND REPORTS

Section 4.1

Group I—Distributions to Certificateholders.

(a)

On each Distribution Date, the Securities Administrator, to the extent on deposit therein and based solely upon the Remittance Report for such Distribution Date, shall withdraw from the Distribution Account the Group I Available Distribution Amount for such Distribution Date and distribute to each Certificateholder by wire transfer in immediately available funds for the account of the Certificateholder, or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 10.1 or Section 10.2 respecting the final distribution), as specified by each such Certificateholder, and at the address of such Holder appearing in the Certificate Register, with respect to such Certificateholder, from the amount so withdrawn and to the extent of such Group I Available Distribution Amount, such Certificateholder’s Percentage Interest of the following amounts and in the following order and priority:

(i)

On each Distribution Date, the Securities Administrator shall distribute the Group I Interest Remittance Amount for such Distribution Date in the following order of priority, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

(a)

first, to the applicable Swap Account in the Supplemental Interest Trust, an amount equal to the sum of any Net Swap Payment owed to the Swap Providers and any Swap Termination Payment owed to the Swap Providers not due to a Swap Provider Trigger Event for such Distribution Date;

(b)

second, concurrently to the Holders of the Group I Senior Certificates, the related Group I Senior Interest Distribution Amount for such Distribution Date to the extent of the Group I Interest Remittance Amount on a pro rata basis based on the entitlement of each such Class; and

(c)

third, to the Holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, sequentially, in that order, the related Group I Interest Distribution Amount allocable to each such Class to the extent of the Group I Interest Remittance Amount for such Distribution Date remaining after distribution of the Group I Senior Interest Distribution Amount to the Group I Senior Certificates and distribution of the Group I Interest Distribution Amount to any Class of Group I Mezzanine Certificates with a higher payment priority.

(ii)

(A)  On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, the Securities Administrator shall distribute the Group I Principal Distribution Amount for that Distribution Date in the following amounts and order of priority:

(a)

first, to the applicable Swap Account in the Supplemental Interest Trust, an amount equal to the sum of any Net Swap Payment owed to the Swap Providers and any Swap Termination Payment owed to the Swap Providers not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

(b)

second, concurrently, and on a pro rata basis, to the Holders of the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates based on the Certificate Principal Balance of each such Class until the Certificate Principal Balance of each such Class has been reduced to zero; and

(c)

third, sequentially, to the Holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, the Group I Principal Distribution Amount remaining after the distributions in clause second above, until the Certificate Principal Balance of each such Class has been reduced to zero.

    (B)

On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, the Securities Administrator shall distribute the Group I Principal Distribution Amount for that Distribution Date in the following amounts and order of priority:

(a)

first, to the applicable Swap Account in the Supplemental Interest Trust, an amount equal to the sum of any Net Swap Payment owed to the Swap Providers and any Swap Termination Payment owed to the Swap Providers not due to a Swap Provider Trigger Event to the extent not paid from the Group I Interest Remittance Amount on such Distribution Date;

(b)

second, concurrently, and on a pro rata basis, to the Holders of the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates based on the Group I Certificate Principal Balance of each such Class, in an amount up to the Group I Senior Principal Distribution Amount until the Certificate Principal Balance of each such Class has been reduced to zero;

(c)

third, to the Holders of the Class I-M-1 Certificates, the Class I-M-1 Principal Distribution Amount in reduction of the Group I Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-1 Certificates has been reduced to zero;

(d)

fourth, to the Holders of the Class I-M-2 Certificates, the Class I-M-2 Principal Distribution Amount in reduction of the Group I Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-2 Certificates has been reduced to zero;

(e)

fifth, to the Holders of the Class I-M-3 Certificates, the Class I-M-3 Principal Distribution Amount in reduction of the Group I Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-3 Certificates has been reduced to zero;

(f)

sixth, to the Holders of the Class I-M-4 Certificates, the Class I-M-4 Principal Distribution Amount in reduction of the Group I Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-4 Certificates has been reduced to zero;

(g)

seventh, to the Holders of the Class I-M-5 Certificates, the Class I-M-5 Principal Distribution Amount in reduction of the Group I Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-5 Certificates has been reduced to zero;

(h)

eighth, to the Holders of the Class I-M-6 Certificates, the Class I-M-6 Principal Distribution Amount in reduction of the Group I Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-6 Certificates has been reduced to zero;

(i)

ninth, to the Holders of the Class I-M-7 Certificates, the Class I-M-7 Principal Distribution Amount in reduction of the Group I Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-7 Certificates has been reduced to zero;

(j)

tenth, to the Holders of the Class I-M-8 Certificates, the Class I-M-8 Principal Distribution Amount in reduction of the Group I Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-8 Certificates has been reduced to zero;

(k)

eleventh, to the Holders of the Class I-M-9 Certificates, the Class I-M-9 Principal Distribution Amount in reduction of the Group I Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-9 Certificates has been reduced to zero; and

(l)

twelfth, to the Holders of the Class I-M-10 Certificates, the Class I-M-10 Principal Distribution Amount in reduction of the Group I Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-10 Certificates has been reduced to zero.

(iii)

On each Distribution Date, the Securities Administrator shall distribute any Net Monthly Excess Cashflow for such Distribution Date in the following order of priority:

(a)

first, to the holders of the Classes of Group I Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for such Distribution Date, distributable as part of the Group I Principal Distribution Amount for that Distribution Date in accordance with the priorities set forth in Section 4.1(a)(ii) above;

(b)

second, concurrently, to the Holders of the Group I Senior Certificates, the related Group I Senior Interest Distribution Amount for such Distribution Date remaining unpaid, on a pro rata basis based on the entitlement of each such Class;

(c)

third, sequentially, to the Holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7,  Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, the related Interest Carry Forward Amount for each such Class for such Distribution Date;

(d)

fourth, sequentially, to the Holders of the Class I-A-3 and Class I-A-4 Certificates, in that order, the Allocated Realized Loss Amount for each such Class and such Distribution Date;

(e)

fifth, sequentially, to the Holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, the Allocated Realized Loss Amount for each such Class and such Distribution Date;

(f)

sixth, to the Reserve Fund, the amount by which  the  Net WAC Rate Carryover Amounts, if any, with respect to the Group I Senior Certificates and Group I Mezzanine Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

(g)

seventh, to the applicable Swap Account in the Supplemental Interest Trust, an amount equal to either Swap Termination Payment owed to either Swap Provider due to a Swap Provider Trigger Event pursuant to the related Swap Agreement;

(h)

eighth, to the Holders of the Class I-CE Certificates, the Group I Interest Distribution Amount for such Class and any Overcollateralization Reduction Amount for such Distribution Date; and

(i)

ninth, to the Holders of the Class I-R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge Term as identified on the Loan Schedule or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the Holders of the Class I-P Certificates, until the Group I Certificate Principal Balance of each Class I-P Certificate has been reduced to zero; and second, to the Holders of the Class I-R Certificates.

(iv)

On each Distribution Date, the Securities Administrator, after making the required distributions of interest and principal to the Certificates as described in Section 4.1(a)(i) and (a)(ii) above, and after the distribution of the Net Monthly Excess Cashflow as described in Section 4.1(a)(iii), will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Group I Senior Certificates, on a pro rata basis, and the Group I Mezzanine Certificates in respect of any Net WAC Rate Carryover Amounts due to each such Class in the following manner and order of priority:  first, concurrently to the Group I Senior Certificates on a pro rata basis, the related Net WAC Rate Carryover Amount remaining unpaid for such Distribution Date for each such Class; second, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, sequentially, in that order, the related Net WAC Rate Carryover Amount remaining unpaid for such Distribution Date for such Class.

(v)

On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Trust Prepayment Charges with respect to the Group I Loans and shall distribute such amounts to the Class I-P Certificates.

(vi)

On each Distribution Date, to the extent required, following the distribution of the Group I Interest Remittance Amount, Group I Principal Distribution Amount, Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, the Securities Administrator will withdraw from amounts, if any, in the Cap Account to distribute to the Group I Senior Certificates, Group I Mezzanine Certificates and Class I-CE Certificates in the following order of priority:

(a)

first, concurrently, to the Holders of the Group I Senior Certificates, the related Group I Senior Interest Distribution Amount remaining undistributed after the distribution of the Group I Interest Remittance Amount, on a pro rata basis based on such respective remaining Group I Senior Interest Distribution Amount;

(b)

second, sequentially, to the Holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, the related Group I Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Net Monthly Excess Cashflow;

(c)

third, to the holders of the class or classes of Group I Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to Section 4.1(a)(iii)(a) above;

(d)

fourth, to the Holders of the Class I-A-3 and Class I-A-4 Certificates, sequentially, in that order, in each case up to the related Allocated Realized Loss Amount related to such certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow pursuant to Section 4.1(a)(iii) above;

(e)

fifth, sequentially, to the Holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow pursuant to Section 4.1(a)(iii) above;

(f)

sixth, concurrently, to the Holders of the Group I Senior Certificates, on a pro rata basis based on such respective Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;

(g)

seventh, sequentially, to the Holders of the Group I Mezzanine Certificates, in the order of their numerical class designations, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund; and

(h)

eighth, to the Holders of the Class I-CE Certificates, any remaining amount.

(vii)

On each Distribution Date, to the extent required, following the distribution of the Group I Interest Remittance Amount, Group I Principal Distribution Amount, Net Monthly Excess Cashflow, withdrawals from the Reserve Fund and withdrawals from the Cap Account, as described in this Section 4.1 above, the Securities Administrator will withdraw any amounts in the Certificate Swap Account and distribute such amounts in the following order of priority:

(a)

first, to the Certificate Swap Provider, any Net Swap Payment owed to the Certificate Swap Provider pursuant to the Certificate Swap Agreement for such Distribution Date;

(b)

second, to the Certificate Swap Provider, any Swap Termination Payment owed to the Certificate Swap Provider not due to a Swap Provider Trigger Event pursuant to the Certificate Swap Agreement;

(c)

third, concurrently, to the Holders of the Group I Senior Certificates, the related Group I Senior Interest Distribution Amount remaining undistributed after the distribution of the Group I Interest Remittance Amount, on a pro rata basis based on such respective remaining Group I Senior Interest Distribution Amount;

(d)

fourth, sequentially, to the Holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, the related Group I Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Net Monthly Excess Cashflow;

(e)

fifth, to the holders of the class or classes of Group I Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to Section 4.1(a)(iii)(a) above;

(f)

sixth, sequentially, to the Holders of the Class I-A-3 and Class I-A-4 Certificates, in that order, up to the related Allocated Realized Loss Amount related to each such certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow pursuant to Section 4.1(a)(iii) above;

(g)

seventh, sequentially, to the Holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow pursuant to Section 4.1(a)(iii) above;

(h)

eighth, concurrently, to the Holders of the Group I Senior Certificates, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;

(i)

ninth, sequentially, to the Holders of the Group I Mezzanine Certificates, in the order of their numerical class designations, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;

(j)

tenth, to the Certificate Swap Provider, an amount equal to the Swap Termination Payment owed to the Certificate Swap Provider due to a Swap Provider Trigger Event pursuant to the Certificate Swap Agreement; and

(k)

eleventh, to the Holders of the Class I-CE Certificates, any remaining amount.

(viii)

On each Distribution Date, to the extent required, following the distribution of the Group I Interest Remittance Amount, Group I Principal Distribution Amount, Net Monthly Excess Cashflow, withdrawals from the Reserve Fund, Cap Account and Certificate Swap Account, as described in this Section 4.1 above, the Securities Administrator will withdraw any amounts in the Class I-A-1 Swap Account and distribute such amounts in the following order of priority:

(a)

first, to the Class I-A-1 Swap Provider, any Net Swap Payment owed to the Class I-A-1 Swap Provider pursuant to the Class I-A-1 Swap Agreement for such Distribution Date;

(b)

second, to the Class I-A-1 Swap Provider, any Swap Termination Payment owed to the Class I-A-1 Swap Provider not due to a Swap Provider Trigger Event pursuant to the Class I-A-1 Swap Agreement;

(c)

third, to the Holders of the Class I-A-1 Certificates, the related Group I Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount, distributions of Net Monthly Excess Cashflow, withdrawals from the Reserve Fund, withdrawals from the Cap Account and withdrawals from the Certificate Swap Account; provided, that for purposes of this clause (c) the Pass-Through Rate for the Class I-A-1 Certificates will only be subject to the Net WAC Pass-Through Rate if payments are not made under the Swap Agreement or the Swap Agreement is terminated early;

(d)

fourth, to the Holders of the Class I-A-1 Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after the distributions of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund;

(e)

fifth, to the Class I-A-1 Swap Provider, an amount equal to any Swap Termination Payment owed to the Class I-A-1 Swap Provider due to a Swap Provider Trigger Event pursuant to the Class I-A-1 Swap Agreement; and

(f)

sixth, to the Holders of the Class I-CE Certificates, any remaining amount.

(b)

The final distribution of principal of each Group I Certificate (and the final distribution with respect to the Class I-R Certificate upon termination of the Trust Fund) shall be payable in the manner provided in Section 4.1 only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Securities Administrator specified in the notice delivered pursuant to the next succeeding paragraph or Section 10.1.

Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Group I Loans and Insurance Proceeds and Liquidation Proceeds received and expected to be received during the applicable Prepayment Period, the Securities Administrator believes that the entire remaining unpaid Certificate Principal Balance of any Class of Group I Certificates shall become distributable on the next Distribution Date, the Securities Administrator shall, as early as practicable prior to the Determination Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Group I Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriter, and to each Rating Agency a notice to the effect that:  (i) it is expected that funds sufficient to make such final distribution shall be available in the Distribution Account on such Distribution Date, and (ii) if such funds are available, (A) such final distribution shall be payable on such Distribution Date, but only upon presentation and surrender of such Group I Certificate at the office or agency of the Securities Administrator maintained for such purpose (the address of which shall be set forth in such notice), and (B) o interest shall accrue on such Group I Certificate after such Distribution Date.

Section 4.2

Group I—Allocation of Realized Losses.

Prior to each Distribution Date, the Master Servicer, based solely on the information provided by the related Servicer, shall determine the amount of Realized Losses, if any, with respect to each Group I Loan.

Realized Losses on the Group I Loans for any Distribution Date will first, cause a reduction in Net Monthly Excess Cash Flow for that Distribution Date, second, reduce the available cap payments from the Cap Provider and available Net Swap Payments from the Swap Providers, if any, for that Distribution Date, and third cause a reduction in the Group I Certificate Principal Balance of the Class I-CE Certificates for that Distribution Date, until the Group I Certificate Principal Balance thereof has been reduced to zero.  To the extent that Realized Losses on a Distribution Date cause the aggregate Group I Certificate Principal Balance of the Group I Senior Certificates, Group I Mezzanine Certificates and Class I-P Certificates, after taking into account all distributions on such Distribution Date, to exceed the aggregate Principal Balance of the Group I Loans as of the last day of the related Due Period, such excess will be allocated first, to the Class I-M-10 Certificates, second, to the Class I-M-9 Certificates, third, to the Class I-M-8 Certificates, fourth, to the Class I-M-7 certificates, fifth to the Class I-M-6 Certificates; sixth, to the Class I-M-5 Certificates, seventh, to the Class I-M-4 Certificates; eighth, to the Class I-M-3 Certificates, ninth, to the Class I-M-2, tenth, to the Class I-M-1 Certificates and eleventh, to the Class I-A-4 Certificates, in each case to reduce the Group I Certificate Principal Balance thereof until it has been reduced to zero, and twelfth, to the Class I-A-3 Certificates, in an amount equal to the Realized Losses otherwise allocable to the Class I-A-2 and Class I-A-3 Certificates assuming that such Realized Losses were allocated to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates on a pro rata basis, based on the Group I Certificate Principal Balance of each such Class of Certificates, until the Certificate Principal Balance of the Class I-A-3 Certificates is reduced to zero. In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Group I Loan, the amount of the Realized Loss with respect to that defaulted Group I Loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Adjustable Rate Certificates on any Distribution Date.

Any allocation of Realized Losses to a Class I-A-3 Certificate, Class I-A-4 Certificate or Group I Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made.  Any allocation of Realized Losses to a Class I-CE Certificates shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.1(a)(iii)(h). No allocations of Realized Losses shall be made to the Class I-A-1, Class I-A-2 and Class I-P Certificates.  Notwithstanding anything to the contrary in this Agreement, in no event will the Certificate Principal Balance of any Class I-A-3 Certificate, Class I-A-4 Certificate or Group I Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to the Class I-A-3 Certificate, Class I-A-4 Certificate or Group I Mezzanine Certificate in respect of Realized Losses and (ii) payable as principal to the Holder of such Certificate from Net Monthly Excess Cashflow.

As used herein, any allocation of a Realized Loss on a “pro rata basis” among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

Any Subsequent Recoveries collected by the Servicers will be distributed as part of the Available Distribution Amount in accordance with the priorities described under Section 4.1.  In addition, the Group I Certificate Principal Balance of each Class of Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, on a pro rata basis based on the related Allocated Realized Loss Amount with respect to the Group I Senior Certificates, and in order of seniority with respect to the Group I Mezzanine Certificates, by the amount of such Subsequent Recoveries, but only to the extent that such Certificate has not been reimbursed for the amount of such Realized Loss (or a portion thereof) allocated to such Certificate from Net Monthly Excess Cashflow.  Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

All reductions in the Group I Certificate Principal Balance of a Certificate effected by distributions of principal or allocations of Realized Losses with respect to Group I Loans made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate.

Section 4.3

Group I—Statements to Certificateholders.

On each Distribution Date, the Securities Administrator shall provide or make available, upon request to each Holder of a Group I Certificate, a statement (each, a “Remittance Report”) as to the distributions made to such Certificateholders on such Distribution Date setting forth:

1.

the applicable Interest Accrual Periods and general Distribution Dates;

2.

the total cash flows received and the general sources thereof;

3.

the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.

the amount of the related distribution to holders of the Group I Certificates (by Class) allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

6.

the amount of such distribution to holders of the Certificates (by Class) allocable to interest;

7.

the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Group I Certificates (if any);

8.

the Group I Certificate Principal Balance of the Group I Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such Distribution Date;

9.

the number and Scheduled Principal Balance of all the Group I Loans for the following Distribution Date;

10.

the Pass-Through Rate for each Class of Group I Certificates for such Distribution Date;

11.

the aggregate amount of Advances included in the distributions on the Distribution Date (including the general purpose of such Advances);

12.

the number and aggregate principal balance of any Group I Loans that were (A) delinquent (exclusive of Group I Loans in foreclosure) using the “OTS” method (1) one Monthly Payment is delinquent, (2) two Monthly Payments are delinquent, (3) three Monthly Payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period;

12.

the amount of, if any, of Net Monthly Excess Cashflow or excess spread and the application of such Net Monthly Excess Cashflow;

13.

with respect to any Group I Loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such Group I Loan as of the end of the related Prepayment Period;

14.

whether the Stepdown Date has occurred or whether a Trigger Event is in effect;

16.

the total number and principal balance of any REO Properties as of the end of the related Prepayment Period;

17.

the cumulative Realized Losses through the end of the preceding month;

18.

the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Group I Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the Scheduled Principal Balances of all of the Group I Loans;

19.

the amount of the Prepayment Charges with respect to Group I Loans remitted by the Servicers;

20.

the amount of any Net Swap Payment payable to the Supplemental Interest Trust by either Swap Provider, any related Net Swap Payment payable to either Swap Provider, any Swap Termination Payment payable to the Supplemental Interest Trust by either Swap Provider, and any Swap Termination Payment payable to either Swap Provider from the Supplemental Interest Trust; and

21.

the amount of any payment payable to the Supplemental Interest Trust by the Cap Provider pursuant to the Cap Agreement.

The Securities Administrator shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Group I Certificateholders, the Trustee, and the Rating Agencies via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at http:\\www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-301-815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclauses (4) and (5) above, the amounts shall be expressed as a dollar amount per single Certificate of the relevant Class.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Group I Certificate that is a Regular Interest Certificate a statement containing the information set forth in subclauses (4) and (5) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

The Securities Administrator shall, upon request, furnish to each Group I Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Group I Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Group I Certificateholder in accordance with such reasonable and explicit instructions and directions as the Group I Certificateholder may provide.

On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Group I Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

Section 4.4

Group I—Advances.

If the Monthly Payment on a Group I Loan or a portion thereof is delinquent as of its Due Date, other than as a result of interest shortfalls due to bankruptcy proceedings or application of the Relief Act, and the related Servicer fails to make a Monthly Advance pursuant to the related Servicing Agreement, the Master Servicer shall deposit in the Distribution Account, from its own funds or from amounts on deposit in the Distribution Account that are held for future distribution, not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such delinquency, net of the Servicing Fee and Master Servicing Fee for such Group I Loan except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable Advance. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Distribution Account on or before any future Distribution Account Deposit Date to the extent that the Group I Available Distribution Amount for the related Distribution Date (determined without regard to Advances to be made on the Distribution Account Deposit Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.1 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the related Servicer is required to do so under its Servicing Agreement.  In the event the Master Servicer elects not to make an Advance because the Master Servicer deems such Advance to be a Nonrecoverable Advance pursuant to this Section 4.4, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the Advance to be a Nonrecoverable Advance.

Section 4.5

[Reserved].

Section 4.6

REMIC Distributions.

(a)

On each Distribution Date, amounts shall be allocated to the interests in each of the REMICs as set forth in the Preliminary Statement hereto.

(b)

Notwithstanding the distributions described in this Section 4.6, distributions of funds shall be made to Certificateholders only in accordance with Section 4.1.

Section 4.7

Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee and the Securities Administrator reasonably believe are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

Section 4.8

Group I—Certificate Swap Account.

No later than the Closing Date, the Securities Administrator shall establish and maintain with itself, as agent for the Trustee, on behalf of the Supplement Interest Trust, a separate, segregated trust account (the “Certificate Swap Account”) titled, “Wells Fargo Bank, N.A. as Securities Administrator, in trust for the registered holders of Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5, Mortgage Pass-Through Certificates—Certificate Swap Account”.  Such account shall be an Eligible Account and amounts therein shall be held uninvested.

For federal and state income tax purposes, the Class I-CE Certificateholders shall be deemed to be the owners of the Certificate Swap Account. The Certificate Swap Account shall be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h).  Upon the termination of the Trust, or the payment in full of the Group I Senior Certificates and the Group I Subordinate Certificates, all amounts remaining on deposit in the Certificate Swap Account shall be released by the Trust and distributed to the Class I-CE Certificateholders.  The Certificate Swap Account shall be part of the Trust but not part of any REMIC.

Upon receipt of any amounts paid under the Certificate Swap Agreement, and following any distributions of Net Monthly Excess Cashflow pursuant to Section 4.1(a)(iii) above, withdrawals from the Reserve Fund pursuant to Section 4.1(a)(iv) above and withdrawals from the Cap Account pursuant to Section 4.1(a)(vi) above, the Securities Administrator shall deposit such amounts into the Certificate Swap Account for distribution pursuant to Section 4.1(a)(vii) above.

In the event that the Certificate Swap Agreement is terminated prior to the Termination Date (as defined in the Certificate Swap Agreement), the Trustee on behalf of the Supplemental Interest Trust, at the direction of the Depositor, shall use reasonable efforts to appoint a successor swap provider using any Swap Termination Payments paid by the Certificate Swap Provider. To the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Certificate Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Swap Termination Payment owing to the Certificate Swap Provider, and any remaining portion will be distributed to Certificateholders according to the order of priorities of Section 4.1(a)(vii) above.  If the Trustee on behalf of the Supplemental Interest Trust is unable to locate a qualified successor swap provider, any such Swap Termination Payments will be deposited in the Certificate Swap Account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the Certificate Swap Agreement or the appointment of a successor swap provider), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the Certificate Swap Agreement) and distribute such Net Swap Payment to the holders of the Certificates in accordance with Section 4.1.

Section 4.9

Group I—Class I-A-1 Swap Account.

No later than the Closing Date, the Securities Administrator shall establish and maintain with itself, as agent for the Trustee, on behalf of the Supplement Interest Trust and the Class I-A-1 and Class I-CE Certificateholders, a separate, segregated trust account (the “Class I-A-1 Swap Account”) titled, “Wells Fargo Bank, N.A. as Securities Administrator, in trust for the registered holders of Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5, Mortgage Pass-Through Certificates, Class I-A-1 and Class I-CE Certificates—Class I-A-1 Swap Account”.  Such account shall be an Eligible Account and amounts therein shall be held uninvested.

For federal and state income tax purposes, the Class I-CE Certificateholders shall be deemed to be the owners of the Class I-A-1 Swap Account. The Class I-A-1 Swap Account shall be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h).  Upon the termination of the Trust, or the payment in full of the Group I Senior Certificate and the Group I Subordinate Certificates, all amounts remaining on deposit in the Class I-A-1 Swap Account shall be released by the Trust and distributed to the Class I-CE Certificateholders.  The Class I-A-1 Swap Account shall be part of the Trust but not part of any REMIC.

Upon receipt of any amounts paid under the Class I-A-1 Swap Agreement, and following any distributions of Net Monthly Excess Cashflow pursuant to Section 4.1(a)(iii) above, withdrawals from the Reserve Fund pursuant to Section 4.1(a)(iv) above, the Cap Account pursuant to Section 4.1(a)(vi) above and Certificate Swap Account, pursuant to Section 4.1(a)(vii) above, the Securities Administrator shall deposit such amounts into the Class I-A-1 Swap Account for distribution pursuant to Section 4.1(a)(viii) above.

In the event that the Class I-A-1 Swap Agreement is terminated prior to the Termination Date (as defined in the Class I-A-1 Swap Agreement), the Trustee on behalf of the Supplemental Interest Trust, at the direction of the Depositor, shall use reasonable efforts to appoint a successor swap provider using any Swap Termination Payments paid by the Class I-A-1 Swap Provider. To the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Class I-A-1 Swap Provider, all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement will be applied to the Swap Termination Payment owing to the Class I-A-1 Swap Provider, and any remaining portion will be distributed to Certificateholders according to the order of priorities of Section 4.1(a)(viii) above.  If the Trustee on behalf of the Supplemental Interest Trust is unable to locate a qualified successor swap provider, any such Swap Termination Payments will be deposited in the Class I-A-1 Swap Account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the Class I-A-1 Swap Agreement or the appointment of a successor swap provider), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the Class I-A-1 Swap Agreement) and distribute such Net Swap Payment to the holders of the Certificates in accordance with Section 4.1.

Three Business Days prior to each Distribution Date on which any amount will be distributed from the Class I-A-1 Swap Account to the Class I-A-1 Certificates in accordance with Section 4.1(a)(viii), the Securities Administrator shall determine the amount of any Class I-A-1 Amount for that Distribution Date and report such Class I-A-1 Amount to the Class I-A-1 Swap Provider on that same day in accordance with the notice provisions contained in Section 12.5 hereof; provided, however, that the Securities Administrator shall be under no obligation to report such Class I-A-1 Amount to the Class I-A-1 Swap Provider unless it has first received the Cap Agreement Report or Certificate Swap Report for such Distribution Date.

Section 4.10

Group I—Cap Account.

No later than the Closing Date, the Securities Administrator shall establish and maintain with itself, as agent for the Trustee, on behalf of the Supplement Interest Trust, a separate, segregated trust account (the “Cap Account”) titled, “Wells Fargo Bank, N.A. as Securities Administrator, in trust for the registered holders of Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5, Mortgage Pass-Through Certificates—Cap Account”.  Such account shall be an Eligible Account and amounts therein shall be held uninvested.

For federal and state income tax purposes, the Class I-CE Certificateholders shall be deemed to be the owners of the Cap Account. The Cap Agreement shall be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h).  Upon the termination of the Trust, or the payment in full of the Group I Senior Certificate and the Group I Subordinate Certificates, all amounts remaining on deposit in the Cap Account shall be released by the Trust and distributed to the Class I-CE Certificateholders.  The Cap Account shall be part of the Trust but not part of any REMIC and any payments to the holders of the Group I Senior Certificates and the Group I Subordinate Certificates from the Cap Account shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

Upon receipt of any amounts paid under the Cap Agreement, and following any distributions of Net Monthly Excess Cashflow pursuant to Section 4.1(a)(iii) above and withdrawals from the Reserve Fund pursuant to Section 4.1(a)(iv) above, the Securities Administrator shall deposit such amounts into the Cap Account for distribution pursuant to Section 4.1(a)(vi) above.

Section 4.11

Group I—Supplemental Interest Trust

A separate trust is hereby established (the “Supplemental Interest Trust”), for the benefit of the Holders of the Class I-CE Certificates.  The Supplemental Interest Trust shall hold the Cap Account, the Certificate Swap Account and the Class I-A-1 Swap Account.  The Supplemental Interest Trust shall not be a part of any REMIC created by this Agreement.

ARTICLE V
GROUP II—PAYMENTS TO CERTIFICATEHOLDERS;  ADVANCES;
STATEMENTS AND REPORTS

Section 5.1

Group II—Distributions to Certificateholders.

On each Distribution Date, the Securities Administrator, to the extent on deposit therein and based solely upon the Remittance Report for such Distribution Date, shall withdraw from the Distribution Account the Subgroup II-1 Available Distribution Amount, Subgroup II-2 Available Distribution Amount and Subgroup II-3 Available Distribution Amount for such Distribution Date and distribute to each related Certificateholder, by wire transfer in immediately available funds for the account of the Certificateholder or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 10.2 respecting the final distribution) as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register, from the amount so withdrawn and to the extent of the Subgroup II-1 Available Distribution Amount,  Subgroup II-2 Available Distribution Amount and Subgroup II-3 Available Distribution Amount, as applicable, such Certificateholder’s Percentage Interest of the following amounts and in following order and priority:

(a)

On each Distribution Date prior to the Credit Support Depletion Date, the Securities Administrator will distribute the Subgroup II-1 Available Distribution Amount, Subgroup II-2 Available Distribution Amount and Subgroup II-3 Available Distribution Amount in the following order and priority:

(i)

On each Distribution Date, the Subgroup II-1 Available Distribution Amount shall be distributed as follows:

(a)

first, to the Class II-1A, Class II-AR and Class II-X1 Certificates the related Group II Interest Distribution Amount on a pro rata basis based on the related Group II Interest Distribution Amount with respect to each such Class; provided, that for purposes of distributions pursuant to this clause (a)(i), the Group II Interest Distribution Amount for the Class II-X1 Certificates will be calculated solely on the basis of that portion of the Class II-X1 Notional Amount attributable to the Subgroup II-1 Loans;

(b)

second, to the Class II-PO Certificates, the Subgroup II-1 Discount Fractional Principal Amount until the Certificate Principal Balance of the Class II-PO Certificates has been reduced to zero;

(c)

third, to the Class II-AR Certificates, the related Group II Senior Principal Distribution Amount until the Certificate Principal Balance of the Class II-AR Certificates has been reduced to zero;

(d)

fourth, to the Class II-1A Certificates, the related Group II Senior Principal Distribution Amount remaining after payments pursuant to clause (i)(c) above, until the Certificate Principal Balance of the Class II-1A Certificates has been reduced to zero; and

(e)

fifth, the Subgroup II-1 Discount Fractional Principal Shortfall to the Class II-PO Certificates, but not more than an amount equal to the Subordinate Principal Distribution Amount related to the Subgroup II-1 Loans for such Distribution Date (without regard to the proviso of such definition).

(ii)

On each Distribution Date, the Subgroup II-2 Available Distribution Amount shall be distributed as follows:

(a)

first, to the Class II-2A Certificates and Class II-X2 Certificates, the related Group II Interest Distribution Amount on a pro rata basis based on the related Group II Interest Distribution Amount with respect to each such Class;

(b)

second, to the Class II-PO Certificates, the Subgroup II-2 Discount Fractional Principal Amount until the Certificate Principal Balance of the Class II-PO Certificates has been reduced to zero;

(c)

third, to the Class II-2A Certificates, the related Group II Senior Principal Distribution Amount until the Certificate Principal Balance of the Class II-2A Certificates has been reduced to zero; and

(d)

fourth, the Subgroup II-2 Discount Fractional Principal Shortfall to the Class II-PO Certificates, but not more than an amount equal to the Subordinate Principal Distribution Amount related to the Subgroup II-2 Loans for such Distribution Date (without regard to the proviso of such definition).

(iii)

On each Distribution Date, the Subgroup II-3 Available Distribution Amount will be distributed in the following manner and order of priority:

(a)

first, to the Class II-3A Certificates and Class II-X1 Certificates, the related Group II Interest Distribution Amount on a pro rata basis based on the related Group II Interest Distribution Amount with respect to each such Class; provided, that for purposes of distributions pursuant to this clause (iii)(a), the Interest Distribution Amount for the Class II-X1 Certificates will be calculated solely on the basis of that portion of the Class II-X1 Notional Amount attributable to the Subgroup II-3 Mortgage Loans;

(b)

second, to the Class II-PO Certificates, the Subgroup II-3 Discount Fractional Principal Amount until the Certificate Principal Balance of the Class II-PO Certificates has been reduced to zero;

(c)

third, to the Class II-3A Certificates, the related Group II Senior Principal Distribution Amount until the Certificate Principal Balance of the Class II-3A Certificates has been reduced to zero; and

(d)

fourth, the Subgroup II-3 Discount Fractional Principal Shortfall to the Class II-PO Certificates, but not more than an amount equal to the Subordinate Principal Distribution Amount related to the Subgroup II-3 Loans for such Distribution Date (without regard to the proviso of such definition).

(iv)

From the Subgroup II-1 Available Distribution Amount, Subgroup II-2 Available Distribution Amount and Subgroup II-3 Available Distribution Amount remaining after payments pursuant to clauses (i), (ii) and (iii) above, (a) first, the Senior Interest Shortfall Amount for each Class of Group II Senior Certificates (other than the Class II-PO Certificates) for such Distribution Date, if any, pro rata according to the amount of interest to which each such Class would otherwise be entitled, (b) second, an amount equal to the Collateral Deficiency Amount, if any, to the Group II Senior Certificates (other than the Interest Only Certificates), pro rata among the Group II Senior Certificates (other than the Interest Only Certificates) based on the related Collateral Deficiency Amount and within each subgroup of Certificates, on a pro rata basis, if applicable, based on the Certificate Principal Balance of each such Class, as a payment of principal and (c) third, if such Distribution Date is a Cross Payment Trigger Date, the Principal Prepayment Amount distributable to the Group II Senior Certificates (other than the Interest Only Certificates) that have been paid in full, will be paid as principal to the related Group II Senior Certificates (other than the Interest Only Certificates) that have not been paid in full in accordance with the priorities set forth in clauses (i), (ii) and (iii) above.

(v)

From the sum of the remaining Subgroup II-1 Available Distribution Amount, Subgroup II-2 Available Distribution Amount and Subgroup II-3 Available Distribution Amount, after payments pursuant to clauses (i) through (iv) above, to the Class II-M, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates, sequentially, in that order, an amount equal to their respective Group II Interest Distribution Amounts for such Distribution Date and their pro rata share, based on the outstanding Certificate Principal Balance of each such Class, of the Subordinate Principal Distribution Amount; provided, however, that on any Distribution Date on which the Subordination Level for any Class of Group II Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the Class or Classes of the Group II Subordinate Certificates junior to such Class will be distributed to the most senior Class of Group II Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Class or Classes of Group II Subordinate Certificates senior thereto, pro rata based on the certificate principal balance of each such Class.

(vi)

To the Group II Senior Certificates (other than the Interest Only Certificates), from the Subgroup II-1 Available Distribution Amount, Subgroup II-2 Available Distribution Amount and Subgroup II-3 Available Distribution Amount, respectively, remaining after distributions pursuant to clauses (i) through (v) above, by Pro Rata Allocation, the amount of any unreimbursed losses previously allocated to such classes of certificates, and then to the Group II Subordinate Certificates, in the order of their seniority, the amount of any unreimbursed losses previously allocated to such classes of certificates.

(vii)

To the Class II-AR Certificates, the remainder (which is expected to be zero), if any of the Subgroup II-1 Available Distribution Amount, Subgroup II-2 Available Distribution Amount and Subgroup II-3 Available Distribution Amount remaining after distributions pursuant to clauses (i) through (vi) above.

On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Subgroup II-1 Available Distribution Amount, Subgroup II-2 Available Distribution Amount and Subgroup II-3 Available Distribution Amount on such Distribution Date, distributions will be made to the Group II Senior Certificates in the following order of priority:

(1)

first, (a) to the Class II-1A and Class II-X1 Certificates, from the Subgroup II-1 Available Distribution Amount, the related Group II Interest Distribution Amount on a pro rata basis based on the amount payable to each such class, provided, that for purposes of distributions pursuant to this clause (1)(a), the Group II Interest Distribution Amount for the Class II-X1 Certificates will be calculated solely on the basis of that portion of the Class II-X1 Notional Amount attributable to the Subgroup II-1 Loans; (b) to the Class II-2A and Class II-X2 Certificates, from the Subgroup II-2 Available Distribution Amount, the related Group II Interest Distribution Amount on a pro rata basis based on the amount payable to each such class, and (c) to the Class II-3A and Class II-X1 Certificates from the Subgroup II-3 Available Distribution Amount, the related Group II Interest Distribution Amount on a pro rata basis based on the amount payable to each such class provided, that for purposes of distributions pursuant to this clause (1)(c), the Interest Distribution Amount for the Class II-X1 Certificates will be calculated solely on the basis of that portion of the Class II-X1 Notional Amount attributable to the Subgroup II-3 Loans; in each case of clauses (1)(a), (b) and (c) above, to the extent of amounts available;

(2)

second, (a) from the Subgroup II-1 Available Distribution Amount remaining after payments in clause (1)(a) above, the Subgroup II-1 Discount Fractional Principal Amount to the Class II-PO Certificates, (b) from the Subgroup II-2 Available Distribution Amount remaining after payments in clause (1)(b) above, the Subgroup II-2 Discount Fractional Principal Amount to the Class II-PO Certificates; and (c) from the Subgroup II-3 Available Distribution Amount remaining after payments in clause (1)(c) above, the Subgroup II-3 Discount Fractional Principal Amount to the Class II-PO Certificates;

(3)

third, (a) to the Class II-1A Certificates, the Subgroup II-1 Available Distribution Amount remaining after payments pursuant to clauses (1)(a) and (2)(a) above, (b) to the Class II-2A Certificates, the Subgroup II-2 Available Distribution Amount remaining after payments pursuant to clauses (1)(b) and (2)(b) above and (c) to the Class II-3A Certificates, the Subgroup II-3 Available Distribution Amount remaining after payments pursuant to clauses (1)(c) and (2)(c) above, in each case until the certificate principal balance of each such class has been reduced to zero;

(4)

fourth, from the Subgroup II-1 Available Distribution Amount, Subgroup II-2 Available Distribution Amount and Subgroup II-3 Available Distribution Amount remaining after payments pursuant to clauses (1), (2) and (3) above, to each class of certificates for which a Senior Interest Shortfall Amount exists, the Senior Interest Shortfall Amount for such Distribution Date, pro rata, based on such Senior Interest Shortfall Amount;

(5)

fifth, (a) from the Subgroup II-1 Available Distribution Amount remaining after payments pursuant to clauses (1) through (4) above, to the Class II-1A Certificates, the amount of any unreimbursed losses previously allocated to each such class, (b) from the Subgroup II-2 Available Distribution Amount remaining after payments pursuant to clauses (1) through (4) above, to the Class II-2A Certificates, the amount of any unreimbursed losses previously allocated to each such class and (c) from the Subgroup II-3 Available Distribution Amount remaining after payments pursuant to clauses (1) through (4) above, to the Class II-3A Certificates, the amount of any unreimbursed losses previously allocated to each such class; and

(6)

sixth, to the Class II-AR Certificates, the remainder, if any (which is expected to be zero), of the Subgroup II-1 Available Distribution Amount, Subgroup II-2 Available Distribution Amount and Subgroup II-3 Available Distribution Amount remaining after distributions pursuant to clauses (1) through (5) above.

(b)

[Reserved].

(c)

On each Distribution Date, the Securities Administrator will distribute to the Class II-P Certificates any Trust Prepayment Charges received in respect of the Group II Loans.  On the Distribution Date in August 2011, prior to making any distributions to the Class II-AR Certificates, the Securities Administrator shall make a payment of principal to the Class II-P Certificates in reduction of the certificate principal balance of such class.

Section 5.2

Group II—Allocation of Realized Losses.

(a)

Prior to each Distribution Date, the Master Servicer, based solely on the information provided by the related Servicer, shall determine the amount of Realized Losses, if any, with respect to each Group II Loan.

(b)

Realized Losses, other than Excess Losses, on Group II Loans shall be allocated as follows: (i) for losses allocable to principal, (A) first, sequentially, to the Class II-B-5, Class II-B-4, Class II-B-3, Class II-B-2, Class II-B-1 and Class II-M Certificates, in that order, until the Certificate Principal Balance of each such Class been reduced to zero and (B) second, (1) with respect to Realized Losses related to the Subgroup II-1 Loans, to the Class II-A1 Certificates until its Certificate Principal Balance has been reduced to zero; (2) with respect to Realized Losses related to the Subgroup II-2 Loans, to the Class II-A2 Certificates until its Certificate Principal Balance has been reduced to zero, and (3) with respect to Realized Losses related to the Subgroup II-3 Loans, to the Class II-A3 Certificates until its Certificate Principal Balance has been reduced to zero; provided, however, that following the Credit Support Depletion Date, if any loss is incurred (x) with respect to a Subgroup II-1 Discount Loan, the Subgroup II-1 Discount Fraction of such loss will first be allocated to the Class II-PO Certificates and the remainder of such loss will be allocated as described above in clause (i)(B)(1); (y) with respect to a Subgroup II-2 Discount Loan, the Subgroup II-2 Discount Fraction of such loss will first be allocated to the Class II-PO Certificates and the remainder of such loss will be allocated as described above in clause (i)(B)(2) and (z) with respect to a Subgroup II-3 Discount Loan, the Subgroup II-3 Discount Fraction of such loss will first be allocated to the Class II-PO Certificates and the remainder of such loss will be allocated as described above in clause (i)(B)(3); and (ii) for losses allocable to interest, (a) first, sequentially, to the Class II-B-5, Class II-B-4, Class II-B-3, Class II-B-2, Class II-B-1 and Class II-M Certificates, in that order, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on such Certificate on such Distribution Date has been reduced to zero, and then in reduction of the Certificate Principal Balance of such Certificate until the Certificate Principal Balance thereof has been reduced to zero, and (b) second, to the Group II Senior Certificates relating to the Loan Subgroup for which such Realized Losses were incurred, by Pro Rata Allocation, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on such Certificate has been reduced to zero and then with respect to the Group II Senior Certificates (other than the Interest only Certificates and Class II-PO Certificates), in reduction of the Certificate Principal Balance of each such Certificate until the aggregate of the Certificate Principal Balances thereof have been reduced to zero.  In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Group II Loan, the amount of the Realized Loss with respect to that defaulted Group II Loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date. In the event that a Servicer receives any Subsequent Recoveries, such Subsequent Recoveries shall be distributed as part of the Subgroup II-1 Available Distribution Amount, Subgroup II-2 Available Distribution Amount or Subgroup II-3 Available Distribution Amount, as applicable, in accordance with the priorities in Section 5.1, and the Certificate Principal Balance of each Class of Group II Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate shall be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such Certificates are not entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

(c)

Excess Losses with respect to the Group II Loans will be allocated to the outstanding Class or Classes of Group II Senior Certificates (other than the Interest Only Certificates) of the related Loan Subgroup and to the Group II Subordinate Certificates by Pro Rata Allocation.

(d)

On each Distribution Date, if the aggregate Certificate Principal Balance of the Group II Senior Certificates (other than the Interest Only Certificates) and Group II Subordinate Certificates exceeds the aggregate Principal Balance of the Group II Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the related Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Group II Subordinate Certificates in reverse order of seniority until the Certificate Principal Balance of each such Class has been reduced to zero. If the Certificate Principal Balance of each Class of Group II Subordinate Certificates has been reduced to zero and the aggregate Certificate Principal Balance of the Group II Senior Certificates (other than the Interest Only Certificates) exceeds the aggregate Principal Balance of the Group II Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the Certificates on such Distribution Date), such excess will be deemed a principal loss and, (i) if attributable to the Subgroup II-1 Loans, will be allocated to Class II-1A Certificates, until its Certificate Principal Balance of such Class has been reduced to zero; (ii) if attributable to the Subgroup II-2 Loans, will be allocated to the Class II-2A Certificates, until its Certificate Principal Balance of such Class has been reduced to zero; and (iii) if attributable to the Subgroup II-3 Loans, will be allocated to the Class II-3A Certificates, until its Certificate Principal Balance of such Class has been reduced to zero.

Section 5.3

Group II—Reduction of Certificate Principal Balances on the Certificates.

(a)

All reductions in the Certificate Principal Balance of a Group II Certificate effected by distributions of principal or allocations of Realized Losses with respect to the related Group II Loans made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

(b)

The final distribution of principal of each Group II Certificate (and the final distribution with respect to the Residual Certificates upon termination of the Trust Fund) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Securities Administrator specified in the notice delivered pursuant to Section 4.6 or Section 10.2.

(c)

Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Group II Loans and related Insurance Proceeds and Liquidation Proceeds received and expected to be received during the applicable Prepayment Period, the Securities Administrator believes that the entire remaining unpaid aggregate Certificate Principal Balance of any Class of Certificates shall become distributable on the next Distribution Date, the Securities Administrator shall, no later than the Determination Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriter and to each Rating Agency a notice to the effect that:

(i)

it is expected that funds sufficient to make such final distribution shall be available in the Distribution Account on such Distribution Date, and

(ii)

if such funds are available, (A) such final distribution shall be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Securities Administrator maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

Section 5.4

[Reserved].

Section 5.5

[Reserved].

Section 5.6

Group II—Statements to Certificateholders.

On each Distribution Date, the Securities Administrator shall provide or make available, upon request to each Holder of a Group II Certificate and the Credit Risk Manager, a statement (each, a “Remittance Report”) as to the distributions made to such Certificateholders on such Distribution Date setting forth:

(i)

the amount of the distribution made on such Distribution Date to the Holders of the Group II Certificates allocable to principal;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of the Group II Certificates allocable to interest;

(iii)

the aggregate Servicing Fee received by each Servicer and the Master Servicing Compensation received by the Master Servicer during the related Due Period;

(iv)

the number and aggregate Principal Balance of the Group II Loans in a Loan Subgroup delinquent one, two and three months or more;

(v)

the (A) number and aggregate Principal Balance of Group II Loans with respect to which foreclosure proceedings have been initiated, and (B) the number and aggregate Principal Balance of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee’s security interest in the Group II Loans;

(vi)

the aggregate Principal Balance of the Group II Loans as of the close of business on the last day of the related Prepayment Period;

(vii)

the amount of Special Hazard Coverage available to the Group II Senior Certificates related to each Loan Subgroup remaining as of the close of business on the applicable Determination Date;

(viii)

the amount of Bankruptcy Coverage available to the Group II Senior Certificates related to each Loan Subgroup remaining as of the close of business on the applicable Determination Date;

(ix)

the amount of Fraud Coverage available to the Group II Senior Certificates related to each Loan Subgroup remaining as of the close of business on the applicable Determination Date;

(x)

the amount of Realized Losses with respect to the Subgroup II-1 Loans, Subgroup II-2 Loans and Subgroup II-3 Loans allocable to the related Group II Certificates on the related Distribution Date and the cumulative amount of Realized Losses incurred and allocated to the related Group II Certificates since the Cut-Off Date;

(xi)

the amount of interest accrued but not paid to each Class of Group II Certificates entitled to interest since (a) the prior Distribution Date and (b) the Closing Date;

(xii)

the amount of funds advanced by each Servicer and the Master Servicer for such Distribution Date with respect to the Group II Loans in each Loan Subgroup;

(xiii)

the total amount of Payoffs and Curtailments received during the related Prepayment Period with respect to Group II Loans in each Loan Subgroup and the aggregate amount of any Prepayment Charges received in respect thereof;

(xiv)

with respect to any Group II Loan that became an REO Property during the preceding calendar month, the loan number of such Group II Loan, the Principal Balance and the Scheduled Principal Balance of such Group II Loan;

(xv)

to the extent provided by the related Servicer, the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date with respect to the Group II Loans in each Loan Subgroup;

(xvi)

[reserved];

(xvii)

the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions and allocations of Realized Losses made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

(xviii)

the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date on the Group II Loans in each Loan Subgroup, to the extent not covered by payments by the Master Servicer pursuant to Section 3.20;

(xix)

the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date with respect to the Group II Loans in each Loan Subgroup; and

(xx)

the respective Pass-Through Rates applicable to each Class of Certificates as of such Distribution Date.

The Securities Administrator shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Group II Certificateholders, the Trustee and the Rating Agencies via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at http:\\www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-301-815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclause (i) above, the amounts shall be expressed as a dollar amount per single Certificate of the relevant Class.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Group II Certificate that is a Regular Interest Certificate a statement containing the information set forth in subclause (i) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Class II-AR Certificate a statement setting forth the amount, if any, actually distributed with respect to the Class II-AR Certificates aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

The Securities Administrator shall, upon request, furnish to each Group II Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, as applicable, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder, in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.

On each Distribution Date, the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Group II Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

Section 5.7

Group II—Advances.

If the Monthly Payment on a Group II Loan or a portion thereof is delinquent as of its Due Date, other than as a result of interest shortfalls due to bankruptcy proceedings or application of the Relief Act, and the related Servicer fails to make an advance of the delinquent amount pursuant to the related Servicing Agreement, the Master Servicer shall deposit in the Distribution Account, from its own funds or from amounts on deposit in the Distribution Account that are held for future distribution, not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such delinquency, net of the Servicing Fee and Master Servicing Fee for such Group II Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds, or future payments on the Group II Loan for which such Advance was made. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Distribution Account on or before any future Distribution Account Deposit Date to the extent that related Available Distribution Amount (determined without regard to Advances to be made on the related Distribution Account Deposit Date) shall be less than the total amount that would be distributed to the related Classes of Certificateholders pursuant to Section 4.1 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the related Servicer is required to do so under its Servicing Agreement. In the event the Master Servicer elects not to make an Advance because the Master Servicer deems such Advance nonrecoverable pursuant to this Section 4.7, on the related Distribution Account Deposit Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

ARTICLE VI
THE CERTIFICATES

Section 6.1

The Certificates.

(a)

Each of the Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed and authenticated by the Securities Administrator and delivered by the Trustee to or upon the receipt of a written order to authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund.

(b)

The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Fund by a Responsible Officer of the Securities Administrator.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Securities Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  Subject to Section 6.3, the Senior Certificates and Subordinate Certificates (other than the Class I-CE Certificates) shall be Book-Entry Certificates.  On the Closing Date, the Class I-CE, Class I-P, Class I-R, Class II-AR and Class II-P Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

(c)

Neither the Trustee nor the Securities Administrator shall have any liability to the Trust Fund and shall be indemnified by the Trust Fund for, any cost, liability or expense incurred by them arising from a registration of a Certificate or transfer, pledge sale or other disposition of a Certificate in reliance upon a certification, Officer’s Certificate, affidavit, ruling or Opinion of Counsel described in this Article VI.

Section 6.2

Certificates Issuable in Classes; Distributions of Principal and Interest; Authorized Denominations.

The aggregate principal amount of Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Loans as of the Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 6.3. Such aggregate principal amount shall be allocated among one or more Classes having designations, types of interests, initial per annum Pass-Through Rates, initial Certificate Principal Balances, Group I Last Scheduled Distribution Dates and Group II Last Scheduled Distribution Dates, as specified in the Preliminary Statement to this Agreement. The aggregate Percentage Interest of each Class of Certificates of which the Certificate Principal Balance equals zero as of the Cut-Off Date that may be authenticated and delivered under this Agreement is limited to 100%. Certificates shall be issued in Authorized Denominations.

Section 6.3

Registration of Transfer and Exchange of Certificates.

(a)

The Securities Administrator shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Securities Administrator maintained for such purpose pursuant to the foregoing paragraph for certificate transfer and surrender purposes, and, in the case of the Group II Junior Subordinate Certificates, Class I-CE Certificates, the Class I-P Certificates, Class II-P Certificates or the Residual Certificates, upon satisfaction of the conditions set forth in Sections 6.3(d), (e) and (f) below, as applicable, the Securities Administrator on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in Authorized Denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)

Except as provided herein, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of such Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee and the Securities Administrator shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Securities Administrator and either the Trustee’s or the Securities Administrator’s agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)

If (i)(x) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Securities Administrator or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Default, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 66% advise the Securities Administrator and Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Securities Administrator shall notify all Holders of Book-Entry Certificates of the occurrence of any such event and of the availability of definitive, fully registered Certificates (“Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall, at the Depositor’s expense, in the case of (i) and (ii) above, or the Master Servicer’s expense, in the case of (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. None of the Depositor, the Master Servicer, the Trustee or the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Securities Administrator, the Master Servicer and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)

No Transfer of a Group II Junior Subordinate Certificate, Class I-CE Certificate, Class I-P Certificate, Class II-P Certificate or Residual Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”) and any applicable state securities laws or is exempt from the registration requirements under the 1933 Act and such state securities laws. In the event of any such transfer in reliance upon an exemption from the 1933 Act and such state securities laws, in order to assure compliance with the 1933 Act and such state securities laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective Transferee shall each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit D (the “Transferor Certificate”) and (x) deliver a letter in substantially the form of either Exhibit E (the “Investment Letter”) or Exhibit F (the “Rule 144A Letter”) or (y) there shall be delivered to the Depositor and the Securities Administrator an Opinion of Counsel acceptable to and in form reasonably satisfactory to the Depositor and the Securities Administrator that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee.  Each Holder of a Group II Junior Subordinate Certificate, Class I-CE Certificate, Class I-P Certificate, Class II-P Certificate or Residual Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the Securities Administrator and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

(e)

No transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received in accordance with Exhibit C or Exhibit O as applicable, either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not a Plan or a Person acquiring such ERISA-Restricted Certificate for, on behalf of or with the assets of, any such Plan, (a “Benefit Plan Investor”), which representation letter shall not be an expense of the Trustee or the Trust Fund, (ii) in the case of an ERISA-Restricted Certificate, if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any ERISA-Restricted Certificate presented for registration in the name of a Benefit Plan Investor without a representation as required above, an Opinion of Counsel satisfactory to the Securities Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Master Servicer or the Securities Administrator to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the Trustee and the Securities Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Securities Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect.

No transfer of an ERISA-Restricted Trust Certificate prior to the termination of the Cap Agreement, the Swap Agreement (and, in the case of the Class I-A-1 Certificates, the termination of the Class I-A-1 Swap Agreement, the Cap Agreement and the Swap Agreement) shall be made unless Securities Administrator shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit O, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) prior to the termination of the Cap Agreement and the Swap Agreement (and, in the case of the Class I-A-1 Certificates, the termination of the Class I-A-1 Swap Agreement, the Cap Agreement and the Swap Agreement), the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23, the statutory exemption in the non-fiduciary service providers under Section 408(b)(17) of ERISA or some other applicable statutory or administrative exemption.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Trust Certificate on behalf of a Plan without the delivery to the Securities Administrator of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Trust Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in this paragraph.

If any ERISA-Restricted Trust Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Trust Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Seller, the Trustee, the Master Servicer or the Securities Administrator from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Neither the Trustee nor the Securities Administrator shall have any  liability to any Person for any registration of transfer of any ERISA-Restricted Certificate or ERISA-Restricted Trust Certificate that is in fact not permitted by this Section 6.3(e) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

(f)

Each Transferee of a Residual Certificate shall be deemed by the acceptance or acquisition of the related Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Transferee of a Residual Certificate are expressly subject to the following provisions:

(i)

Each such Transferee shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)

No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)

In connection with any proposed transfer of any Ownership Interest in a Class I-R Certificate, the Securities Administrator shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

(A)

an affidavit in the form of Exhibit C hereto from the proposed Transferee to the effect that such Transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

(B)

a covenant of the proposed Transferee to the effect that the proposed Transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

(iv)

Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate.  The Securities Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Securities Administrator received the documents specified in clause (iii).  The Securities Administrator shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the Securities Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

(v)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Securities Administrator shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Securities Administrator to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Securities Administrator determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Securities Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Securities Administrator and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(vi)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Securities Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of Residual interests to Disqualified Organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Securities Administrator, in form and substance satisfactory to the Securities Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.  The Holder of a Class of Residual Certificate issued hereunder, while not a Disqualified Organization, is the Tax Matters Person with respect to the related REMICs.

(g)

No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be canceled by the Securities Administrator and disposed of pursuant to its standard procedures.

Section 6.4

Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Securities Administrator, or (ii) the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a protected purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Percentage Interest. Upon the issuance of any new Certificate under this Section 6.4, the Trustee or the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost or stolen Certificate shall be found at any time.

Section 6.5

Persons Deemed Owners.

The Depositor, the Securities Administrator, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.1 and for all other purposes whatsoever, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, or any agent of the Depositor, the Securities Administrator, the Master Servicer or the Trustee shall be affected by notice to the contrary.

ARTICLE VII
THE DEPOSITOR, MASTER SERVICER AND THE CREDIT RISK MANAGER

Section 7.1

Liability of the Depositor and the Master Servicer.

The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor and Master Servicer and undertaken hereunder by the Depositor and the Master Servicer herein.

Section 7.2

Merger or Consolidation of the Depositor or the Master Servicer.

Subject to the following paragraph, the Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation. The Depositor and the Master Servicer each shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that the Rating Agencies’ ratings of the Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

Section 7.3

Limitation on Liability of the Depositor, the Master Servicer, the Servicers, the Securities Administrator and Others.

None of the Depositor, the Master Servicer, the Securities Administrator, the Servicers or any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Securities Administrator or the Servicers shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or the Servicing Agreements, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Securities Administrator, the Servicers or any such person against any breach of warranties, representations or covenants made herein or in the Servicing Agreements, or against any specific liability imposed on the Master Servicer, the Securities Administrator or the Servicers pursuant hereto or pursuant to the Servicing Agreements, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or under the Servicing Agreements. The Depositor, the Master Servicer, the Securities Administrator, the Servicers and any director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator or the Servicers may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder or under the Servicing Agreements. The Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Depositor, the Master Servicer, the Servicers, the Custodians or the Securities Administrator shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any Servicing Agreement, or any loss, liability or expense incurred by any of such Persons other than by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. None of the Depositor, the Master Servicer, the Securities Administrator, any Custodian or any Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement, the Custodial Agreement or the applicable Servicing Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Master Servicer, the Custodians and the Securities Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Custodians, the Servicers and the Securities Administrator shall be entitled to be reimbursed therefor from the Distribution Account as and to the extent provided in Article III, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Distribution Account.

Section 7.4

Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Section 7.5

Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that:  (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Section 7.6

Rights of the Depositor in Respect of the Master Servicer.

The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of the Master Servicer’s rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee the most recent financial statements of its parent and such other information relating to the Master Servicer’s capacity to perform its obligations under this Agreement as it possesses. To the extent the Depositor and the Trustee are informed that such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 7.7

Duties of the Credit Risk Manager

For and on behalf of the Depositor, pursuant to the Credit Risk Management Agreements the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Loans, and as to the collection of any Prepayment Charges with respect to the Loans.  Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the related Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the related Servicer and/or Master Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the related Loans.  Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicers, the Master Servicer, the Trustee, the Certificate Insurer and each Rating Agency.  Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section shall not become effective until the appointment of a successor Credit Risk Manager.

Section 7.8

Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, the Certificate Insurer or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by a Servicer under a Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties.  The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by a Servicer pursuant to a Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

Section 7.9

Removal of the Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders evidencing, in aggregate, not less than 66 2/3% of the aggregate Percentage Interests of all Classes of Certificates, in the exercise of its or their sole discretion.  The Certificateholders shall provide written notice of the Credit Risk Manager’s removal to the Trustee.  Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

Section 7.10

Transfer of Servicing by the Seller of Certain Loans Serviced by GMAC; Special Servicer.

(a)

The Seller may, at its option, transfer the servicing responsibilities of GMACM as a Servicer with respect to the Loans serviced pursuant to the GMACM Servicing Agreement at any time without cause. No such transfer shall become effective unless and until a successor to GMACM shall have been appointed to service and administer the related Loans pursuant to the terms and conditions of the GMACM Servicing Agreement or a servicing agreement that is reasonably acceptable to the Seller, the Master Servicer and the Rating Agencies. No appointment shall be effective unless (i) such successor to GMACM meets the eligibility criteria set forth in this Section 7.10, (ii) the Master Servicer shall have consented to such appointment, (iii) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates and (iv) all amounts reimbursable to GMACM under the GMACM Servicing Agreement shall have been paid to GMACM, and all servicing transfer costs incurred by the Master Servicer shall have been paid to it, by the successor appointed pursuant to the terms of this Section 7.10 or by the Seller including without limitation, all unreimbursed Monthly Advances and Servicing Advances made by GMACM and all out-of-pocket expenses of GMACM incurred in connection with the transfer of servicing to such successor. The Seller shall provide a copy of the written confirmation of the Rating Agencies and the servicing agreement executed by such successor to the Trustee, the Securities Administrator, the Credit Risk Manager and the Master Servicer.  In connection with such appointment and assumption described herein, the Seller may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted GMACM under the GMACM Servicing Agreement. The Seller shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

Notwithstanding the foregoing, any successor to GMACM appointed under this Agreement with respect to the Loans serviced pursuant to the GMACM Servicing Agreement must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor Servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $25,000,000 and (iv) assume all the responsibilities, duties or liabilities of GMACM (other than liabilities of GMACM incurred prior to the transfer of servicing from GMACM) under the GMACM Servicing Agreement in connection with the servicing and administration of the related Loans or a servicing agreement that is reasonably acceptable to the Seller, the Master Servicer and the Rating Agencies.

(b)

In addition, if any Loan serviced by GMACM becomes ninety (90) days or more delinquent, the Seller shall have the option to transfer servicing with respect to such delinquent Loan to a Special Servicer. Immediately upon the transfer of servicing to the Special Servicer with respect to any Loan, the Special Servicer shall service such Loan in accordance with the GMACM Servicing Agreement and a Special Servicer Agreement.  Upon the exercise of such option and with respect to Loans that currently or subsequently become ninety (90) days or more delinquent, servicing on such Loans will transfer to the Special Servicer, upon prior written notice to the Master Servicer, without any further action by the Seller.  Any Special Servicer Agreement shall be acceptable to the Master Servicer, the Trustee and the Rating Agencies and will not modify any material terms of the GMACM Servicing Agreement, including but not limited to, increasing the Servicing Fee which was payable to GMACM with respect to such Loan. Notwithstanding anything to the contrary contained herein, upon the transfer of servicing with respect to any such Loan to the Special Servicer, GMACM (or any successor thereto other than the Special Servicer) shall have no further rights, obligations or liabilities with respect to such Loan.  If any Loan is serviced by the Special Servicer and subsequently becomes less than ninety (90) days delinquent, such Loan shall be serviced by the Special Servicer in accordance with the GMACM Servicing Agreement exclusively, without regard to any Special Servicer Agreement.  Upon the appointment of the Special Servicer all provisions of the GMACM Servicing Agreement shall be binding on and enforceable against the Special Servicer as if such Special Servicer was an original signatory and party to the GMACM Servicing Agreement. Any costs and expenses of the Master Servicer in connection with the negotiation, execution and delivery of any Special Servicer Agreement and the transfer of servicing to a Special Servicer shall be an expense of the Seller.  In the event that a Special Servicer is appointed under this Agreement, the Master Servicer and the Securities Administrator shall be entitled with respect to such Special Servicer and its related Special Servicer Agreement, to all the benefits, rights, indemnities and limitations on liability accorded to them under this Agreement and the related Servicing Agreement in respect of GMACM.

ARTICLE VIII
DEFAULT

Section 8.1

Master Servicer Events of Default.

(a)

“Master Servicer Event of Default,” wherever used herein, means any one of the following events:

(i)

[Reserved];

(ii)

any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.5, which continues unremedied for a period of 30 days after the date on which written notice of such failure, or as otherwise set forth in this Agreement, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing, in aggregate, not less than 25% of the Voting Rights; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

(iv)

the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v)

the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)

any failure of the Master Servicer to make any Advance on any Distribution Account Deposit Date required to be made from its own funds pursuant to Section 4.4 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Distribution Account Deposit Date; or

(vii)

failure by the Master Servicer to duly perform, within the required time period, its obligations under Section 3.16, 3.17 or 3.18 of this Agreement.

If a Master Servicer Event of Default described in clauses (ii) through (v) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates evidencing, in aggregate, not less than 51% of the aggregate Certificate Principal Balance of the Certificates, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) in its capacity as Master Servicer (and in its capacity as Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) under this Agreement, to the extent permitted by law, and in and to the Loans and the proceeds thereof.  Except as otherwise provided in Section 8.4, if a Master Servicer Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, promptly terminate all of the rights and obligations of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) in its capacity as Master Servicer under this Agreement (and in its capacity as Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) and in and to the Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, (and, if applicable, the Securities Administrator) any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. The Master Servicer (and, if applicable, the Securities Administrator) agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s (and, if applicable, the Securities Administrator’s) functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s (and, if applicable, the Securities Administrator’s) responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 7.3, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.1, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust or this Agreement.  The Trustee shall immediately notify the Rating Agencies of the occurrence of a Master Servicer Event of Default of which it has knowledge as provided above.

Section 8.2

Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer (and, if applicable, the Securities Administrator) in its capacity as Master Servicer (and, if applicable, the Securities Administrator) under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.3 and the obligation to deposit amounts in respect of losses pursuant to Section 3.23(c)), including, without limitation, the Master Servicer’s obligations to make Advances no later than each Distribution Date pursuant to Section 4.4; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, or if the Trustee determines that such advance would constitute a Non-Recoverable Advance, then the Trustee shall not be obligated to make Advances pursuant to Section 4.4; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by Section 8.1 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder and neither the Trustee nor any other successor master servicer shall be liable for any acts or omissions of the terminated master servicer.  As compensation therefor, the Trustee shall be entitled to the Master Servicing Fee and all funds relating to the Loans, investment earnings on the Distribution Account and all other remuneration to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates evidencing, in aggregate, not less than 51% of the Certificate Principal Balance of the Certificates so request in writing promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

No appointment of a successor to the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer’s (and, if applicable, the Securities Administrator’s) responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer (and, if applicable, the Securities Administrator) as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement, the Trustee shall act in such capacity as hereinabove provided. The transition costs and expenses incurred by the Trustee in connection with the replacement of the Master Servicer (and, if applicable, the Securities Administrator) shall be reimbursed out of the Trust.

Notwithstanding anything herein to the contrary, in no event shall the Trustee, in its individual capacity, be liable for any Servicing Fee or Master Servicing Fee or for any differential in the amount of the Servicing Fee or Master Servicing Fee paid hereunder or under the applicable Servicing Agreement and the amount necessary to induce any successor servicer or successor master servicer to act as successor servicer or successor master servicer, as applicable, under this Agreement or the applicable Servicing Agreement and the transactions set forth or provided for herein or in the applicable Servicing Agreement.

Section 8.3

Notification to Certificateholders.

(a)

Upon any termination of the Master Servicer pursuant to Section 8.1 above or any appointment of a successor to the Master Servicer pursuant to Section 8.2 above, the Trustee shall give prompt written notice thereof the Certificateholders at their respective addresses appearing in the Certificate Register.

(b)

Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

Section 8.4

Waiver of Master Servicer Events of Default.

The Holders evidencing, in aggregate, not less than 66 2/3% of the aggregate Percentage Interests of all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (vi) of Section 8.1 may be waived only by all of the Holders of the Regular Interest Certificates. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE IX
CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.1

Duties of Trustee and Securities Administrator.

The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing or waiver of all Master Servicer Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. During the continuance of a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator shall provide notice to the Trustee thereof and the Trustee shall provide notice to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)

Prior to the occurrence of a Master Servicer Event of Default, and after the curing or waiver of all such Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

(ii)

Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

(iii)

Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing, in aggregate, not less than 25% (or such other percentage set forth in this Agreement) of the aggregate Certificate Principal Balance of the Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

Section 9.2

Certain Matters Affecting Trustee and Securities Administrator.

(a)

Except as otherwise provided in Section 9.1:

(i)

Before taking any action pursuant to this Agreement, the Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

The Trustee and the Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)

Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing or waiver of all Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(vii)

Neither the Trustee nor the Securities Administrator shall be liable for any loss resulting from the investment of funds held in the Distribution Account at the direction of the Master Servicer pursuant to Section 3.23(c);

(viii)

Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(ix)

The Trustee shall not be deemed to have notice of any default or Master Servicer Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement;

(x)

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder.

(xi)

In no event shall the Trustee be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Trustee has been advised of the possibility of such damages; and

(xii)

No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties  hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(b)

[Reserved].

(c)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(d)

The Trustee may request that the Depositor provide reasonable instructions to the Trustee in connection with an action to be performed by the Trustee pursuant to this Agreement but for which the Trustee is unclear, and the Depositor shall comply with any such reasonable request.

Section 9.3

Trustee and Securities Administrator not Liable for Certificates or Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 9.12) shall be taken as the statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to, and has no liability with respect to, the validity or sufficiency of this Agreement (other than as specifically set forth in Section 9.12) or of the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates), or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Loans or deposited in or withdrawn from the Distribution Account.

Section 9.4

Trustee, Master Servicer and Securities Administrator May Own Certificates.

Each of the Trustee, the Master Servicer and the Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not the Trustee, the Master Servicer or the Securities Administrator.

Section 9.5

Fees and Expenses of Trustee and Securities Administrator.

The fees of the Trustee and the Securities Administrator hereunder and of Wells Fargo as the Custodian under the Wells Fargo Custodial Agreement or of DBNTC as the Custodian under the DBNTC Custodial Agreement shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodians and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodians shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee or the Securities Administrator in connection with any administration to be performed by the Trustee or the Securities Administrator pursuant to this Agreement or other agreements related hereto (including, without limitation, the Swap Agreement) and any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator, respectively, pursuant to Section 11.1(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence by the Trustee, or Securities Administrator, respectively, in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from the Trust Fund therefor.

Section 9.6

Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000), subject to supervision or examination by federal or state authority and having a credit rating satisfactory to each Rating Agency.  If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.  In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.7.

Additionally, the Securities Administrator (i) may not be an originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody’s (or such rating acceptable to Fitch pursuant to a rating confirmation).  If no successor securities administrator shall have been appointed and shall have accepted appointment within sixty (60) days after Wells Fargo Bank, N.A., as Securities Administrator, ceases to be the securities administrator pursuant to this Section 9.6, then the Trustee shall, at the expense of the Trust, petition any court of competent jurisdiction for the appointment of a successor securities administrator, and prior to such appointment, the Trustee shall act as a successor securities administrator provided, that it shall only be responsible for duties of the Securities Administrator pursuant to Article IV of this Agreement. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

Section 9.7

Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, in the case of the Securities Administrator, in connection with the resignation or termination of the Master Servicer) and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee, successor securities administrator, Trustee or Securities Administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.6 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator.

The Holders of Certificates evidencing, in aggregate, not less than 51% of the Certificate Principal Balance of the Certificates may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor.  All costs and expenses incurred by the Trustee in connection with its removal without cause hereunder shall be reimbursed to it by the Trust Fund.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 9.8.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

Section 9.8

Successor Trustee or Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 9.7 shall execute, acknowledge and deliver to the Depositor and its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Loan Documents and related documents and statements to the extent held by it hereunder, as well as all moneys, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 9.6 and the appointment of such successor trustee or successor securities administrator shall not result in a downgrading of any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 9.9

Merger or Consolidation of Trustee or Securities Administrator.

Any corporation or association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Trustee or the Securities Administrator shall be the successor of the Trustee or the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 9.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.8 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

Section 9.11

Appointment of Office or Agency.

The Securities Administrator shall appoint an office or agency in the City of Minneapolis located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution and where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

Section 9.12

Representations and Warranties of the Trustee.

The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator and the Depositor as applicable, as of the Closing Date, that:

(i)

It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii)

The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)

It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)

This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)

It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

(vi)

No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

ARTICLE X
TERMINATION

Section 10.1

Termination of REMIC I Upon Purchase or Liquidation of All Group I Loans.

(a)

Subject to Section 10.3, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Securities Administrator and the Trustee with respect to the Group I REMICs, the Group I Loans and Group I Certificates (other than the obligations of the Master Servicer to the Securities Administrator pursuant to Section 9.5 and of the Master Servicer to pay Compensating Interest to the Securities Administrator and the Securities Administrator to make payments in respect of REMIC I Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Group I Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Master Servicer (the “Group I Terminator”) of all Group I Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Group I Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (a) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (b) October 2039.  The purchase by the Group I Terminator of all Group I Loans and each REO Property remaining in REMIC I shall be at a price (the “Group I Termination Price”) equal to the sum of (i) the greater of (A) the aggregate Purchase Price of all the Group I Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Securities Administrator in their reasonable discretion and (B) the aggregate fair market value of all of the assets of REMIC I (as determined by the Terminator and the Securities Administrator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 10.1), (ii) any amounts related to Group I Loans due the Servicers and the Master Servicer in respect of unpaid Servicing Fees and outstanding Monthly Advances and Servicing Advances and all amounts related to Group I Loans due and owing to the Master Servicer, the Securities Administrator, the Trustee, the Credit Risk Manager and the Custodians pursuant to this Agreement and the Custodial Agreements and (iii) any Swap Termination Payments payable to the Swap Providers not due to a Swap Provider Trigger Event which remain unpaid or which are due to the exercise of the optional termination right.

(b)

The Master Servicer shall have the right to purchase all of the Group I Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Group I Certificates will be retired; provided, however, that the Master Servicer may elect to purchase all of the Group I Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Scheduled Principal Balance of the Group I Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of such election is less than or equal to 10% of the aggregate Scheduled Principal Balance of the Group I Loans as of the Cut-Off Date.

(c)

Notice of the liquidation of the Group I Certificates shall be given promptly by the Securities Administrator by letter to the Group I Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of REMIC I Regular Interests or the Group I Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of REMIC I Regular Interests or Group I Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Group I Loans and each REO Property remaining in the REMIC I by the Group I Terminator, the Group I Terminator shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Group I Certificates an amount in immediately available funds equal to the above-described Group I Termination Price. The Securities Administrator shall remit (a) to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer notifies it in writing that the Master Servicer would be permitted to withdraw and retain from the Distribution Account pursuant to Section 3.24 and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement and notified by the Master Servicer in writing and (b) to the Servicers, any amounts reimbursable to the Servicers pursuant to the Servicing Agreements, in each case prior to making any final distributions pursuant to Section 10.1(d) below. Upon certification to the Trustee and the Securities Administrator by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release to the Group I Terminator the Mortgage Files for the remaining Group I Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer in each case without recourse, representation or warranty.

(d)

Upon presentation of the Group I Certificates by the Group I Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Group I Certificateholder so presenting and surrendering its Group I Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.1 in respect of the Group I Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Group I Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Group I Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Group I Certificates as to which notice has been given pursuant to this Section 10.1 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Group I Certificateholders to surrender their Group I Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Group I Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Group I Certificateholders concerning surrender of their Group I Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Group I Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Group I Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Group I Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Group I Certificateholder on any amount held in trust by the Securities Administrator as a result of such Group I Certificateholder’s failure to surrender its Group I Certificate(s) for final payment thereof in accordance with this Section 10.1. Any such amounts held in trust by the Securities Administrator shall be held in an Eligible Account and the Securities Administrator may direct any depository institution maintaining such account to invest the funds in one or more Eligible Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Securities Administrator shall be for the benefit of the Securities Administrator; provided, however, that the Securities Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Eligible Investment made with funds in such accounts immediately upon the realization of such loss.

Immediately following the deposit of funds in trust hereunder in respect of the Group I Certificates, REMIC I shall terminate.

Section 10.2

Termination of REMIC V Upon Purchase or Liquidation of All Group V Loans.

(a)

Subject to Section 10.3, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Securities Administrator and the Trustee with respect to REMIC V, the Group II Loans and Group II Certificates (other than the obligations of the Master Servicer to the Securities Administrator pursuant to Section 9.5 and of the Master Servicer to pay Compensating Interest to the Securities Administrator and the Securities Administrator to make payments in respect of REMIC V Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Group II Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Master Servicer (the “Group II Terminator”) of all Group II Loans and each REO Property remaining in REMIC V and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Group II Loan or REO Property remaining in REMIC V; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (a) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (b) October 2039.  The purchase by the Group II Terminator of all Group II Loans and each REO Property remaining in REMIC V shall be at a price (the “Group II Termination Price”) equal to the sum of (i) the greater of (A) the aggregate Purchase Price of all the Group II Loans included in REMIC V, plus the appraised value of each REO Property, if any, included in REMIC V, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Securities Administrator in their reasonable discretion and (B) the aggregate fair market value of all of the assets of REMIC V (as determined by the Terminator and the Securities Administrator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 10.1), (ii) any amounts related to Group II Loans due the Servicers and the Master Servicer in respect of unpaid Servicing Fees and outstanding Monthly Advances and Servicing Advances and all amounts related to Group II Loans due and owing to the Master Servicer, the Securities Administrator, the Trustee, the Credit Risk Manager and the Custodians pursuant to this Agreement and the Custodial Agreements and (iii) any Swap Termination Payments payable to the Swap Providers not due to a Swap Provider Trigger Event which remain unpaid or which are due to the exercise of the optional termination right.

(b)

The Master Servicer shall have the right to purchase all of the Group II Loans and each REO Property remaining in REMIC V pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Group II Certificates will be retired; provided, however, that the Master Servicer may elect to purchase all of the Group II Loans and each REO Property remaining in REMIC V pursuant to clause (i) above only if the aggregate Scheduled Principal Balance of the Group II Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of such election is less than or equal to 10% of the aggregate Scheduled Principal Balance of the Group II Loans as of the Cut-Off Date.

(c)

Notice of the liquidation of the Group II Certificates shall be given promptly by the Securities Administrator by letter to the Group II Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of REMIC V Regular Interests or the Group II Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of REMIC V Regular Interests or Group II Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Group II Loans and each REO Property remaining in the REMIC V by the Group II Terminator, the Group II Terminator shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Group II Certificates an amount in immediately available funds equal to the above-described Group II Termination Price. The Securities Administrator shall remit (a) to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer notifies it in writing that the Master Servicer would be permitted to withdraw and retain from the Distribution Account pursuant to Section 3.24 and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement and notified by the Master Servicer in writing and (b) to the Servicers, any amounts reimbursable to the Servicers pursuant to the Servicing Agreements, in each case prior to making any final distributions pursuant to Section 10.1(d) below. Upon certification to the Trustee and the Securities Administrator by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release to the Group II Terminator the Mortgage Files for the remaining Group II Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer in each case without recourse, representation or warranty.

(d)

Upon presentation of the Group II Certificates by the Group II Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Group II Certificateholder so presenting and surrendering its Group II Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.1 in respect of the Group II Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Group II Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Group II Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Group II Certificates as to which notice has been given pursuant to this Section 10.1 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Group II Certificateholders to surrender their Group II Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Group II Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Group II Certificateholders concerning surrender of their Group II Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Group II Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Group II Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Group II Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Group II Certificateholder on any amount held in trust by the Securities Administrator as a result of such Group II Certificateholder’s failure to surrender its Group II Certificate(s) for final payment thereof in accordance with this Section 10.1. Any such amounts held in trust by the Securities Administrator shall be held in an Eligible Account and the Securities Administrator may direct any depository institution maintaining such account to invest the funds in one or more Eligible Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Securities Administrator shall be for the benefit of the Securities Administrator; provided, however, that the Securities Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Eligible Investment made with funds in such accounts immediately upon the realization of such loss.

Immediately following the deposit of funds in trust hereunder in respect of the Group II Certificates, REMIC V shall terminate.

Section 10.3

Additional Termination Requirements.

(a)

In the event that (A) the Group I Terminator purchases all the Group I Loans and each REO Property or the final payment on or other liquidation of the last Group I Loan or REO Property remaining in REMIC I pursuant to Section 10.1 or (B) the Group II Terminator purchases all the Group I Loans and each REO Property or the final payment on or other liquidation of the last Group II Loan or REO Property remaining in REMIC V pursuant to Section 10.1, the portion of the Trust Fund in respect of such Group shall be terminated in accordance with the following additional requirements:

(i)

The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each related REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

(ii)

During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Group I Certificates, the Securities Administrator shall sell all of the assets of REMIC I to the Group I Terminator for cash, and during such 90-day liquidation period and, at or prior to the time of making of the final payment on the Group II Certificates, the Securities Administrator shall sell all of the assets of REMIC V to the Group II Terminator for cash; and

(iii)

At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class I-R Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims) with respect to REMIC I, REMIC II, REMIC III and REMIC IV, to the Holders of the Class II-AR Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims) with respect to REMIC V and REMIC VI and the Trust Fund shall terminate at that time.

(b)

At the expense of the requesting Group I Terminator or Group II Terminator, as applicable (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 10.1, at the expense of the Trust Fund), the Group I Terminator or Group II Terminator, as applicable, shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC pursuant to this Section 10.3.

(c)

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each REMIC, which authorization shall be binding upon all successor Certificateholders.

ARTICLE XI
REMIC PROVISIONS

Section 11.1

REMIC Administration.

(a)

The Trustee shall elect to treat each REMIC created hereunder as a REMIC under the Code and, if necessary, under applicable state law and as instructed by the Securities Administrator. Each such election shall be made by the Securities Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The designations for purposes of the REMIC election for each REMIC created hereby are set forth in the Preliminary Statement.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

(c)

The Securities Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for each REMIC’s tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d)

The Securities Administrator shall prepare and file and the Trustee shall sign all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.

(e)

The Securities Administrator shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee upon receipt of additional reasonable compensation, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the prepayment assumption, as set forth in the Prospectus, as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who shall serve as the representative of each REMIC. The Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f)

To the extent in the control of the Trustee or the Securities Administrator, each such Person (i) shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions, (ii) shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of each REMIC as a REMIC or (B) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless such action or inaction is permitted under this Agreement or the Trustee and the Securities Administrator have received an Opinion of Counsel, addressed to them (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to any REMIC, endanger such status or result in the imposition of such a tax, nor (iii) shall the Securities Administrator take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Securities Administrator may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any REMIC or the respective assets of each, or causing any REMIC to take any action, which is not contemplated under the terms of this Agreement, the Securities Administrator shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and the Securities Administrator shall not take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel (and conclusively rely upon the advice of such counsel) to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

(g)

In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 11.3 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (ii) to the Securities Administrator pursuant to Section 11.3 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article XI, (iii) to the Master Servicer pursuant to Section 11.3 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or under this Article XI, or (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h)

The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i)

Following the Startup Day, the Trustee shall not accept any contributions of assets to any REMIC other than in connection with any Substitute Loan delivered in accordance with Section 2.3 unless it shall have received an Opinion of Counsel addressed to it to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)

Neither the Trustee nor the Securities Administrator shall knowingly enter into any arrangement by which any REMIC will receive a fee or other compensation for services nor permit any REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)

The Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC. In connection with the foregoing, the Securities Administrator shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of Regular Interests in each REMIC as required by IRS Form 8811.

(l)

The Securities Administrator shall treat the beneficial owners of Group I Certificates (other than the Class I-P, Class I-CE and Class I-R Certificates) (the “LIBOR Certificates”) as having entered into a notional principal contract with respect to the beneficial owners of the Class I-CE Certificates.  Pursuant to each such notional principal contract, all beneficial owners of LIBOR Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class I-CE Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in the Group I Master REMIC corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Shortfall”).  A Class I Shortfall payable from interest collections shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Interest Accrual Period at the Pass-Through Rate for a Class, computed by substituting “REMIC Maximum Rate” for the applicable “Net WAC Pass-Through Rate” in the definition thereof, exceeds the amount of interest accrued for the related Interest Accrual Period based on the Net WAC Pass-Through Rate, and a Class I Shortfall payable from principal collections shall be allocated to the most subordinate Class of LIBOR Certificates with an outstanding principal balance to the extent of such balance.  In addition, pursuant to such notional principal contract, the beneficial owner of the Class I-CE Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts from the Reserve Fund and the Supplemental Interest Trust to the beneficial owners of the LIBOR Certificates in accordance with the terms of this Agreement.  Thus, each Group I Certificate (other than the Class I-P and Class I-R Certificates) shall be treated as representing not only ownership of regular interests in the Group I Master REMIC, but also ownership of an interest in (and obligations with respect to) a notional principal contract.  For tax purposes, the notional principal contract shall be deemed to have a value in favor of the Certificates entitled to receive Net WAC Rate Carryover Amounts of $10,000 as of the Closing Date.

Section 11.2

Prohibited Transactions and Activities.

None of the Depositor, the Securities Administrator, the Master Servicer  or the Trustee shall sell, dispose of or substitute for any of the Loans (except in connection with (i) the foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Loans pursuant to Article II of this Agreement), nor acquire any assets for any REMIC (other than REO Property acquired in respect of a defaulted Loan), nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date (other than a Substitute Loan delivered in accordance with Section 2.3), unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any REMIC as a REMIC or (b) cause any REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

Section 11.3

Indemnification.

(a)

The Trustee agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, the Securities Administrator or the Master Servicer including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Securities Administrator or the Master Servicer as a result of the Trustee’s failure to perform its covenants set forth in this Article XI in accordance with the standard of care of the Trustee set forth in this Agreement.

(b)

The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of the Master Servicer’s failure to perform its covenants set forth in Article III in accordance with the standard of care of the Master Servicer set forth in this Agreement.

(c)

The Securities Administrator agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor or the Trustee including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee as a result of the Securities Administrator’s failure to perform its covenants set forth in this Article XI in accordance with the standard of care of the Securities Administrator set forth in this Agreement.

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.1

Amendment.

This Agreement may be amended from time to time, by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders or the Swap Provider, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, (b) to modify, eliminate or add to any provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as four REMICs at all times that any Certificates are outstanding, (c) to ensure compliance with Regulation AB, (d) to add any other provisions with respect to matters or questions arising hereunder, or (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee and delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee (with the consent of the Certificate Swap Provider only with respect to matters affecting the Certificate Swap Agreement, and with the consent of the Class I-A-1 Swap Provider only with respect to matters affecting the Class I-A-1 Swap Agreement) with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66-2/3% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.1, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates. Without limiting the generality of the foregoing, any amendment to this Agreement required in connection with the compliance with or the clarification of any reporting obligations described in Section 3.29 hereof shall not require the consent of any Certificateholder and without the need for any Opinion of Counsel or Rating Agency confirmation.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to it to the effect that such amendment will not cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding.

As soon as practicable after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and Rating Agency.

It shall not be necessary for the consent of the Certificateholders under this Section 12.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to it stating that the execution of such amendment is authorized or permitted by this Agreement.  The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement.

Section 12.2

Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Certificateholders, but only after the Depositor has delivered to the Trustee an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.3

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as otherwise expressly provided herein no Certificateholder, solely by virtue of its status as Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless all of the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.4

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.5

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (a) in the case of the Depositor, to 60 Wall Street, New York, New York 10005, Attention:  Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5, telecopy number:  (212) 250-2500, or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer and the Securities Administrator, P.O. Box 98, Columbia, Maryland 21046 and for overnight delivery to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5 (telecopy number:  (410) 715-2380), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Master Servicer or the Securities Administrator, (c) in the case of the Trustee, at the Corporate Trust Office or such other address or telecopy number as the Trustee may hereafter furnish to the Master Servicer and the Depositor in writing by the Trustee.   Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

Section 12.6

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.7

Notice to Rating Agencies.

The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

1.

Any material change or amendment to this Agreement;

2.

The occurrence of any Master Servicer Event of Default that has not been cured or waived;

3.

The resignation or termination of the Master Servicer or the Trustee;

4.

The repurchase or substitution of Loans pursuant to or as contemplated by Section 2.3;

6.

The final payment to the Holders of any Class of Certificates;

7.

Any change in the location of the Distribution Account; and

8.

Any event that would result in the inability of the Trustee to make advances regarding delinquent Loans pursuant to Section 8.2.

The Master Servicer shall make available to each Rating Agency on the Securities Administrator’s website copies of the following:

1.

Each Annual Statement as to Compliance described in Section 3.16; and

2.

Each Assessment of Compliance and Attestation Report described in Section 3.17 and Section 3.19.

Any such notice pursuant to this Section 12.7 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

Section 12.8

Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 12.9

Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Loans by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, be, and be construed as, a sale of the Loans by the Depositor and not a pledge of the Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Loans by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.1 hereof shall be deemed to be a grant by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, of a security interest in all of the Depositor’s right, title and interest in and to the Loans and all amounts payable to the holders of the Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, and all amounts, other than investment earnings, from time to time held or invested in the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, a security interest in the Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.1 to be a true, absolute and unconditional sale of the Loans and assets constituting the Trust Fund by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

DEUTSCHE ALT-A SECURITIES, INC.,

as Depositor

By/s/ Ernie Calabrese

Name:

Ernie Calabrese

Its:

Director

By/s/ Rika Yano

Name:

Rika Yano

Its:

Vice President

WELLS FARGO BANK, N.A.,

as Master Servicer and Securities Administrator

By/s/ Stacey M. Taylor

Name:

Stacey M. Taylor

Its:

Vice President

HSBC BANK USA, NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee

By:/s/ Fernando Acebedo

Name:

Fernando Acebedo

Its:

Vice President

With Respect to Sections 7.7, 7.8 and 7.9:

CLAYTON FIXED INCOME SERVICES INC.

(f/k/a The Murrayhill Company)

By:_/s/ Kevin J. Kanouff

Name: Kevin J. Kanouff

Title: President and General Counsel

STATE OF

New York

)

) ss.:

COUNTY OF

New York

)

On the 31st day of October 2006, before me, a notary public in and for said State, personally appeared Rika Yano known to me to be a Vice President of Deutsche Alt-A Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
/s/ Robert Lopena
Robert Lopena

[Notarial Seal]

STATE OF

New York

)

) ss.:

COUNTY OF

New York

)

On the 31st day of October 2006, before me, a notary public in and for said State, personally appeared Ernest Calabrese known to me to be a Director of Deutsche Alt-A Securities, Inc ., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
/s/ Robert Lopena
Robert Lopena

[Notarial Seal]

STATE OF

Maryland

)

) ss.:

COUNTY OF

Anne Arundel

)

On the 31st day of October 2006, before me, a notary public in and for said State, personally appeared Stacey Taylor known to me to be a Vice President of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
/s/ Jennifer Richardson
Jennifer Richardson

[Notarial Seal]

STATE OF

New York

)

) ss.:

COUNTY OF

New York

)

On the 31st  day of October 2006, before me, a notary public in and for said State, personally appeared Fernando Acebedo known to me to be a Vice President of HSBC Bank USA, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
/s/ Ecliff C. Jackman
Ecliff C. Jackman

[Notarial Seal]